Exhibit T3C.1

OFFSHORE GROUP INVESTMENT LIMITED

AND EACH OF THE GUARANTORS PARTY HERETO

10% SENIOR SECURED SECOND LIEN NOTES DUE 2020

INDENTURE

Dated as of [•], 2016

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and Noteholder Collateral Agent

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	12.03
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.04; 4.16; 13.02; 13.05
(b)	12.02
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	12.03
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)(1)(2)	7.01
(d)(3)	Excluded
(e)	6.11
316(a) (last sentence)	Excluded
(a)(1)(A)	Excluded
(a)(1)(B)	Excluded
(a)(2)	N.A.
(b)	6.07; 9.02
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF SUPPLEMENTAL INDENTURE
Exhibit C-1	FORM OF SHIP MORTGAGE – PANAMA
Exhibit C-2	FORM OF SHIP MORTGAGE AND DEED OF COVENANTS – BAHAMAS
Exhibit D-1	FORM OF ASSIGNMENT OF INSURANCE – OWNER
Exhibit D-2	FORM OF ASSIGNMENT OF INSURANCE BY INTERNAL CHARTERERS
Exhibit E-1	FORM OF ASSIGNMENT OF EARNINGS – OWNER
Exhibit E-2	FORM OF ASSIGNMENT OF EARNINGS BY INTERNAL CHARTERERS
Exhibit F	FORM OF CERTIFICATE OF TRANSFER
Exhibit G	FORM OF CERTIFICATE OF EXCHANGE
Exhibit H	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of [•], 2016 among Offshore Group Investment Limited, a Cayman Islands exempted company (the “Company”), the Guarantors (as defined herein) and U.S. Bank National Association, not in its individual capacity but solely as trustee (together with its successors and assigns, in such capacity, the “Trustee”) and not in its individual capacity but solely as collateral agent (together with its successors and assigns, in such capacity, the “Noteholder Collateral Agent”).

The Company, the Guarantors, the Trustee and the Noteholder Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 10% Senior Secured Second Lien Notes due 2020 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of the Noteholder Collateral Agent for the benefit of the Second Lien Secured Parties; (b) has the Required Priority other than Permitted Liens having priority under Legal Requirements; (c) secures the Note Obligations; (d) is perfected; and (e) is enforceable against the Note Party that created such security interest in each case, subject to the terms of any applicable Intercreditor Agreements in effect.

“Account Control Agreement” means, with respect to any deposit account of any Note Party that is held with a bank that is not the Noteholder Collateral Agent, an agreement or agreements in form and substance reasonably acceptable to the Noteholder Collateral Agent governing any such deposit accounts of such Note Party pursuant to which the security interest of the Noteholder Collateral Agent in such deposit account shall be perfected.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person (regardless of the form of the applicable transaction by which such Person became a Subsidiary) or expressly assumed in connection with the acquisition of assets from any such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person or of such Indebtedness being incurred in connection with the acquisition of assets; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Subsidiary or the later of the date such Indebtedness is incurred or the date of the related acquisition of assets from such Person.

“Additional Notes” means Notes (other than the Initial Notes) issued after the Issue Date in accordance with this Indenture in accordance with Section 2.01 (“Form and Dating”), Section 2.02 (“Execution and Authentication”) and Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”) hereof, as part of the same class as the Initial Notes.

“Additional Vessel” means a drilling rig or drillship or other vessel that is used or useful in the Permitted Business; provided that upon the consummation of a Vessel Asset Sale where all of the interests in any such Additional Vessel are sold, leased, conveyed or otherwise disposed of in a transaction that complies with the terms of this Indenture, including Section 4.07 (“Restricted Payments”), Section 4.18 (“Asset Sales”) and Section 5.01 (“Merger, Consolidation, or Sale of Assets”), such Additional Vessel shall not thereafter constitute an Additional Vessel hereunder.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transactions” has the meaning set forth in Section 4.11 (“Transactions with Affiliates”).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights (except under an Internal Charter or Drilling Contract); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole will be governed by Section 4.17 (“Offer to Repurchase Upon Change of Control”) and/or Section 5.01 (“Merger, Consolidation, or Sale of Assets”) hereof, and not by Section 4.18 (“Asset Sales”) hereof;

(2) the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any of the Company’s Subsidiaries other than statutory or directors qualifying shares; and

(3) an Involuntary Transfer.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value or that results in generating Net Proceeds, in either case, of less than $10.0 million;

(2) a transfer of Equity Interests or other assets between or among the Company and any of the Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) the sale or lease or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or conveyance or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate Section 4.07 (“Restricted Payments”) hereof or a Permitted Investment; and

(7) any transfer of property in connection with a sale and leaseback transaction other than a sale and leaseback of a Vessel.

“Authorized Representative” means (i) in the case of the Secured Convertible Note Obligations, the Secured Convertible Trustee and (ii) in the case of the Credit Agreement Obligations, the Credit Agreement Agent.

“Bankruptcy Code” means Title 11, United States Code, as may be amended from time to time.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation or company, the board of directors of the corporation or company or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the manager or any committee of managers; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, Sunday, or any day on which banks in New York, New York or the state in which the Corporate Trust Office of the Trustee is located are authorized or required by law to close. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“Calculation Date” means the date on which the event occurred for which the calculation of Consolidated Cash Flow is made.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of a Cayman Islands exempted company, shares (including Common Shares);

(3) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(4) in the case of a partnership or limited liability company, shares, partnership interests (whether general or limited) or membership interests; and

(5) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition;

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7) investments in (a) Foreign Deposit Accounts and cash management facilities maintained at one of the three largest banks in which the Company or any Restricted Subsidiary maintains its registered or local office and (b) such investments as are comparable to the cash equivalents described in clauses (1) through (6) above that are customary investments for entities in such jurisdictions and that are consistent with the goal of preservation of capital and that are prudent under the circumstances.

“Certificated Note” means, individually and collectively, each of the Restricted Certificated Notes and the Unrestricted Certificated Notes.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2) any “person” (as that term is used in Section 13(d) of the Exchange Act) acquires, directly or indirectly, in one or a series of transactions (excluding, for the avoidance of doubt, the issuance of equity interests in the Company, or securities convertible, exchangeable or exercisable for such equity interests (and the conversion, exchange or exercise thereof) pursuant to the Plan of Reorganization) beneficial ownership of more than 50% of the Voting Stock of the Company and maintains such beneficial ownership of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, for more than 15 consecutive Business Days;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company (excluding, for the avoidance of doubt, the Plan of Reorganization);

(4) the consummation of any transaction or any series of transactions (including, without limitation, any merger, consolidation or other business combination but excluding, for the avoidance of doubt, the issuance of equity interests in the Company, or securities convertible, exchangeable or exercisable for such equity interests (and the conversion, exchange or exercise thereof) pursuant to the Plan of Reorganization), the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property (excluding, for the avoidance of doubt, transactions effectuated in connection with the consummation of the Plan of Reorganization), other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(6) the first day on which a majority of the members of the Board of Directors of Company are not Continuing Directors.

provided that for the purposes of clauses (2) and (4) the parties to the Stockholders Agreement, dated as of the date hereof, among the Company and the stockholders party thereto, as in effect on the date hereof (including their permitted transferees thereunder that agree to be bound thereby) shall not be deemed to be a “group” for purposes hereof solely as a result of being parties thereto or consummating the transactions contemplated thereby

For the avoidance of doubt, and notwithstanding the foregoing, any event that would otherwise constitute a “Change of Control” pursuant to this definition that resulted solely from any conversion of the Secured Convertible Notes shall not be deemed a Change of Control.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means all assets and property, whether now owned, or hereafter acquired, upon which a Lien or Mortgage securing the Obligations under this Indenture, the Notes or the Note Guarantees, is granted or purported to be granted under any Collateral Agreement.

“Collateral Agreements” means, collectively, the Security Agreement, each Mortgage, the Intercreditor Agreements, the Insurance Assignment, the Earnings Assignment, and each other instrument, including any security document or pledge agreement, creating Liens in favor of the Noteholder Collateral Agent as required by the Indenture or the Intercreditor Agreements, in each case, as the same may be in effect from time to time.

“Confirmation Order” means that certain order entered by the United States Bankruptcy Court for the District of Delaware on January 15, 2016 confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code.

“Consolidated Cash Flow” means, with respect to any period, the Consolidated Net Income of the Company for such period plus, without duplication:

(1) an amount equal to (a) any extraordinary loss plus (b) any net loss realized by the Company or any of the Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of the Company and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Consolidated Interest Expense of the Company and the Restricted Subsidiaries to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Consolidated Cash Flow shall be calculated to give effect to the following:

(1) Pro forma effect shall be given to any acquisition of a company, business, asset or Vessel that has been made by the Company or any of the Restricted Subsidiaries during the four-quarter reference period, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation or an acquisition, and including any related financing transactions, in each case during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, in each case, as if such transaction had occurred on the first day of the applicable four-quarter reference period.

(2) The Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

(3) The provision for taxes based on the income or profits of, and the depreciation, amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

For the avoidance of doubt, the calculation of the ratio test set forth in Section 4.08(a) (“Incurrence of Indebtedness and Issuance of Preferred Stock”) hereof, shall give effect to any incurrence, assumption or guarantee of any Indebtedness relating to the construction, delivery and/or acquisition of any Vessel in accordance with the foregoing clause (1).

“Consolidated Interest Coverage Ratio” means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to any transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X under the Securities Act as in effect from time to time; provided, further, however, that (1) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (2) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of the Restricted Subsidiaries following the Calculation Date.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding (without duplication):

(A) amortization of debt issuance costs and the amortization of original issue discount;

(B) any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Indebtedness prior to its Stated Maturity, to the extent that any of such nonrecurring charges constitute interest expense); and

(C) any interest paid with respect to the Secured Convertible Notes in the form of (i) an increase in the outstanding principal amount of the Secured Convertible Notes or (ii) the issuance of additional Secured Convertible Notes, in each case, in accordance with the terms of the Secured Convertible Indenture; and

(2) the consolidated interest expense of such Person and any Restricted Subsidiaries that was capitalized during such period.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary;

(2) the Net Income (but not loss) of any Person attributable to any partial interests in a Vessel will be included only to the extent of such partial interest;

(3) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4) the cumulative effect of a change in accounting principles will be excluded; and

(5) non-cash gains and losses due solely to fluctuations in currency values will be excluded.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date;

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3) was added to the Board of Directors pursuant to Section 2.1(b) of the Shareholders Agreement.

“Contract Unwind Trigger” means the termination of the underlying Drilling Contract and the collection of all revenue and accounts receivable owing under such Drilling Contract to the applicable Subsidiary.

“Contract Winning Trigger” means the entering into a Drilling Contract by any direct or indirect Subsidiary of the Company that is not already a Guarantor, under which the drilling services are to be performed by a Vessel, or any Additional Vessel of the Company or any Restricted Subsidiary.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 (“Notices”) hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of [•], 2016, as amended, restated, modified, renewed, refunded, replaced or refinanced, among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, the Credit Agreement Collateral Agent and the Credit Agreement Agent.

“Credit Agreement Agent” means Royal Bank of Canada, together with its successors and permitted assigns in such capacity.

“Credit Agreement Collateral Agent” means the collateral agent under the Credit Agreement, which shall initially be Royal Bank of Canada, together with its successors and permitted assigns in such capacity.

“Credit Agreement Collateral Agreements” means any agreement, document or instrument pursuant to which a Lien is granted by any Grantor to secure any Credit Agreement Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time as permitted by the Credit Agreement Documents.

“Credit Agreement Documents” means the Credit Agreement, the Credit Agreement Collateral Agreements, and any other agreement, instrument or other document evidencing or governing any Credit Agreement Obligations.

“Credit Agreement Obligations” means Indebtedness incurred pursuant to the Credit Agreement and which is permitted pursuant to Section 4.09 of this Indenture to be secured by a Lien that is senior to the Lien granted to the Noteholder Collateral Agent with respect to the Collateral, in an aggregate principal amount for all such Indebtedness not to exceed $200.0 million plus interest (including interest which but for the filing of a petition in bankruptcy with respect to the Company, or any Guarantor (in each case, including in its capacity as a co-borrower thereunder), would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding), fees, costs and expenses including legal fees and expenses to the extent authorized under the Credit Agreement Documents.

“Credit Facility” means a credit agreement (including the Credit Agreement), term loan, promissory note or notes with, or other evidence of Indebtedness to, banks or other institutional lenders, investors or credit providers, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Deepwater Vessel” means each of (i) the Bahamian flag vessels the Platinum Explorer, the Titanium Explorer and the Tungsten Explorer and (ii) any other deepwater vessel hereafter acquired by the Company or any Restricted Subsidiary. For the avoidance of doubt, as of the Issue Date, the Panamanian flag vessels the Emerald Driller, the Sapphire Driller, the Topaz Driller and the Aquamarine Driller are not Deepwater Vessels.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or other disposition of such Designated Non-cash Consideration. For the avoidance of doubt, the assets in clauses (A), (B) and (C) of Section 4.18(a) (“Asset Sales”) shall not constitute Designated Non-cash Consideration.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 (“Registrar and Paying Agent”) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, the following will not constitute Disqualified Stock: (1) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 (“Restricted Payments”) hereof; and (2) Capital Stock that is convertible or exchangeable into other Capital Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Drilling Contract” means any drilling contract in respect of any Vessel or other contract for use of any Vessel (except Internal Charters and Permitted Third Party Charters).

“Earnings” shall mean (i) all freights, hire and other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Company, any of its Restricted Subsidiaries or any Guarantor, of whatsoever nature, arising out of or as a result of the use, operation or chartering (whether by Internal Charter, Permitted Third Party Charter or otherwise) by the Company, any of its Restricted Subsidiaries or any Guarantor or their respective agents of any Vessel, including, without limitation, all rights arising out of the owner’s lien on cargoes and subfreights thereunder; (ii) all moneys and claims for moneys due and to become due to the Company, any Restricted Subsidiary or any Guarantor, and all claims for damages, arising out of the breach of any and all present and future Drilling Contracts, Internal Charters, Permitted Third Party Charters, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and operations of every kind whatsoever of any Vessel and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to the Company, any Restricted Subsidiary or any Guarantor, or their respective successors or assigns, arising out of or in any way connected with the present or future use, operation or chartering of any Vessel or arising out of or in any way connected with any and all present and future requisitions, Drilling Contracts, Internal Charters, Permitted Third Party Charters, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and other operations of such Vessel; (iii) all moneys and claims due and to become due to the Company, any Restricted Subsidiary or any Guarantor, and all claims for damages and all insurance and other proceeds, in respect of the actual or constructive total loss of or requisition of use of or title to any Vessel; and (iv) any proceeds of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof.

“Earnings Account” shall mean an interest bearing account or other deposit account into which all Earnings derived from each Drilling Contract shall be deposited or forwarded that is subject to an Account Control Agreement (or other comparable arrangements that are effective to create an Acceptable Security Interest under applicable Legal Requirements acceptable (and, otherwise, on terms reasonably acceptable to the Noteholder Collateral Agent)), in each case to the extent required by Section 4.22.

“Earnings Assignment” means collectively the Required Priority assignments of earnings in favor of the Noteholder Collateral Agent given by the Company, each applicable Guarantor, and each applicable Internal Charterer respecting all earnings derived from the Vessels and their respective operations, substantially in the form attached hereto as Exhibits E-1 or E-2, as the same may be amended, supplemented or modified from time to time.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale of Equity Interests (other than Disqualified Stock) (1) of the Company or (2) the proceeds of which are in an amount equal to or exceeding the aggregate principal amount of the Notes to be redeemed and are contributed to the equity capital of the Company or any of its Restricted Subsidiaries.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Loss” means any of the following events:

(1) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel;

(2) the destruction of a Vessel;

(3) damage to a Vessel to an extent, determined in good faith by the Company within 90 days after the occurrence of such damage as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use (other than obsolescence); or

(4) the condemnation, confiscation, requisition for title, seizure, forfeiture or other taking of title to or use of a Vessel that shall not be revoked within six months.

An Event of Loss shall be deemed to have occurred:

(1) in the event of the destruction or other actual total loss of a Vessel, on the date of such loss, or if such date is unknown, on the date such Vessel was last reported;

(2) in the event of a constructive, agreed or compromised total loss of a Vessel, on the date of determination of such total loss;

(3) in the case of any event referred to in clause (3) above, upon such date of determination; or

(4) in the case of any event referred to in clause (4) above, on the date that is six months after the occurrence of such event.

“Event of Loss Proceeds” means all compensation, damages and other payments (including insurance proceeds) received by the Company or a Subsidiary of the Company, the Trustee or an agent thereof, jointly or severally, from any Person, including any governmental authority, with respect to or in connection with an Event of Loss, net of any such proceeds required to be paid pursuant to the terms of the Credit Agreement Documents or the documents governing other Indebtedness permitted to be incurred pursuant to this Indenture on a basis senior to the Notes as to collateral and having repayment requirements in respect of Events of Loss similar to those contained in the Credit Agreement Documents.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Existing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary or any Guarantor (other than Indebtedness under the Notes and the Note Guarantees, the Secured Convertible Notes and the Credit Agreement) in existence on the Issue Date immediately following, and after giving effect to, the consummation of the Plan of Reorganization, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“Foreign Deposit Account” has the meaning set forth in the Security Agreement.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as are in effect from time to time; provided that GAAP as in effect on the date of this Indenture shall be applied in respect of determining whether leases should be recorded as operating leases under GAAP.

“Global Note Legend” means the legend set forth in Section 2.06(f)(1) (“Transfer and Exchange”) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and Unrestricted Global Notes.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” means the Company and each Guarantor.

“Guarantors” means each Subsidiary of the Company that executes this Indenture as of the Issue Date and each other Person that is required to, or at the election of the Company, becomes a Guarantor by the terms of this Indenture after the Issue Date, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means the registered holder of Notes pursuant to this Indenture.

“Immaterial Subsidiary” means any Subsidiary of the Company or any of the Restricted Subsidiaries, in each case designated by the Company, the book value of the assets of which is not greater than $25,000 at any time; provided, that the aggregate book value of the assets of all Immaterial Subsidiaries may not exceed $100,000 at any time. As of the Issue Date, Vantage Luxembourg I SARL constitutes an Immaterial Subsidiary.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent,

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this indenture pursuant to which the Notes will be issued among the Company, the Guarantors, the Trustee and the Noteholder Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“Indenture Documents” means any of the Notes, the Indenture, the Note Guarantees and the Collateral Agreements.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $76,125,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Insurance Assignment” means collectively the Required Priority assignments of insurance in favor of the Noteholder Collateral Agent given by the Company and the applicable Guarantor and the applicable Internal Charterer, if any, respecting all insurance covering the Vessels or their respective operations, substantially in the form attached hereto as Exhibits D-1 or D-2, as the same may be amended, restated, supplemented or modified from time to time.

“Intercreditor Agreements” means collectively, (a) the Second Lien Intercreditor Agreement and (b) the Third Lien Intercreditor Agreement.

“Internal Charter” means any charter or other contract respecting the use or operations of any Vessel between any Guarantor that is a Vessel owner (or an Internal Charterer of such Vessel) and any Internal Charterer.

“Internal Charter Unwind Trigger” means the termination of the underlying Internal Charter and the collection of all revenue and accounts receivable owing under such Internal Charter to the applicable Subsidiary.

“Internal Charterer” means the Company or any Subsidiary of the Company that is not the owner of the relevant Vessel and that is a party to any Drilling Contract or any bareboat charter or other such charter in respect of a Vessel.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) (“Restricted Payments”) hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person that is not a Subsidiary of such Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) (“Restricted Payments”) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Involuntary Transfer” means, with respect to any property or asset (other than a Vessel, which shall be governed by Section 3.09 (“Mandatory Redemption Upon Event of Loss of a Vessel”)) of the Company or any Restricted Subsidiary, (1) any damage to such asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss, (2) the confiscation, condemnation, requisition, appropriation or similar taking regarding such asset by any government or instrumentality or agency thereof, including by deed in lieu of condemnation, or (3) foreclosure or other enforcement of a Lien or the exercise by a holder of a Lien of any rights with respect to it.

“Issue Date” means the first date on which the Initial Notes are issued under this Indenture.

“Jackup Rig” means (a) each of the Panamanian flag vessels the Topaz Driller, the Emerald Driller, the Sapphire Driller and the Aquamarine Driller and (b) any other mobile offshore drilling unit hereafter acquired by any of the Company and the Guarantors, the legs of which can be lowered to the seabed from the hull or platform thereof.

“Legal Requirement” means, as to any Person, any law, statute, ordinance, decree, award, requirement, order, writ, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is binding on such Person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Management Incentive Plan” means the Offshore Group Investment Limited 2016 Management Incentive Plan, effective [•], 2016, as the same may be amended or modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Mortgage” means each Ship Mortgage, each other mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on property owned or leased by the Company or any Guarantor is granted to secure Obligations under this Indenture or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, supplemented or modified from time to time.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale after taking into account any available tax credits or deductions and any tax sharing arrangements; and (2) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders with respect thereto have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of the Restricted Subsidiaries.

“Note Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, pursuant hereto or any supplemental indenture hereto substantially in the form attached hereto as Exhibit B.

“Note Obligations” means the Obligations (including without limitation, fees and expenses of the Trustee and Noteholder Collateral Agent, including attorney fees and expenses) of the Company and the Guarantors under the Indenture Documents.

“Note Party” means the Company and any Guarantor.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and guarantees thereof and any renewals or extensions of the foregoing.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Director, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, who may not be the same Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 (“Statements Required in Certificate or Opinion”) hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 (“Statements Required in Certificate or Opinion”) hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Pari Passu Obligations” means all Obligations in respect of, or arising under, any Credit Facility that rank equally in right of payment with the Notes or any Note Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means with respect to the Company and the Restricted Subsidiaries, a business in which the Company and the Restricted Subsidiaries were engaged on the Issue Date and any business reasonably related or complementary thereto.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary that is a Guarantor;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any wholly-owned Restricted Subsidiary in a Person, if as a result of such Investment:

(A) such Person becomes a wholly-owned Restricted Subsidiary and a Guarantor; or

(B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a wholly-owned Restricted Subsidiary that is a Guarantor;

(4) Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (4) that are at the time outstanding not to exceed the greater of (a) $65.0 million and (b) 2.0% of the Company’s Consolidated Tangible Assets;

(5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.18 (“Asset Sales”) hereof;

(6) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(7) any Investments received in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of the Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer and any Investments obtained in exchange for any such Investments; and

(8) Investments represented by Hedging Obligations.

“Permitted Liens” means:

(1) Liens on assets of the Company and the Guarantors securing Indebtedness and other Obligations under any Credit Facility, that are permitted by the terms of this Indenture to be incurred pursuant to clause (1) of Section 4.08(b) (“Incurrence of Indebtedness and Issuance of Preferred Stock”) provided that the amount of such Indebtedness and other Obligations that is secured by a Lien pursuant to this clause (1) that is senior to the Lien granted to the Noteholder Collateral Agent with respect to the Collateral may not exceed $200.0 million at any one time outstanding;

(2) Liens existing on the Issue Date immediately following, and after giving effect to, the consummation of the Plan of Reorganization, including Liens securing (a) the Notes and the related Note Guarantees, (b) the Secured Convertible Notes and the related note guarantees and (c) Existing Indebtedness, in each case, that are permitted by the terms of the Indenture to be incurred pursuant to clauses (2), (3) or (4) of Section 4.08(b) (“Incurrence of Indebtedness and Issuance of Preferred Stock”);

(3) Liens securing Secured Convertible Notes issued pursuant to awards granted from time to time under the Management Incentive Plan in a maximum principal amount not in excess of the maximum principal amount issuable pursuant to the Management Incentive Plan as in effect on the Issue date and in compliance with the terms of the Secured Convertible Indenture, that are permitted by the terms of this Indenture to be incurred pursuant to clause (2) of Section 4.08(b) (“Incurrence of Indebtedness and Issuance of Preferred Stock”);

(4) Liens in favor of the Company or the Guarantors;

(5) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(6) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(7) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(8) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.08(b)(5) and Section 4.08(b)(15) (“Incurrence of Indebtedness and Issuance of Preferred Stock”) hereof, covering only the assets constructed or acquired with or financed by such Indebtedness and, in the case of Section 4.08(b)(15), provided that (i) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (ii) the Indebtedness secured thereby does not exceed the cost of such property at the time of such acquisition (or construction) and (iii) such security interests do not apply to any other property or assets of the Company or any Restricted Subsidiary other than the proceeds of such property or assets (including insurance proceeds);

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10) Liens imposed by law, such as necessaries suppliers, carriers’, warehousemen’s, landlord’s, mechanics’ crews wages, salvage and general average Liens, in each case, incurred in the ordinary course of business not more than 30 days past due or which are being contested in good faith;

(11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12) Liens in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(13) Liens created for the benefit of the Holders of (or to secure) the Notes or the Note Guarantees;

(14) Liens to secure any Permitted Refinancing Indebtedness (secured by a Lien at the time of such refinancing) permitted to be incurred under this Indenture; provided, however, that:

(A) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof); and

(B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the original Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(15) Liens for obligations owed to vendors or other third parties that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that, any reserve or other appropriate provision as is required in conformity with GAAP has been made thereof;

(16) Liens to secure Hedging Obligations of the Company or any Restricted Subsidiary; and

(17) Liens incurred in the ordinary course of business of the Company or any Guarantor with respect to obligations that do not exceed $25.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is (a) subordinated in right of payment to the Notes or a Note Guarantee, then such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, as the case may be, or (b) pari passu in right of payment to the Notes or a Note Guarantee, then such Permitted Refinancing Indebtedness is subordinated or pari passu in right of payment to the Notes or such Note Guarantee, as the case may be, in the case of each of clauses (a) and (b), on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Third Party Charter” means the charter of a Vessel to a third party in conjunction with the conduct of drilling operations, where a Guarantor effectively retains operational control of the Vessel and local law requires a resident person of the nation in whose waters the Vessel is located to charter the Vessel as a condition to the lawful conduct of drilling operations in such waters and where the Company or a Guarantor is the ultimate beneficiary of indemnities under the Drilling Contract.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan of Reorganization” means the Joint Prepackaged Chapter 11 Plan of Offshore Group Investment Limited and its Affiliated Debtors for reorganization pursuant to Chapter 11 of the Bankruptcy Code.

“Polish Limitation Amount” shall be calculated by the Company pursuant to the following formula:

G = A – L, where:

“G” means the Polish Limitation Amount;

“A” means all assets (aktywa) of the relevant Polish Guarantor in the value recorded in (i) its latest annual unconsolidated financial statements or, if they are more up-to-date, in (ii) its latest interim unconsolidated financial statements;

“L” means all liabilities (zobowiqzania) of the relevant Polish Guarantor existing on the date hereof and, henceforth, undertaken in accordance with the provisions of the Indenture Documents and Credit Agreement Documents recorded in the pertinent financial statements referred to in the definition of “A” above and used for the purpose of determination of the value of assets (aktywa) of that Polish Guarantor. The term “liabilities” shall at all times exclude the Polish Guarantor’s liabilities under its Note Guarantee and all other guarantees of the Obligations under the Credit Agreement Documents but shall include any other obligations (secured and unsecured) of the Polish Guarantor, including any other off-balance sheet obligations of such Polish Guarantor.

“Property” of any Person means any interest of such Person in any property or asset (whether real, personal or mixed, tangible or intangible).

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Redemption Date” means the date of redemption established by the Company or this Indenture as set forth under Article 3.

“Required Priority” means (i) prior to the discharge of the Credit Agreement Obligations, second priority, and (ii) in all other circumstances, first priority. For the avoidance of doubt, the priority specified in the foregoing sentence as the “Required Priority” may be equal ranking with any other Indebtedness permitted to be secured in accordance with the terms of this Indenture.

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall, in each case, have direct responsibility for the administration of this Indenture.

“Restricted Certificated Note” means a definitive Note representing Restricted Securities registered in the name of the Holder thereof, issued in accordance with Section 2.06 (“Transfer and Exchange”) hereof and bearing the Restricted Security Legend, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Restricted Global Note” means one or more global notes representing the Notes that are Restricted Securities deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and bearing the Global Note Legend and the Restricted Security Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01 (“Form and Dating”) and Section 2.06 (“Transfer and Exchange”) hereof.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Security” means any Note issued in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services or any successor to the rating agency business thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Intercreditor Agreement” means (i) the intercreditor agreement dated as of [•], 2016 among the Grantors, the Trustee, the Noteholder Collateral Agent, the Credit Agreement Agent and the Credit Agreement Collateral Agent and the other parties from time to time party thereto, as such intercreditor agreement may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the Indenture and (ii) any replacement thereof that contains terms not materially less favorable to the Holders.

“Second Lien Secured Parties” means the Trustee, the Noteholder Collateral Agent and the Holders.

“Secured Convertible Collateral Agreements” means, collectively, the Secured Convertible Indenture Documents, the Third Lien Intercreditor Agreement, and each other instrument, including any security document or pledge agreement, creating Liens in favor of the Secured Convertible Noteholder Agent as required by the Secured Convertible Indenture or the Third Lien Intercreditor Agreement, in each case, as the same may be in effect from time to time.

“Secured Convertible Indenture” means the indenture, dated as of [•], 2016, (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time), among the Company, the guarantors party thereto, the Secured Convertible Trustee and the Secured Convertible Noteholder Agent, pursuant to which the Secured Convertible Notes were issued.

“Secured Convertible Holders” means the holders of the Secured Convertible Notes.

“Secured Convertible Indenture Documents” means the Secured Convertible Indenture and any agreement, instrument or other document evidencing or governing any Secured Convertible Note Obligations.

“Secured Convertible Noteholder Agent” means U.S. Bank National Association, as collateral agent (together with its successors and permitted assigns) under the Secured Convertible Indenture.

“Secured Convertible Note Obligations” means the “Obligations” (as defined in the Secured Convertible Indenture) of the Grantors (as defined in the Secured Convertible Indenture), under the Secured Convertible Indenture, the Secured Convertible Notes, the Secured Convertible Collateral Agreements and any other related document or instrument executed and delivered pursuant to any of the foregoing.

“Secured Convertible Notes” means the Company’s 1% / 12% Step-up Senior Secured Third Lien Notes due 2030 (including any increase in principal amount resulting from, or additional notes issued in payment of, interest paid “in-kind” thereon) issued on the date of this Indenture under the Secured Convertible Indenture, pursuant to the Plan of Reorganization.

“Secured Convertible Trustee” means U.S. Bank National Association, as trustee (together with its successors and permitted assigns) under the Secured Convertible Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Security Agreement” means the Pledge and Security Agreement, dated as of [•], 2016, among the Company and the Grantors from time to time party thereto in favor of the Noteholder Collateral Agent, as amended, restated, or supplemented from time to time in accordance with its terms.

“Shareholders Agreement” means the shareholders agreement, dated as of [•], 2016, among the Company and the shareholders party thereto.

“Ship Mortgage” means collectively the Required Priority naval mortgages and other instruments such as statutory mortgages and deeds over the Vessels, each duly registered in the Bahamian or Panamanian ship registry, as applicable, in favor of the Noteholder Collateral Agent, in substantially the form of Exhibits C-1 and C-2 hereto, as the same may be amended, supplemented or modified from time to time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Specified Tax Jurisdiction” means each jurisdiction in which the Company or any Guarantor is organized, doing business or otherwise considered by a taxing authority to be a resident for tax purposes or from or through which the Company or any Guarantor makes a payment on the Notes or any Note Guarantee or from or through which payments are made on behalf of the Company or any Guarantor on the Notes or any Note Guarantee, or, in each case, a political subdivision thereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any item or series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date or, if such item or series is incurred after the Issue Date, the date such item or series is incurred will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to the Notes, (1) any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and (2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such Guarantor of the Notes.

“Subsidiary” means, with respect to any specified Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

“Third Lien Intercreditor Agreement” means (i) the intercreditor agreement dated as of [•], 2016 among the Grantors, the Trustee, the Noteholder Collateral Agent, the Credit Agreement Agent, the Credit Agreement Collateral Agent, the Secured Convertible Noteholder Agent and the Secured Convertible Trustee and the other parties from time to time party thereto, as such intercreditor agreement may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the Indenture and (ii) any replacement thereof that contains terms not materially less favorable to the Holders as determined in good faith by the Board of Directors of the Company.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

“Unrestricted Certificated Note” means a definitive Note registered in the name of the Holder thereof, issued in accordance with Section 2.06 (“Transfer and Exchange”) hereof and substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not bear and is not required to bear the Restricted Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Unrestricted Global Note” means one or more global notes representing the Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto, that bears the Global Note Legend and that does not bear and is not required to bear the Restricted Security Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01 (“Form and Dating”) and Section 2.06 (“Transfer and Exchange”) hereof.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11 (“Transactions with Affiliates”), is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of the Restricted Subsidiaries; and

(5) is not the owner or Internal Charterer of a Vessel.

“Vessels” means each of (i) the Jackup Rigs, (ii) the Deepwater Vessels and (iii) any other Additional Vessel hereafter acquired by the Company or any Restricted Subsidiary in each case together with all related spares, equipment and any additions or improvements; provided that for the purposes of any provision related to the acquisition or disposition of a Vessel, such acquisition or disposition may be conducted through the transfer of all of the Capital Stock of any special purpose entity that owns such Vessel; provided that for the purposes of any provision related to the acquisition or disposition of a Vessel, such acquisition or disposition may be conducted through the transfer of all of the Capital Stock of any special purpose entity that owns such Vessel; provided further that upon the consummation of a Vessel Asset Sale where all of the interests in such Vessel are sold, leased, conveyed or otherwise disposed of in a transaction that complies with the terms of the Indenture, including Section 4.07 (“Restricted Payments”), Section 4.18 (“Asset Sales”) and Section 5.01 (“Merger, Consolidation, or Sale of Assets”) such Vessel shall not thereafter constitute a Vessel hereunder.

“Vessel Asset Sale” means a sale, lease (except under an Internal Charter, a Drilling Contract or a Permitted Third Party Charter), conveyance or other disposition of a Vessel, or any minority interest in a Vessel, right to a Vessel or construction contract respecting the construction of any Vessel; provided that any Vessel Asset Sale with respect to a minority interest in a Vessel will be subject to the Mortgage relating to such Vessel.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.20
“Asset Sale Offer”	4.18
“Authentication Order”	2.02
“Change of Control Offer”	4.17
“Change of Control Payment”	4.17
“Change of Control Payment Date”	4.17
“Company”	Preamble
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.23
“Default Interest”	2.12
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.18
“Excluded Holder”	4.20
“incur”	4.08
“Indemnified Party”	7.07
“interest”	1.04
“Interest Payment Date”	2.14
“Legal Defeasance”	8.02
“MD&A”	4.16
“Noteholder Collateral Agent”	Preamble
“Notes”	Preamble
“Offer Amount”	3.10
“Offer Period”	3.10
“Offer to Purchase”	3.10
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.08
“Purchase Date”	3.10
“Record Date”	2.14
“Registrar”	2.03
“Restricted Payments”	4.07
“Restricted Security Legend”	2.15
“Reversion Date”	4.23
“Suspended Covenants”	4.23
“Suspension Period”	4.23
“Taxes”	4.20
“Trustee”	Preamble
“U.S. Tax Code”	4.20
“Vessel Minority Interest Owner”	12.01

Section 1.03 Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.

The following TIA term used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

All references to “Notes” or “principal amount of Notes” shall mean the outstanding principal amount of Notes after giving effect to any redemptions and any other purchases, whether pursuant to this Indenture or otherwise, and after giving effect to any accretion of the principal amount due to the Notes having been issued at a discount to their face amount.

All references to “interest” shall mean the initial interest rate borne by the Notes plus any Default Interest. If there has been no demand that the Company pay Default Interest, the Company shall pay Default Interest, if any, in the same manner as other interest, and on the same dates as set forth in the Notes and in this Indenture.

Section 1.05 Intercreditor Agreement.

This Indenture is entered into with the benefit of and subject to the terms of the Intercreditor Agreements, and the rights and benefits of the Second Lien Secured Parties hereunder are limited by and subject to the terms of the Intercreditor Agreement, including as to collateral priority.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Company may issue Additional Notes from time to time after the Issue Date, provided such issuance and incurrence would then comply with Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”). The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes and any Additional Notes.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, the Trustee and the Noteholder Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interest in the Global Note” attached thereto). Notes issued in certificated form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfer of Notes. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 (“Transfer and Exchange”) hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in any Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least two Officers must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by two separate Officers (an “Authentication Order”), authenticate Notes for original issue. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 (“Replacement Notes”) hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as the Trustee to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Certificated Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Registrar has received a written request from the Depositary to issue Certificated Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Certificated Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 (“Replacement Notes”) and 2.10 (“Temporary Notes”) hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section or Section 2.07 (“Replacement Notes”) or 2.10 (“Temporary Notes”) hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) (“Transfer and Exchange”) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act, or for complying with or ensuring compliance with any Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as, if applicable, one or more of the other following subparagraphs:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Security Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:

(A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, if the exchange or transfer complies with the requirements of Section 2.06(b)(2) and the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, an opinion of counsel reasonably satisfactory to the Company and a letter of representations from the Company to the effect that the Restricted Security Legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, together with any other certifications that the Company may reasonably request from the Holder; or

(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certificate from the transferor in the form of Exhibit F hereto and any opinions of counsel or certifications as the Company may reasonably request to evidence compliance with the provisions of the Securities Act.

(c) Transfer or Exchange of Beneficial Interests for Certificated Notes. If, in accordance with Section 2.06(a):

(1) Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, subject to satisfaction of the conditions set forth in Section 2.06(b)(2) and receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such Holder in the form of Exhibit G hereto;

(B) if such beneficial interest is being transferred pursuant to Rule 144A, or Rule 903 or Rule 904 of Regulation S, under the Securities Act, a certificate from the transferor in the form of Exhibit F hereto; or

(C) if such beneficial interest is being transferred pursuant to any other exemption from the registration requirements of the Securities Act, a certificate from the transferor in the form of Exhibit F hereto, including the certificates and opinions of counsel required thereby, if applicable, the Trustee shall cause the aggregate principal amount of the Restricted Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Certificated Note in the appropriate principal amount. Any Restricted Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Certificated Notes to the Persons in whose names such Notes are so registered. Any Restricted Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Restricted Security Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only upon the satisfaction of the conditions set forth in Section 2.06(b)(2) hereof and if the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note, an opinion of counsel reasonably satisfactory to the Company and a letter of representations from the Company to the effect that the Restricted Security Legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, together with any other certifications that the Company may reasonably request from the Holder; or

(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certificate from the transferor in the form of Exhibit F hereto and any opinions of counsel or certifications as the Company may reasonably request to evidence compliance with the provisions of the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note, then, upon the satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Certificated Note in the appropriate principal amount. Any Unrestricted Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Certificated Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Certificated Notes issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall not bear the Restricted Security Legend.

(d) Transfer and Exchange of Certificated Notes for Beneficial Interests in Global Notes.

(1) Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit G hereto;

(B) if the transfer will be made pursuant to Rule 144A, or Rule 903 or Rule 904 of Regulation S, under the Securities Act, a certificate from the transferor in the form of Exhibit F hereto; or

(C) if such Restricted Certificated Note is being transferred pursuant to any other exemption from the registration requirements of the Securities Act, a certificate from the transferor in the form of Exhibit F hereto, including the certificates and opinions of counsel required thereby, if applicable, the Trustee shall cancel the Restricted Certificated Note and increase or cause to be increased the aggregate principal amount of the Restricted Global Note.

(2) Restricted Certificated Notes for Beneficial Interests in Unrestricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in an Unrestricted Global Note or to transfer such Restricted Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Certificated Note proposes to exchange such Note for a beneficial interest in a Global Note that is not a Restricted Security, an opinion of counsel reasonably satisfactory to the Company and a letter of representations from the Company to the effect that the Restricted Security Legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, together with any other certifications that the Company may reasonably request from the Holder; or

(B) if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certificate from such Holder substantially in the form of Exhibit F hereto and any opinions of counsel and certifications as the Company may reasonably request to evidence compliance with the provisions of the Securities Act, the Trustee will cancel such Certificated Note, and increase or cause to be increased the aggregate principal amount of such Global Note.

(3) Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of such Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Transfer of Restricted Certificated Notes for Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, or Rule 903 or Rule 904 of Regulation S, under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F hereto; or

(B) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certificates and opinion of counsel required thereby, if applicable.

(2) Restricted Certificated Note to Unrestricted Certificated Note. Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to and registered in the name of Persons who take delivery thereof in the form of an Unrestricted Certificated Note if the Registrar receives the following:

(A) if the Holder of such Restricted Certificated Notes proposes to exchange such Restricted Certificated Notes for an Unrestricted Certificated Note, an opinion of counsel in form reasonably acceptable and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act; or

(B) if the Holder of such Restricted Certificated Note proposes to transfer such Restricted Certificated Note to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certificate from the transferor in the form of Exhibit F hereto and any opinions of counsel or certifications as the Company may reasonably request to evidence compliance with the provisions of the Securities Act.

(3) Unrestricted Certificated Note to Unrestricted Certificated Note. A Holder of Unrestricted Certificated Note may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF THE COLLATERAL AGREEMENTS (EACH, AS DEFINED IN THIS INDENTURE).”

(2) Restricted Security Legend. Each Restricted Global Note and each Restricted Certificated Note will bear a legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION AND THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT, EXERCISABLE BY EITHER, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR REASONABLY SATISFACTORY TO THE COMPANY, AND, IN EACH OF CASES (I) THROUGH (III), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 (“Cancellation”) hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Certificated Notes upon receipt of an Authentication Order in accordance with Section 2.02 (“Execution and Authentication”) hereof.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 (“Temporary Notes”), 3.06 (“Notes Redeemed or Purchased in Part”), 3.10 (“Offer to Purchase by Application of Excess Proceeds”), 4.17 (“Offer to Repurchase Upon Change of Control”), 4.18 (“Asset Sales”), and 9.05 (“Notation on or Exchange of Notes”) hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(5) None of the Trustee, the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 (“Selection of Notes to be Redeemed or Purchased”) hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.02 (“Execution and Authentication”) hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section to effect a registration of transfer or exchange may be submitted by facsimile.

(9) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

(10) The Trustee shall have no responsibility or obligation to any Participant or Indirect Participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant or Indirect Participant or other Person (other than the Depositary) of any notice or the payment of any amount under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants or Indirect Participants.

(11) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants in any

Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section as not outstanding. Except as set forth in Section 2.09 (“Treasury Notes”) hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(c) (“Optional Redemption”) hereof.

If a Note is replaced pursuant to Section 2.07 (“Replacement Notes”) hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 (“Payment of Notes”) hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded. Notwithstanding anything in this Indenture to the contrary, no Person shall be deemed or presumed to have any such controlling interest, or to be under common control of any other Person with the Company or any Guarantor, solely as a result of (i) such Person and/or such other Person being or becoming a party to the Shareholders Agreement (including exercising its rights thereunder) or (ii) such Person and/or such other Person being a Beneficial Owner of more than 10% of the Company’s outstanding Voting Stock, unless, in the case of the preceding clause (ii), such Person and/or such other Person (as determined in good faith by the Board of Directors of the Company) has the power, directly or indirectly, to direct or cause the direction of the management and policies of the Company, whether through the ownership of the Voting Stock of the Company, by contract (excluding for such purposes the Shareholders Agreement), or otherwise (excluding for all such purposes any shares of the Company’s Voting Stock held by any other party subject to the Shareholders Agreement attributable to such Person or such other Person as a result of the Shareholders Agreement). Upon request of the Trustee, the Company shall promptly furnish to the Trustee an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the Company or any Guarantor, and the Trustee shall be entitled to accept and rely upon such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any determination.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (and no one else) will cancel promptly all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act and the Trustee). Certification of the destruction or cancellation of all canceled Notes will be delivered to the Company upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Default Interest.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (without regard to any applicable grace period) from time to time on demand at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful to the Persons who are Holders on a subsequent special record date, in each case at the rate provided as set forth in the Notes and consistent with Section 4.01 (“Payment of Notes”) hereof (“Default Interest”). The Company will notify the Trustee in writing of the amount of Default Interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and interest payment date; provided that no such special record date may be less than 10 days prior to the related interest payment date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be sent to Holders a notice that states the special record date, the related interest payment date and the amount of such interest to be paid.

Section 2.13 Persons Deemed Owners.

The Holder of a Note may be treated as its owner for all purposes. Only Holders have rights under this Indenture and the Notes.

Section 2.14 Interest Payment Date; Record Date.

Interest on outstanding Notes will accrue at the rate of 10% per year and will be payable semi-annually in arrears on June 30 and December 31 of each year, commencing on June 30, 2016 (each, an “Interest Payment Date”). The Company will make each interest payment to the Holders of record on the immediately preceding June 15 and December 15 (each, a “Record Date”). Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.15 Restricted Security.

Each Restricted Security shall bear the restrictive legend set forth in Section 2.06(f)(2) (“Transfer and Exchange”) (the “Restricted Security Legend”). Notes representing Restricted Securities may only be transferred in compliance with the restrictions set forth in the Restricted Security Legend.

ARTICLE 3

REDEMPTION AND PURCHASE

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 (“Optional Redemption”), it must furnish to the Trustee, at least 35 days (unless the Trustee permits a shorter period) but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the Redemption Date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, by lot to the extent practicable or by such other method in accordance with the Applicable Procedures of the Depositary.

In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 35 (unless the Trustee permits a shorter period) nor more than 60 days prior to the Redemption Date or Purchase Date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of $1,000 and integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.10 (“Offer to Purchase by Application of Excess Proceeds”) hereof, at least 30 days but not more than 60 days before a Redemption Date, the Company shall send (or transmit otherwise in accordance with the procedure of DTC), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or Article 10 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the Redemption Date;

(2) the redemption price;

(3) if the Notes are being redeemed in part:

(A) that the Trustee shall select Notes for redemption on a pro rata basis, by lot to the extent practicable or by such other method in accordance with the Applicable Procedures of the Depositary, and in any case, not in parts of less than $1,000; and

(B) the portion of the principal amount of such Notes to be redeemed and that, after the Redemption Date upon surrender of such Notes, a Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note (and in the case of global notes, in accordance with the Applicable Procedures of DTC);

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9) if any such redemption or notice is subject to satisfaction of one or more conditions precedent, that in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the Redemption Date (or a shorter period as agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and attaching the form of notice as an exhibit thereto.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 (“Notice of Redemption”) hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may, at the Company’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of Control, as the case may be.

Section 3.05 Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. Eastern Time on the Redemption Date or Purchase Date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date or Purchase Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or Purchase Date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 (“Payment of Notes”) hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to the maturity date of the Notes, the Company may, at its option, redeem the Notes, in whole or in part, at one time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest, if any, to, the applicable Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date in respect of then outstanding Notes.

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 (“Notices to Trustee”) through 3.06 (“Notes Redeemed or Purchased in Part”) hereof.

Section 3.08 [Reserved].

Section 3.09 Mandatory Redemption Upon Event of Loss of a Vessel.

Subject to the terms of, and the relative priorities and related rights set forth in, the Intercreditor Agreements:

(a) Upon the occurrence or happening of any Event of Loss, the Company shall be required to redeem Notes and other Pari Passu Obligations containing provisions similar to those set forth in this Indenture with respect to a redemption upon an Event of Loss in an amount equal to the maximum principal amount of Notes and such other Pari Passu Obligations that may be purchased out of the Event of Loss Proceeds received in respect of such loss (rounded to the nearest $1,000) upon not less than 30 nor more than 60 days’ notice to the Holders, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to the applicable Redemption Date. Such notice shall contain the information required by Section 3.01 (“Notices to Trustee”) hereof.

(b) The Company shall deliver the redemption notice to the Holders within 30 days of the receipt of any Event of Loss Proceeds. If the aggregate principal amount of Notes and such other Pari Passu Obligations exceeds the amount of Event of Loss Proceeds, the Noteholder Collateral Agent shall select Notes and such other Pari Passu Obligations to be redeemed on a pro rata basis (or as near to a pro rata basis as permitted by the Applicable Procedures). All Event of Loss Proceeds received in respect of an Event of Loss shall be required to be deposited in a deposit account controlled by the Noteholder Collateral Agent and held as Collateral subject to a Lien under the Collateral Agreements pending their application to redemption of Notes and such other Pari Passu Obligations and, from such deposit account, the Noteholder Collateral Agent may withdraw funds to deploy the Event of Loss Proceeds in compliance with the foregoing. Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 (“Notices to Trustee”) through 3.06 (“Notes Redeemed or Purchased in Part”) hereof.

Section 3.10 Offer to Purchase by Application of Excess Proceeds.

Subject to the terms of, and the relative priorities and related rights set forth in, the Intercreditor Agreements, in the event that, pursuant to Section 4.18 (“Asset Sales”) hereof, the Company shall be required to commence an Asset Sale Offer (the “Offer to Purchase”), it will follow the procedures specified below and in Sections 4.18(c), (d), (e) and (f) (“Asset Sales”):

(a) The Offer to Purchase shall be made to all Holders and all holders of Pari Passu Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets.

(b) The Offer to Purchase will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).

(c) No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Pari Passu Obligations (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and such other Pari Passu Obligations tendered in response to the Offer to Purchase. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(d) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Offer to Purchase.

(e) Upon the commencement of an Offer to Purchase, the Company will send a written notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. Subject to the last paragraph of this Section 3.10, the notice, which will govern the terms of the Offer to Purchase, will state:

(1) that such Offer to Purchase is being made pursuant to this Section 3.10 and Section 4.18 (“Asset Sales”) hereof and the length of time such Offer to Purchase will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to such Offer to Purchase will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to such Offer to Purchase may elect to have Notes purchased in amounts not less than $1,000 and, thereafter, in integral multiples of $1,000 only;

(6) that Holders electing to have Notes purchased pursuant to such Offer to Purchase will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other Pari Passu Obligations surrendered by Holders thereof exceeds the Offer Amount, the Trustee will select the Notes and the Company will select other Pari Passu Obligations to be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Obligations surrendered (with such adjustments as may be deemed appropriate by the Company so that no Note of $1,000 or less can be redeemed in part and that minimum denominations of $1,000 in excess thereof are maintained); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10 and Section 4.18 (“Asset Sales”). The

Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Offer to Purchase on the Purchase Date.

(f) Other than as specifically provided in this Section 3.10, any repurchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 (“Notices to Trustee”) through 3.06 (“Notes Redeemed or Purchased in Part”) hereof as and to the extent applicable as if such repurchase were a redemption provided for therein.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to any Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.10 or Section 4.18 (“Asset Sales”) of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.10 or Section 4.18 (“Asset Sales”) of this Indenture by virtue of such conflict.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m. Eastern Time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 (“Registrar and Paying Agent”) hereof.

Section 4.03 Corporate Existence.

Except as otherwise permitted by Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational or constitutional documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her actual knowledge each of the Company and each Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have actual knowledge and what action the Company or Guarantor is taking or proposes to take with respect thereto) and that to the best of his or her actual knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or Guarantor is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company will, and will cause each of its Subsidiaries to file all material tax returns to be filed and to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment or make such filing is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Company will not, and the Company will not permit any of the Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Equity Interests of the Company or any Restricted Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of the Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of the Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or any Restricted Subsidiary);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is a Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of such Restricted Subsidiaries that are Guarantors), except a payment of regularly scheduled interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made on the first day of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.08(a) (“Incurrence of Indebtedness and Issuance of Preferred Stock”) hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4) and (9) of subsection (b) of this Section 4.07), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of the Company and the Restricted Subsidiaries on a consolidated basis (plus, to the extent deducted in computing such Consolidated Net Income, any interest paid in-kind with respect to the Secured Convertible Notes as set forth in clause (1)(c) of the definition of Consolidated Interest Expense and, without duplication, the amortization of original issue discount, if any, with respect to such paid-in-kind interest payments on the Secured Convertible Notes) for the period (taken as one accounting period) from the first day of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate net cash proceeds received by the Company after the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(C) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(D) to the extent that any Unrestricted Subsidiary designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary, as the case may be, as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture.

(b) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the contribution of common equity capital to the Company, in each case, within 180 days of such exchange, sale or contribution; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(5) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued after the date of this Indenture in accordance with the Consolidated Interest Coverage Ratio test set forth in Section 4.08(a) (“Incurrence of Indebtedness and Issuance of Preferred Stock”);

(6) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(7) Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(8) (i) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, severance agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any twelve-month period (with any portion of such $2.0 million that is unused in any twelve-month period to be carried forward to successive twelve-month periods and added to such amount), and (ii) any payments pursuant to dividend equivalent rights granted pursuant to the Management Incentive Plan, to the extent that (x) such payments are treated as Restricted Payments for all purposes hereunder and (y) at the time the related dividend was declared such payments would have been permitted to be paid under this Section 4.07;

(9) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Section 4.17 (“Offer to Repurchase Upon Change of Control”) and Section 4.18 (“Asset Sales”); provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(10) the making of any distributions required to be made by the Company on or after the Issue Date pursuant to the Plan of Reorganization and the Confirmation Order.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. Such Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds 3.5% of the Company’s Consolidated Tangible Assets.

(d) Notwithstanding anything herein to the contrary, nothing in this Section 4.07 shall prohibit the conversion of the Secured Convertible Notes into Equity Interests of the Company in accordance with the terms of the Secured Convertible Indenture.

Section 4.08 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), none of the Company or any of the Restricted Subsidiaries will issue any Disqualified Stock, and the Company will not, and the Company will not permit any of the Restricted Subsidiaries to, issue any shares of preferred stock; provided, however, that the Company or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or other shares of preferred stock, if the Consolidated Interest Coverage Ratio of the Company and the Restricted Subsidiaries on a consolidated basis for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or other shares of preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, in each case determined on a pro forma basis (including a pro forma application of the Net Proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or other shares of preferred stock had been issued, as the case may be, on the first day of such four-quarter period.

(b) The provisions of Section 4.08(a) (“Incurrence of Indebtedness and Issuance of Preferred Stock”) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company and the Guarantors of Indebtedness and letters of credit under a Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) in a maximum aggregate principal amount under this clause (1) not to exceed (i) $175.0 million plus (ii) an amount not to exceed $125.0 million less the Indebtedness represented by the Notes then outstanding;

(2) the incurrence by the Company and any Guarantor of Indebtedness (including any subsequent accretion) represented by the Secured Convertible Notes to be issued on the Issue Date (or that may be issued pursuant to awards granted from time to time under the Management Incentive Plan in a maximum principal amount not in excess of the maximum principal amount issuable pursuant to the Management Incentive Plan as in effect on the Issue Date and in compliance with the terms of the Secured Convertible Indenture) and any guarantees thereof;

(3) the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

(4) the incurrence by the Company or any Restricted Subsidiary of Existing Indebtedness (other than Indebtedness described in clauses (1), (2) and (3) of this Section 4.08(b));

(5) the incurrence by the Company or the Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, provided that the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the ratio set forth in Section 4.08(a) after giving effect to the incurrence of any such Indebtedness pursuant to this clause (5);

(6) Indebtedness of the Company and the Restricted Subsidiaries incurred and outstanding on or prior to the date on which a new Subsidiary was acquired by the Company or such Restricted Subsidiary (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of or was otherwise acquired by the Company or such Restricted Subsidiary); provided, however, that (a) on the date that such Subsidiary is acquired by, or is merged into the Company or such Restricted Subsidiary, the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the ratio set forth in clause (a) of this Section 4.08 after giving effect to the incurrence of such Indebtedness pursuant to this clause (6); and (b) the new Subsidiary becomes a Restricted Subsidiary and a Guarantor;

(7) the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the Net Proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.08(a) or clauses (1), (2), (3), (4), (6) or this clause (7) of this Section 4.08(b), provided that, with respect to any such debt incurred pursuant to Section 4.08(a) or clauses (1) or (2) of this Section 4.08(b), an authorized representative on behalf of the holders or lenders of such Indebtedness, as applicable, shall execute a joinder, supplement or amendment to the Intercreditor Agreements pursuant which the holders or lenders of such Indebtedness, as applicable, and any agent, trustee or person or institution holding a similar title therefor shall become bound by, and subject to the terms of, the Intercreditor Agreements;

(8) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and the Restricted Subsidiaries; provided, however, that:

(1) if the payee is not the Company or a Restricted Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes and the Note Guarantees; and

(2) any (A) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary, or (B) sale or other transfer of any such Indebtedness to a Person that is not the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

(9) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations in the ordinary course of business;

(10) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.08; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11) the incurrence by the Company or any Restricted Subsidiary of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, and performance and surety bonds in the ordinary course of business;

(12) the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(13) the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

(14) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $75.0 million; and

(15) the incurrence by the Company or any Restricted Subsidiary of Indebtedness with respect to equipment mobilization expenditures that are committed to be reimbursed by any Person party to a Drilling Contract in an aggregate amount not to exceed (a) $50.0 million in respect of each Deepwater Vessel and (b) $25.0 million in respect of each Jackup Rig at any time outstanding.

None of the Company or any of the Restricted Subsidiaries will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.

For purposes of determining compliance with this Section 4.08, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to paragraph (a) of this Section 4.08, the Company or the applicable Restricted Subsidiary will be permitted to divide and classify such item of Indebtedness on the date of its incurrence, or later re-divide or re-classify all or a portion of such item of Indebtedness, Disqualified Stock or preferred stock in any manner that complies with this Section 4.08. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock in the form of shares of the same class of preferred stock, Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.08; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest Expense of the Company as accrued. Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Company or the applicable Restricted Subsidiary may incur pursuant to this Section 4.08 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

Section 4.09 Liens.

The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset or property now owned or hereafter acquired that secures any Obligations under any Indebtedness (except Permitted Liens).

Section 4.10 Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of the Restricted Subsidiaries to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of the Restricted Subsidiaries;

(2) make loans or advances to the Company or any of the Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of the Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) any Credit Facility, provided that the encumbrances and restrictions contained therein, including any related collateral documents, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings thereof are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement;

(2) agreements governing Existing Indebtedness as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

(3) this Indenture, the Notes and the Note Guarantees;

(4) applicable law, rule, regulation or order;

(5) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business, mortgage financings and Capital Lease Obligations that impose restrictions on the property purchased or mortgaged or leased of the nature described in clause (3) of the preceding paragraph;

(8) any agreement for the sale or other disposition of any Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under Section 4.09 (“Liens”) that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13) restrictions contained in, or in request of, Hedging Obligations permitted to be incurred by this Indenture;

(14) any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Investments”; and

(15) the Secured Convertible Indenture or the Secured Convertible Notes and related guarantees.

Section 4.11 Transactions with Affiliates.

(a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (each, an “Affiliate Transaction”) unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or any applicable Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or any applicable Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company and any applicable Restricted Subsidiary and reflect an arms’ length negotiation; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or any applicable Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company;

(3) transactions between or among the Company or any of the Restricted Subsidiaries;

(4) loans or advances to employees of the Company in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding;

(5) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(6) Restricted Payments that do not violate Section 4.07 (“Restricted Payments”);

(7) any agreement as in effect on the Issue Date immediately following, and after giving effect to, the consummation of the Plan of Reorganization, or any amendments, renewals or extensions of any such agreement (so long as such amendments, renewals or extensions are not less favorable to the Holders); and

(8) payments under the Plan of Reorganization as is in effect on the Issue Date.

Section 4.12 Business Activities.

The Company will not, and will not permit any of the Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and the Restricted Subsidiaries taken as a whole.

Section 4.13 Additional Note Guarantees.

(a) For so long as the Credit Agreement is outstanding, the Company shall not permit any of its Restricted Subsidiaries, other than a Guarantor, to guarantee the payment of any Credit Facility of the Company or any other Guarantor unless, within 20 Business Days of the date on which such Subsidiary becomes subject to this Section 4.13(a), the Company:

(1) causes such Subsidiary to:

(A) execute a supplemental indenture pursuant to which such Subsidiary will become a Guarantor; and

(B) execute amendments to or otherwise accede to or join the Collateral Agreements and cause the same to be perfected pursuant to which it becomes subject to the obligations of a Guarantor thereunder and pledge its assets, including the Equity Interests it owns in any of its Subsidiaries, pursuant to the Collateral Agreements;

and

(2) delivers an Opinion of Counsel reasonably satisfactory in form to the Trustee.

(b) If at any time after the Credit Agreement ceases to be outstanding, (i) the Company or any Restricted Subsidiaries acquire or create another Restricted Subsidiary other than an Immaterial Subsidiary, (ii) any Restricted Subsidiary that constitutes an Immaterial Subsidiary ceases to constitute an Immaterial Subsidiary, (iii) any Subsidiary of the Company that is not already a Guarantor guarantees any Credit Facility or owns any Vessel, (iv) any Subsidiary of the Company that is not already a Guarantor is the subject of a Contract Winning Trigger or (v) any Subsidiary of the Company that is not already a Guarantor becomes an Internal Charterer, then, within 20 Business Days of the date on which such Subsidiary becomes subject to this Section 4.13(b), the Company shall:

(1) cause such Subsidiary to:

(A) execute a supplemental indenture pursuant to which such Subsidiary will become a Guarantor; and

(B) execute amendments to or otherwise accede to or join the Collateral Agreements and cause the same to be perfected pursuant to which it becomes subject to the obligations of a Guarantor thereunder and pledge its assets, including the Equity Interests it owns in any of its Subsidiaries, pursuant to the Collateral Agreements;

and

(2) deliver an Opinion of Counsel reasonably satisfactory in form to the Trustee,

provided that to the extent a Subsidiary of the Company became a Guarantor solely due to clause (iv) above, such Subsidiary shall be released from its Note Guarantee and related pledge following the occurrence of a Contract Unwind Trigger provided the conditions to that release are satisfied.

Notwithstanding the foregoing, no such Subsidiary shall be required to provide any such Note Guarantee to the extent that the granting of such guarantee would be a violation of applicable laws.

Each Note Guarantee may be released in accordance with Section 11.05.

Section 4.14 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if:

(1) the Company could make the Restricted Payment which is deemed to occur upon such designation in accordance with Section 4.07 (“Restricted Payments”) equal to the appropriate Fair Market Value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in such Subsidiary at the time of such designation;

(2) such Restricted Subsidiary meets the definition of an “Unrestricted Subsidiary”;

(3) the designation would not constitute or cause (with or without the passage of time) a Default or Event of Default or no Default or Event of Default would be in existence following such designation; and

(4) the Company delivers to the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 (“Restricted Payments”).

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 (“Restricted Payments”) or under one or more clauses of the definition of Permitted Investments, as determined by the Company.

If, at any time, any Unrestricted Subsidiary designated as such would fail to meet the preceding requirements as an Unrestricted Subsidiary or any other Unrestricted Subsidiary would fail to meet the definition of an “Unrestricted Subsidiary,” then such Subsidiary will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”), the Company or the applicable Restricted Subsidiary will be in default of such covenant.

In connection with the occurrence of a Contract Unwind Trigger, the Company may cause an applicable Restricted Subsidiary to be designated an Unrestricted Subsidiary if it meets the conditions set forth in this Section 4.14(a).

(b) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary if:

(1) the Company and the Restricted Subsidiaries could incur the Indebtedness which is deemed to be incurred upon such designation under Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”), equal to the total Indebtedness of such Subsidiary calculated on a pro forma basis as if such designation had occurred on the first day of the four-quarter reference period;

(2) the designation would not constitute or cause a Default or Event of Default; and

(3) the Company delivers to the Trustee a certified copy of a resolution of the Board of Directors of Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions, including the incurrence of Indebtedness under Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”).

The Company shall be required to designate each applicable Subsidiary that is required to provide a Note Guarantee pursuant to Section 4.13 hereof to become a Restricted Subsidiary and shall cause each such Subsidiary to become a Guarantor and pledge its assets and property as Collateral pursuant to Section 4.13 (“Additional Note Guarantees”) and shall be required to comply with the conditions set forth in this clause (b) of this Section 4.14 in connection therewith within 20 Business Days or as soon as practicable where applicable local law requires additional time for compliance with applicable legal requirements.

Section 4.15 Payments for Consent.

The Company will not, and will not permit any of the Restricted Subsidiaries or any of their respective Affiliates to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.16 Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, commencing on the date on which the annual report on Form 10-K for the fiscal year ended December 31, 2015 is due, the Company will furnish to the Holders or cause the Trustee to furnish to the Holders of Global Notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly reports on Form 10-Q and annual reports on Form 10-K that would be required to be filed with the SEC on such forms if the Company were required to file such reports under the Exchange Act (which, for the avoidance of doubt, shall include the annual report on Form 10-K for the fiscal year ended December 31, 2015);

(2) all current reports on Form 8-K that would be required to be filed with the SEC on such form if the Company were required to file such reports under the Exchange Act; and

(3) in a footnote to the Company’s financial statements included in quarterly or annual reports to be filed or furnished pursuant to clauses (1) and (2) of this Section 4.16(a), the financial information required to comply with Rule 3-10 of Regulation S-X under the Securities Act.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company will post the reports on its website within the time periods specified in the rules and regulations applicable to such reports and the Company will file a copy of each of the reports referred to in clauses (1) and (2) of this Section 4.16(a) with the SEC for public availability within those time periods (unless the SEC will not accept such a filing). The Company will be deemed to have furnished such reports referred to above to the Trustee and Holders if the Company has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available.

If at any time the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.16(a) with the SEC within the time periods specified by the SEC for registrants that are non-accelerated filers unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website (or otherwise make available to the Noteholders) within the time periods that would apply to non-accelerated filers if the Company were required to file those reports with the SEC.

(b) The quarterly and annual reports and financial information required by Section 4.16(a) will include a Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) of the Company, which shall include a discussion and analysis of the Company and the Restricted Subsidiaries. If the Board of Directors of the Company has designated any of the Restricted Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.16(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and also in the MD&A, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

The Company agrees that, for so long as any Notes remain outstanding, it will use commercially reasonable efforts to hold and participate in quarterly conference calls with Holders of the Notes and securities analysts relating to the financial condition and results of operations of the Company and the Restricted Subsidiaries.

(c) In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company, compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(e) Documents filed by us with the SEC via the EDGAR system will be deemed filed with the Trustee as of the time such documents are filed via EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.17 Offer to Repurchase Upon Change of Control.

(a) Subject to the terms of, and the relative priorities and related rights set forth in, the Intercreditor Agreements, if a Change of Control occurs, each Holder will have the right to require the Company to repurchase all or any part (equal to a minimum amount of $1,000 and integral multiples of $1,000) of that Holder’s Notes pursuant to a change of control offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Company shall offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within ten (10) Business Days following any Change of Control, the Company shall send a notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount and integral multiples of $1,000.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations pursuant to the provisions of this Indenture by virtue of such compliance.

(b) On or before the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent shall promptly send to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such Note will be in a principal amount of $1,000 or in integral multiples of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has previously been given pursuant to this Indenture as described above under Article 3 unless and until there is a default in payment of the applicable redemption price, provided that following the occurrence of a Change of Control, the Company may not redeem the Notes in accordance with Section 3.07 (“Optional Redemption”) prior to the making of a Change of Control Offer.

Section 4.18 Asset Sales.

(a) The Company shall not, and the Company shall not permit any of the Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

(1) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash; provided, however, that to the extent that any disposition in such Asset Sale was of Collateral, the non-cash consideration received is pledged as Collateral under the Collateral Agreements contemporaneously with such sale, in accordance with the requirements set forth in this Indenture; and

(3) in the case of a Vessel Asset Sale of a Deepwater Vessel, the Company would, immediately after giving pro forma effect thereto, including the application of the net proceeds therefrom, as if the same had occurred on the first day of the applicable four-quarter period, (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.08(a) (“Incurrence of Indebtedness and Issuance of Preferred Stock”), or (B) have a Consolidated Interest Coverage Ratio that is no worse than the Consolidated Interest Coverage Ratio immediately prior to such Vessel Asset Sale.

For purposes of this Section 4.18, each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets so long as the Company or such Restricted Subsidiary are released from further liability;

(B) any securities, Notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof, to the extent of the cash received in that conversion;

(C) any stock or assets of the kind referred to in clauses (2) or (4) of paragraph (b) of this Section 4.18; and

(D) any Designated Non-cash Consideration, when taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed 2.0% of the Company’s Consolidated Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Any Asset Sale pursuant to an Involuntary Transfer shall not be required to satisfy the conditions set forth in clauses (1), (2) and (3) of this Section 4.18(a).

(b) Subject to the terms of, and the relative priorities and related rights set forth in the Intercreditor Agreements, within 360 days after the receipt of any Net Proceeds from an Asset Sale (including, without limitation, an Involuntary Transfer), the Company or the applicable Restricted Subsidiary, as the case may be, may apply such Net Proceeds:

(1) to repay Indebtedness of the Company or the Restricted Subsidiaries, including Notes and permanent reductions of Obligations under any Credit Facility (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto);

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business of the Company, if, after giving effect to any such acquisition of Capital Stock, such Permitted Business is or becomes a Restricted Subsidiary;

(3) to make a capital expenditure for the Company or any of the Restricted Subsidiaries; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Company’s Permitted Business;

provided that clauses (2) through (4) above shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to herein is entered into by the Company or any Restricted Subsidiary, as the case may be, with a Person within such 360-day period and such Net Proceeds are subsequently applied in accordance with such contract within one year and six months following the date of such Asset Sale. In the event any such contract is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds must be applied as set forth herein and if such termination or cancellation occurs later than the 360-day period, shall constitute Excess Proceeds as set forth in Section 4.18(c).

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) of this Section 4.18 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall, within ten (10) Business Days thereof, make an offer (the “Asset Sale Offer”) to all Holders and all holders of other Pari Passu Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Pari Passu Obligations that may be purchased out of the Excess Proceeds.

(d) The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash.

(e) If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Agreements; provided that pending any such application, the proceeds of the Asset Sale, whether assets, property or cash, are subject to a Lien under the Collateral Agreements.

(f) If the aggregate principal amount of Notes and other Pari Passu Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company shall select such other Pari Passu Obligations to be purchased on a pro rata basis, provided that applicable denominations of the Notes are preserved. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company shall not, and the Company shall not permit any Restricted Subsidiary to, enter into or suffer to exist any agreement (other than the Indenture Documents, the Credit Agreement Documents, the Secured Convertible Collateral Agreements and the Intercreditor Agreements, similar documents entered into in accordance with the Indenture, and collateral documents creating Liens permitted to be incurred pursuant to Section 4.09 provided that such collateral documents do not contain terms materially less favorable to the Holders than those contained in the Collateral Agreements) that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Sale Offer.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.19 Impairment of Security Interest.

Neither the Company nor any Guarantor shall be permitted to take any action, or omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Noteholder Collateral Agent, the Trustee and the Holders of the Notes except as expressly set forth in, or permitted by, the Indenture Documents and the Second Lien Intercreditor Agreement. Neither the Company nor the Guarantors shall be permitted to take any action or otherwise attempt to enforce any claim (other than the Credit Agreement Obligations or obligations arising under any other Credit Facility entered into in accordance with the terms of this Indenture) or maritime Lien (other than the Liens created by the Credit Agreement Collateral Agreements or other instruments giving rise to any such Lien entered into in accordance with this Indenture) against any Vessel that has priority over any claim or Lien of the Noteholder Collateral Agent, the Trustee and the Holders of the Notes in respect of any Collateral, including any such claims or Liens arising under Ship Mortgages.

Any release of Collateral in accordance with Section 12.03 (“Release of Collateral”) and the Collateral Agreements and the Credit Agreement Collateral Agreements will not be deemed to impair the security under the Indenture in contravention of the provisions hereof, and any appraiser or other expert may rely on such provision in delivering a certificate requesting release.

Section 4.20 Withholding Taxes.

(a) All payments made on behalf of the Company or any Guarantor under or with respect to the Notes or the Note Guarantees must be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of any Specified Tax Jurisdiction or by any authority or agency therein or thereof having power to tax (or the jurisdiction of incorporation or organization of any successor of the Company or any Guarantor) (hereinafter “Taxes”), unless the Company or the applicable Guarantor, as applicable, are so required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

(b) If the Company or any Guarantor (or any successor of any of them), as applicable, are so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or the Note Guarantee, the Company or such Guarantor (or any successor of any of them), as applicable, will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to payments made to a Holder (such Holder in such capacity, an “Excluded Holder”) in respect of a Beneficial Owner:

(1) which is subject to such Taxes by reason of its being connected with any Specified Tax Jurisdiction, including such Holder or beneficial owner being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, otherwise than by the mere holding of Notes, the enforcement of rights under the indenture or the receipt of payments thereunder (or under the related Note Guarantee);

(2) which presents any Note for payment of principal more than 30 days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount payable having been so received, notice to that effect shall have been given to the Holders by the Trustee, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 30-day period;

(3) which failed duly and timely to comply with a reasonable, timely request of the Company to provide, to the extent it is legally entitled to do so, information, documents or other evidence concerning the Holder’s nationality, residence, entitlement to treaty benefits, identity or connection with any Specified Tax Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder but for this clause (3);

(4) except as specifically provided in this Section 4.20, on account of any estate, inheritance, gift, sale, transfer, personal property or other similar Tax;

(5) which is a fiduciary, a partnership or not the Beneficial Owner of any payment on a Note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the Beneficial Owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or Beneficial Owner had been the Holder of such Note;

(6) on account of Taxes imposed on a payment to an individual or to the benefit of an individual and required to be made pursuant to the European Council Directive 2003/48/EC, European Council Directive 2014/48/EU or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, those directives;

(7) to the extent the Additional Amount relates to any Taxes imposed on a Note presented for payment by or on behalf of a Holder who would have been able to avoid that withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union;

(8) on account of or pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”), or otherwise pursuant to Section 1471 through 1474 of the U.S. Tax Code, any current or future regulations or agreements thereunder, official interpretations thereof, or any laws, rules or practices implementing an intergovernmental approach thereto; or

(9) any combination of the foregoing numbered clauses of this Section.

(c) The Company or any applicable Guarantor (or any successor of any of them), as applicable, will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Company or any applicable Guarantor (or any successor of any of them), as applicable, will furnish to the Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, copies of tax receipts evidencing such payment by the Company or such Guarantor (or any successor of any of them), as applicable:

(1) in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company or such Guarantor (or any successor of any of them), as applicable; and

(2) certified by such taxing authority (or, if no such certification is available from such taxing authority, then by means of an Officers’ Certificate from the Company or such Guarantor (or any successor of any of them), as applicable).

The Trustee shall thereafter make such evidence available to the Holders upon written request.

(d) The Company or any Guarantor (or any successor of any of them), as applicable, will upon written request of each Holder (other than a Holder that is an Excluded Holder with respect to a given payment due hereunder), reimburse each such Holder for the amount of:

(1) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, the Note Guarantee, a Mortgage or other Security Agreement, as applicable; and

(2) any Taxes imposed with respect to any such reimbursement under the immediately preceding clause (1), but excluding any Taxes on such Holder’s net income, so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes (other than such Taxes on such Holder’s net income) on such reimbursement had not been imposed.

(e) Whenever in this Indenture there is mentioned, in any context, (i) the payment of principal, (ii) purchase or redemption prices in connection with a purchase or redemption of Notes, (iii) interest or (iv) any other amount payable on or with respect to any of the Notes, or any payment pursuant to the Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f) The foregoing obligations shall survive any defeasance or discharge of this Indenture.

(g) The Company or the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that are imposed by any Specified Tax Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Note Guarantee or a Mortgage or other Collateral Agreement or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Notes, the Note Guarantee, a Mortgage or other Security Agreement.

Section 4.21 Vessel Transfers and Partial Vessel Sales.

(a) The Company and the Guarantors shall be permitted to transfer all of the legal title to a Vessel from one existing Guarantor to another existing Guarantor (or to an entity that simultaneously with such transfer becomes a Guarantor) subject to all of the existing security that is Collateral covering such Vessel remaining in place and upon completion of the following:

(1) the Company shall give the Noteholder Collateral Agent written notice of any such proposed transfer not fewer than 14 days prior to the anticipated date of such transfer;

(2) the bill of sale or other instrument of transfer will explicitly state that the transfer is subject to the assumption or continuance of the existing Ship Mortgage in full force and effect;

(3) the relevant Vessel will be duly re-registered in the name of the transferee Guarantor under the laws and flag of the relevant jurisdiction simultaneously with such transfer and evidence thereof delivered to the Noteholder Collateral Agent on such date;

(4) if appropriate in the opinion of the legal counsel described in clause (7) of this Section 4.21, an instrument of assumption of mortgage will be executed by the transferee Guarantor and the Noteholder Collateral Agent and registered promptly with such transfer with the appropriate authorities of the Vessel’s jurisdiction of registry, or any such other instrument required to perfect a Ship Mortgage in favor of the Noteholder Collateral Agent as required by the Vessel’s jurisdiction of registry;

(5) simultaneously with such transfer, the transferee Guarantor shall acknowledge in writing to the Noteholder Collateral Agent that the Ship Mortgage and all other Collateral relating to the Vessel remains in full force and effect and is ratified and confirmed by the transferee Guarantor;

(6) on the same date of such transfer, the Company and the transferee Guarantor shall deliver to the Noteholder Collateral Agent a certificate of ownership and encumbrance or similar certificate issued by the jurisdiction of registration of the Vessel evidencing re-registration in the name of the transferee Guarantor and the continuance of the Ship Mortgage in favor of the Noteholder Collateral Agent; and

(7) the Company shall cause to be delivered to the Noteholder Collateral Agent on the same date of such transfer a legal opinion from outside counsel reasonably satisfactory to the Noteholder Collateral Agent to the following effect (i) the Vessel is duly registered (preliminarily registered, if the jurisdiction is Panama) in the name of the transferee Guarantor with the appropriate authorities of the Vessel’s jurisdiction of registry; (ii) the Ship Mortgage constitutes the legal, valid and binding obligation of the transferee Guarantor and remains duly registered as a Required Priority Lien or ship mortgage in favor of the Noteholder Collateral Agent with priority dating back to the date on which such Ship Mortgage was initially registered in favor of the Noteholder Collateral Agent; (iii) an assumption of the Ship Mortgage by the transferee Guarantor has been duly registered (preliminarily registered if the jurisdiction is Panama) (or an opinion that such an assumption is not required to maintain the status of the mortgage or the assumption by the transferee Guarantor of all obligations of the mortgagor thereunder); (iv) all Collateral relating to the Vessel constitutes legal, valid and binding obligations of the transferee Guarantor; (v) all filings and consents with respect to such transfer in the relevant jurisdictions have been obtained or made; and (vi) such transfer is in compliance with the terms of this Indenture. Such legal opinion shall be in form and substance reasonably satisfactory to the Noteholder Collateral Agent. The counsel issuing such opinion may rely on local counsel admitted to practice in the jurisdiction of registration of the Vessel with respect to matters governed by the laws of such jurisdiction. If the Vessel transferred is registered under the laws and flag of Panama, the Company shall also deliver to the Noteholder Collateral Agent an opinion of Panamanian counsel reasonably satisfactory to the Noteholder Collateral Agent not later than five (5) months after the date of transfer confirming that such Vessel has been permanently registered in the name of the transferee Guarantor and that any assumption of Ship Mortgage or other instrument required to be filed has been permanently recorded.

(b) The Company and the Guarantors shall be permitted to transfer partial interests in a Vessel in a transaction that complies with the terms of this Indenture, including Section 4.07 (“Restricted Payments”), Section 4.18 (“Asset Sales”) and Section 5.01 (“Merger, Consolidation, or Sale of Assets”) and upon completion of the following:

(1) the Company shall give the Noteholder Collateral Agent written notice of any such proposed transfer not fewer than 14 days prior to the anticipated date of such transfer;

(2) any bill of sale or other instrument of partial transfer shall state on its face that the interest transferred is subject to the lien of the relevant Ship Mortgage;

(3) the relevant Vessel will be duly re-registered in the joint names of the transferor Guarantor and the transferee showing the individual percentage interest held by each under the laws and flag of the relevant jurisdiction simultaneously with such transfer and evidence thereof delivered to the Noteholder Collateral Agent on such date;

(4) simultaneously with such transfer the transferee will acknowledge in writing to the Noteholder Collateral Agent that it takes its interest subject to the Ship Mortgage;

(5) on the same date of such transfer, the Company shall deliver to the Noteholder Collateral Agent a certificate of ownership and encumbrance or similar certificate issued by the jurisdiction of registration of the Vessel evidencing (x) re-registration in the joint names of the transferor Guarantor and the transferee and (y) the continuance of the Ship Mortgage in favor of the Noteholder Collateral Agent; and

(6) the Company shall cause to be delivered to the Noteholder Collateral Agent on the same date of such transfer a legal opinion from outside counsel reasonably satisfactory to the Noteholder Collateral Agent to the following effect (i) the Vessel is duly registered (preliminarily registered if the jurisdiction is Panama) in the joint names of the transferor Guarantor and the transferee with the appropriate authorities of the Vessel’s jurisdiction of registry; (ii) the Ship Mortgage continues to constitute the legal, valid and binding obligation of the transferor Guarantor and remains duly registered as a Required Priority Lien or ship mortgage in favor of the Noteholder Collateral Agent with priority dating back to the date on which such Ship Mortgage was initially registered in favor of the Noteholder Collateral Agent; (iii) all Collateral relating to the Vessel continues to constitute legal, valid and binding obligations of the transferor Guarantor; (iv) all filings and consents with respect to such transfer in the relevant jurisdictions have been obtained or made; and (v) such transfer is in compliance with the terms of this Indenture. Such legal opinion shall be in form and substance reasonably satisfactory to the Noteholder Collateral Agent. The counsel issuing such opinion may rely on local counsel admitted to practice in the jurisdiction of registration of the Vessel with respect to matters governed by the laws of such jurisdiction. If the Vessel transferred is registered under the laws and flag of Panama, the Company shall also deliver to the Noteholder Collateral Agent an opinion of Panamanian counsel reasonably satisfactory to the Noteholder Collateral Agent not later than five (5) months after the date of transfer confirming that such Vessel has been permanently registered in the joint names of the transferor Guarantor and the transferee.

Section 4.22 Earnings Accounts.

(a) Subject to the Intercreditor Agreements, the Company shall, and shall cause each of its Restricted Subsidiaries to, cause all Earnings paid or payable to any Note Party under each Drilling Contract to be deposited into one or more Earnings Accounts, and each Earnings Account shall at all times be in the name of a Note Party and shall be subject to an Account Control Agreement (or other comparable arrangements under applicable laws effective to perfect the Lien of the Noteholder Collateral Agent under applicable Legal Requirements (and otherwise on terms acceptable to the Noteholder Collateral Agent)) (in each case except for (i) accounts established and used exclusively for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees and (ii) Foreign Deposit Accounts; provided that no such Foreign Deposit Account shall have a cash balance greater than $5,000,000 at any time, and all such Foreign Deposit Accounts, collectively, shall not have a cash balance greater than $25,000,000 in the aggregate at any time, in each case, for more than ten (10) consecutive Business Days); provided that, if the terms of a Drilling Contract, Permitted Third Party Charter, or any applicable Legal Requirements require that any such Earnings be paid to a non-United States bank account by the counterparty to such Drilling Contract or Permitted Third Party Charter, as applicable, this covenant shall not be deemed violated if funds standing to the credit of such account are transferred as soon as reasonably practicable after deposit thereof in the jurisdiction in which the account is located to an account that qualifies as an Earnings Account.

Section 4.23 Suspension of Covenants.

(a) If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the following covenants will be suspended (collectively, the “Suspended Covenants”):

(1) Section 4.07;

(2) Section 4.08;

(3) Section 4.10;

(4) Section 4.11;

(5) Section 4.13;

(6) Section 4.18; and

(7) clause (4) of Section 5.01(a).

(b) In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to events from any such Reversion Date until the maturity of the Notes unless there is a subsequent Covenant Suspension Event. The period of time between any Covenant Suspension Event and any Reversion Date is referred to in this description as the “Suspension Period.”

(c) On any Reversion Date, all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to Section 4.08(a) or one of the clauses set forth under Section 4.08(b) (to the extent such Indebtedness or Disqualified Stock or preferred stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date); provided that to the extent such Indebtedness, Disqualified Stock or preferred stock would not be so permitted to be incurred or issued pursuant to Section 4.08(a) such Indebtedness, Disqualified Stock or preferred stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of Section 4.08(b). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though the covenant set forth in Section 4.07 had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.07(a).

(d) The Company shall deliver to the Trustee an Officers’ Certificate notifying the Trustee of any Covenant Suspension Event or the commencement of any Suspension Period and certifying that such suspension complied with the foregoing provisions. In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect. The Company shall deliver to the Trustee an Officers’ Certificate notifying the Trustee of any occurrence of a Reversion Date. After any such notice of the occurrence of a Reversion Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.

(e) No Default or Event of Default will be deemed to have occurred on the Reversion Date with respect to the Suspended Covenants as a result of any actions taken by the Company and the Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, the Company must comply with the terms of Section 4.13 (“Additional Note Guarantees”).

(f) Notwithstanding that the Suspended Covenants may be reinstated, the failure to comply with the Suspended Covenants during the Suspension Period (including any action taken or omitted to be taken with respect thereto) or after the Suspension Period based solely on events that occurred during the Suspension Period will not give rise to a Default or Event of Default under this Indenture. In addition, without causing a Default or Event of Default, the Company and the Restricted Subsidiaries shall be permitted to honor any contractual commitments with respect to the Suspended Covenants entered into during a Suspension Period following a Reversion Date; provided that such contractual commitments were entered into during the Suspension Period and not in contemplation of a reversion of the Suspended Covenants.

(g) For purposes of Section 4.18 (“Asset Sales”), on the Reversion Date, any unutilized Excess Proceeds amount will be reset to zero.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

(a) The Company will not, directly or indirectly (i) consolidate or merge with or into another Person or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of any of the Cayman Islands, the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and the other Obligations under this Indenture and the Collateral Agreements, as applicable, pursuant to a supplemental indenture or an amendment thereto, as applicable, in each case reasonably satisfactory in form to the Trustee and the Noteholder Collateral Agent, as applicable, provided that, if such Person is a limited liability company or a limited partnership, then the Company or such Person shall have the Notes assumed or issued, on a joint and several basis, with a corporation in which it owns 100% of the Equity Interests;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) except with respect to a transaction solely between or among the Company and any of the Restricted Subsidiaries, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred on the first day of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the ratio test set forth in Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”).

(b) In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of the Company or the Restricted Subsidiaries taken as a whole, in one or more related transactions to any other Person; provided, however, that for purposes of this Section 5.01, contracts for drilling services or charters entered into in the ordinary course of business shall not be considered leases regardless of their treatment under GAAP.

(c) Clauses (3) and (4) of paragraph (a) of this Section 5.01 will not apply to a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

Section 5.02 Successor Person Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in a transaction that is subject to, and that complies with the provisions of, Section 5.01 (“Merger, Consolidation, or Sale of Assets”) hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s and its Restricted Subsidiaries’ assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 (“Merger, Consolidation or Sale of Assets”) hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest with respect to the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by the Company or any of the Restricted Subsidiaries, as the case may be, to timely give notice of redemption and redeem or offer to purchase, purchase and pay for Notes as required by the provisions of Section 3.09 (“Mandatory Redemption Upon Event of Loss of a Vessel”), Section 4.17 (“Offer to Repurchase Upon Change of Control”) or Section 4.18 (“Asset Sales”), or to comply with the provisions of Section 4.07 (“Restricted Payments”), Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”) or Section 5.01 (“Merger, Consolidation, or Sale of Assets”);

(4) [Reserved];

(5) failure by the Company or any of the Restricted Subsidiaries for 45 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any other covenants or agreements in this Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Guarantors (or the payment of which is guaranteed by the Company or any of the Guarantors), whether such Indebtedness now exists, or is created after the date of this Indenture, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity; and

in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more;

(7) entry by a court or courts of competent jurisdiction of a final judgment or government fine or penalty (whether by agreement, consent decree or otherwise), against the Company, any Guarantor or any Affiliate of the Company (other than Vantage Drilling Company), or entry by the Company, any Guarantor or any Affiliate of the Company (other than Vantage Drilling Company) into any settlement agreement, consent decree or similar agreement with respect to any investigations involving, or claims against, such entity, that would individually or in the aggregate exceed $50.0 million;

(8) breach by the Company or any Guarantor of any material representation or warranty or agreement in the Collateral Agreements, the repudiation by the Company or any Guarantor of any of its obligations under the Collateral Agreements or the unenforceability of the Collateral Agreements against the Company or any Guarantor for any reason;

(9) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(10) the Company, any Guarantor or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of the Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due; and

(11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, any Guarantor, or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Company, any Guarantor, or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any Guarantor, or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company, any Guarantor, or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (10) or (11) of Section 6.01 (“Events of Default”) hereof, with respect to the Company or any Restricted Subsidiary, as applicable, all outstanding Notes will become due and payable immediately in cash without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in cash.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any remedy available pursuant to applicable law to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with a redemption or an offer to purchase right of Holders pursuant to Article 3); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability and the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may also withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium.

Section 6.06 Limitation on Suits.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee or Noteholder Collateral Agent.

If an Event of Default specified in Section 6.01(1) or (2) (“Events of Default”) hereof occurs and is continuing, the Trustee or the Noteholder Collateral Agent may recover judgment (a) in its own name and (b)(1) in the case of the Trustee, as Trustee of an express trust or (2) in the case of the Noteholder Collateral Agent, as collateral agent on behalf of the Holders, in each case against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Noteholder Collateral Agent and their respective agents, advisors and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Noteholder Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Noteholder Collateral Agent and their respective agents, advisors and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the

Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian or trustee in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Noteholder Collateral Agent, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, the Noteholder Collateral Agent and their respective agents, advisors and counsel, and any other amounts due the Trustee or the Noteholder Collateral Agent under the Collateral Agreements and Section 7.07 (“Compensation and Indemnity”) hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents, advisors and counsel, and any other amounts due the Trustee under Section 7.07 (“Compensation and Indemnity”) hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or the Noteholder Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

Subject to the terms of, and the relative priorities and related rights set forth in, the Intercreditor Agreements, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee, the Noteholder Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07 (“Compensation and Indemnity”) hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Noteholder Collateral Agent, as the case may be, and the costs and expenses of collection (including reasonable fees and expenses of their respective agents, advisors and counsel;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Noteholder Collateral Agent, as the case may be, for any action taken or omitted by it as a Trustee or the Noteholder Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or the Noteholder Collateral Agent, as the case may be, a suit by a Holder of a Note pursuant to Section 6.07 (“Rights of Holders to Receive Payment”) hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 (“Control by Majority”) hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture or the Collateral Agreements at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default, except failure of the Company to cause to be made any of the payments required to be made to the Trustee, unless the a Responsible Officer shall be specifically notified by a writing of such default by the Company or by the Holders of at least 25% aggregate principal amount of the Notes then outstanding delivered to the Corporate Trust Office of the Trustee and, in the absence of such notice so delivered the Trustee may conclusively assume no Default or Event of Default exists.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including without limitation, as Noteholder Collateral Agent, and each agent, custodian and other Person employed to act hereunder.

(j) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 (“Eligibility; Disqualification”) and 7.11 (“Preferential Collection of Claims Against Company”) hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Agreements, the Notes or the Collateral, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall transmit to Holders a notice of the Default or Event of Default within 90 days after it occurs or if discovered later than 90 days, promptly after such discovery. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each December 15th beginning with the December 15th following the Issue Date, and for so long as Notes remain outstanding, the Trustee will transmit to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its transmission to the Holders will be transmitted by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee, Noteholder Collateral Agent, Paying Agent and Registrar (each, an “Indemnified Party”) from time to time reasonable compensation for its acceptance of this Indenture, the Collateral Agreements and services hereunder and thereunder; provided that the compensation set forth in any written fee agreement executed in connection herewith shall be deemed reasonable. The Trustee’s compensation will not be limited by any law on compensation of a Trustee of an express trust. The Company will reimburse each Indemnified Party promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Indemnified Party’s agents, advisors and counsel.

(b) The Company and the Guarantors will indemnify the Indemnified Party against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or the Collateral Agreements, including the costs and expenses (including reasonable fees and expenses of its counsel) of enforcing this Indenture against the Company and the Guarantors (including this Section) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith as determined by a court of competent jurisdiction. The Indemnified Party will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Indemnified Party to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder or under the Collateral Agreements. The Company or such Guarantor will defend the claim and the Indemnified Party will cooperate in the defense. Each Indemnified Party may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel if (i) the Company shall have failed to assume the defense thereof or employed counsel reasonably satisfactory to the Trustee, or (ii) the Trustee has been advised by such counsel that there may be one or more defenses available to it that are different from or in addition to those available to the Company. Neither the Company, any Guarantor nor any Indemnified Party need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company and the Guarantors under this Section will survive the satisfaction and discharge of this Indenture and the termination of the Collateral Agreements or the earlier resignation or removal of such Indemnified Party.

(d) To secure the Company’s and the Guarantors’ payment obligations in this Section, each Indemnified Party will have a Lien prior to the Notes on all money, Collateral or property held or collected by the Trustee, in its capacity as Trustee, or the Noteholder Collateral Agent in its capacity as Noteholder Collateral Agent, except, in the case of the Trustee, that held in trust to pay principal, premium, if any, and interest on particular Notes pursuant to Article 8 hereof. Such Lien will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of such Indemnified Party.

(e) When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(10) or (11) (“Events of Default”) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents, advisors and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 (“Eligibility; Disqualification”) hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 (“Eligibility; Disqualification”) hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will transmit a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 (“Compensation and Indemnity”) hereof. Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 (“Compensation and Indemnity”) hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee. As soon as practicable, the successor Trustee shall transmit a notice of its succession to the Company and the Holders. Any such successor must nevertheless be eligible and qualified under the provisions of Section 7.10 (“Eligibility; Disqualification”) hereof.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310 (b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12 Trustee in Other Capacities; Noteholder Collateral Agent and Paying Agent.

References to the Trustee in Sections 7.01(b) and (f) (“Duties of Trustee”), 7.02 (“Rights of Trustee”), 7.03 (“Individual Rights of Trustee”), 7.04 (“Trustee’s Disclaimer”), 7.07 (“Compensation and Indemnity”), and 7.08 (“Replacement of Trustee”) shall be understood to include the Trustee when acting in its other capacities under this

Indenture, including, without limitation, as Paying Agent and Noteholder Collateral Agent. Without limiting the foregoing, and for the avoidance of doubt, such Sections shall be read to apply to the Noteholder Collateral Agent and the Collateral Agreements, mutatis mutandis, in addition to this Indenture. The privileges, rights, indemnities, immunities and exculpatory provisions contained in this Indenture shall apply to the Trustee, whether it is acting under this Indenture, the other Indenture Documents and the Intercreditor Agreements.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 (“Legal Defeasance and Discharge”) or 8.03 (“Covenant Defeasance”) hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 (“Option to Effect Legal Defeasance or Covenant Defeasance”) hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, “Legal Defeasance” means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 (“Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions”) hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes (including in connection with any redemption or purchase of Notes pursuant to Article 3) when such payments are due from the trust referred to in Section 8.05 (“Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions”) hereof;

(2) the Company’s obligations with respect to the Notes under Article 2 and Section 4.02 (“Maintenance of Office or Agency”) hereof concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) this Section and Section 8.02 (“Legal Defeasance and Discharge”) of this Indenture.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 (“Legal Defeasance and Discharge”) notwithstanding the prior exercise of its option under Section 8.03 (“Covenant Defeasance”) hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 (“Option to Effect Legal Defeasance or Covenant Defeasance”) hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof, be released from each of their obligations under the covenants contained in Sections 4.07 (“Restricted Payments”), 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”), 4.09 (“Liens”), 4.10 (“Dividend and Other Payment Restrictions Affecting Subsidiaries”), 4.11 (“Transactions with Affiliates”), 4.12 (“Business Activities”), 4.13

(“Additional Note Guarantees”), 4.14 (“Designation of Restricted and Unrestricted Subsidiaries”), 4.15 (“Payments for Consent”), 4.16 (“Reports”), 4.17 (“Offer to Repurchase Upon Change of Control”), 4.18 (“Asset Sales”), 4.19 (“Impairment of Security Interest”) and 4.20 (“Withholding Taxes”) hereof and clause (a)(4) of Section 5.01 (“Merger, Consolidation, or Sale of Assets”) and Article 12 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 (“Events of Default”) hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 (“Option to Effect Legal Defeasance or Covenant Defeasance”) hereof of the option applicable to this Section 8.03 (“Covenant Defeasance”), subject to the satisfaction of the conditions set forth in Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof, Sections 6.01(3) through 6.01(6), Section 6.01(8) and Section 6.01(9) (“Events of Default”) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 (“Legal Defeasance and Discharge”) or 8.03 (“Covenant Defeasance”) hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, as affirmed in a writing delivered to the Trustee by a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on, the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 (“Repayment to Company”) hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section, the “Trustee”) pursuant to Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof in respect of the outstanding Notes will be (i) held in trust, (ii) at the written direction of the Company, such money may be invested, prior to maturity of the Notes, in Government Securities, and (iii) applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 (“Conditions to Legal or Covenant Defeasance”) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) (“Conditions to Legal or Covenant Defeasance”) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Subject to any unclaimed property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or Government Securities, and all liability of the Company as Trustee thereof, will thereupon cease;

provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Sections 8.02 (“Legal Defeasance and Discharge”) or 8.03 (“Covenant Defeasance”) hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Sections 8.02 (“Legal Defeasance and Discharge”) or 8.03 (“Covenant Defeasance”) hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.02 (“Legal Defeasance and Discharge”) or 8.03 (“Covenant Defeasance”) hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

Notwithstanding Section 9.02 (“With Consent of Holders”) of this Indenture, the Company, the Guarantors, the Trustee and the Noteholder Collateral Agent, as applicable, may amend or supplement this Indenture or the other Indenture Documents without the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations under the Indenture Documents in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) [Reserved];

(7) to evidence and provide for the acceptance of the appointment under this Indenture and the Collateral Agreements of a successor Trustee or Noteholder Collateral Agent;

(8) to make any other provisions with respect to matters or questions arising under this Indenture, the Collateral Agreements, the Notes or the Note Guarantees, provided that the actions pursuant to this clause will not adversely affect the interests of the Holders of the Notes in any material respect, as determined in good faith by the Company;

(9) to enter into additional or supplemental Collateral Agreements;

(10) to release Collateral when permitted or required by this Indenture or the Collateral Agreements;

(11) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture, including Section 4.08 (“Incurrence of Indebtedness and Issuance of Preferred Stock”);

(12) to add any Note Guarantee by allowing any Guarantor to execute a supplemental indenture with respect to the Notes;

(13) [Reserved]; or

(14) to accept and consent to, and to take all steps to perfect a security interest under, Collateral Agreements to be granted subsequent to the Issue Date, including with respect to Drilling Contracts and Internal Charters.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) (“Rights of Trustee”) hereof, the Trustee will join with the Company and the Guarantors in the execution of any amendment or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amendment or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders.

Except as provided in Section 9.01 (“Without Consent of Holders”) and in this Section, this Indenture or the other Indenture Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the other Indenture Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Section 2.08 (“Outstanding Notes”) and Section 2.09 (“Treasury Notes”) hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the purchase or redemption of the Notes (other than provisions relating to the covenants described above under Sections 3.07 (“Optional Redemption”), 3.08 (“Optional Redemption for Changes in Withholding Taxes”), 3.09 (“Mandatory Redemption Upon Event of Loss of a Vessel”), 4.17 (“Offer to Repurchase Upon a Change of Control”) and 4.18 (“Asset Sales”));

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, interest, or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, interest, or premium, if any, on the Notes;

(7) waive a redemption or repurchase payment with respect to any Note (other than a payment required by one of the covenants described above under Sections 3.07 (“Optional Redemption”), Section 3.09 (“Mandatory Redemption Upon Event of Loss of a Vessel”), 4.17 (“Offer to Repurchase Upon a Change of Control”) and 4.18 (“Asset Sales”));

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of the Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

In addition, the consent of Holders representing at least two-thirds of outstanding Notes will be required to release all or substantially all of the Collateral otherwise than in accordance with this Indenture and the Collateral Agreements.

Section 9.03 Compliance with TIA.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee and Noteholder Collateral Agent to Sign Amendments, etc.

The Trustee and/or the Noteholder Collateral Agent will sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and/or the Noteholder Collateral Agent. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it. In executing any amendment or supplemental indenture, the Trustee and/or the Noteholder Collateral Agent, as the case may be, will be entitled to receive and (subject to Section 7.01 (“Duties of Trustee”) hereof) will be fully protected in conclusively relying upon, in addition to the documents required by Section 13.04 (“Certificate and Opinion as to Conditions Precedent”) hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture and other Indenture Documents, as applicable, and that such amendment or supplemental indenture is the legal, valid and binding obligation of the Company and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

ARTICLE 10

SATISFACTION AND DISCHARGE

Section 10.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, and the Trustee, upon receipt from the Company of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been satisfied, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either:

(A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or shall occur as a result of such deposit (except a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and not provided for by the deposit required by clause (1) of this Section 10.01; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 10.02 (“Application of Trust Money”) and 8.06 (“Repayment to Company”) hereof will survive. In addition, nothing in this Section will be deemed to discharge those provisions of Section 7.07 (“Compensation and Indemnity”) hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02 Application of Trust Money.

Subject to the provisions of Section 8.05 (“Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions”) hereof, all money deposited with the Trustee pursuant to Section 10.01 (“Satisfaction and Discharge”) hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 (“Satisfaction and Discharge”) hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 (“Satisfaction and Discharge”) hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11

NOTE GUARANTEES

Section 11.01 Note Guarantee.

(a) Subject to this Article 11, and subject to the terms of the Intercreditor Agreements, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on a senior secured basis to the extent, with respect to security, set forth in Article 12 and the Collateral Agreements, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Noteholder Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Collateral Agreements or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee and the Noteholder Collateral Agent hereunder or thereunder or under any Collateral Agreement will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes, any Collateral Agreement or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder, the Noteholder Collateral Agent or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee, the Noteholder Collateral Agent or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Noteholder Collateral Agent and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(e) Each Guarantor who is or becomes an Internal Charterer by signing this Indenture or pursuant to a supplemental indenture agrees to execute and deliver an Earnings Assignment and an Insurance Assignment.

Section 11.02 Limitation on Guarantor Liability.

(a) Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or foreign law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11 to the extent relevant under such laws, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or being otherwise unenforceable under relevant law.

(b) The liability of each Guarantor incorporated or established in Poland (a “Polish Guarantor”) under this Indenture or any other Indenture Document to which it is a party shall, in all circumstances, be limited to an amount equal to the Polish Limitation Amount.

Section 11.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 (“Note Guarantee”) hereof, each Guarantor hereby agrees that this Indenture or a supplemental indenture in substantially the form attached hereto as Exhibit B will be signed by an Officer of such Guarantor (by manual or facsimile signature).

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an Officer whose signature is on this Indenture or a supplemental indenture, as applicable, no longer holds that office at the time the Trustee authenticates any Note, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the Issue Date, if required by Section 4.13 (“Additional Note Guarantees”) hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.13 (“Additional Note Guarantees”) hereof and this Article 11, to the extent applicable.

Section 11.04 Covenants and Agreements. By its execution and delivery of this Indenture, each Guarantor covenants and agrees as follows:

(1) either (x) if it is a Guarantor who holds title to a Vessel or (y) if it is a Guarantor who is an Internal Charterer of a Vessel, it hereby sells, assigns, transfers and sets unto the Noteholder Collateral Agent for the benefit of the Trustee and the Holders, to the Noteholder Collateral Agent’s own proper use and benefit to secure all of the Obligations of such Guarantor under its Note Guarantee, all the right, title, interest, claim and demand of such Guarantor in and to:

(a) from and after the time the Credit Agreement ceases to be outstanding, (i) any Internal Charter to which such Guarantor is a party including, without limitation, within such assignment the right to receive all moneys due and to become due under the Internal Charter and all rights arising out of the owner’s lien on cargoes and subfreights thereunder, all claims for damages arising out of the breach thereof and the right of the undersigned to terminate the Internal Charter, to perform thereunder and to compel performance of the terms thereof, (ii) all moneys and claims for moneys due and to become due to such Guarantor, and all claims for damages and all insurance and other proceeds in respect of, the actual or constructive loss of, or the requisition (whether of title or use), condemnation, sequestration, seizure, forfeiture or other taking of, such Vessel, and (iii) all proceeds of any of the foregoing;

(b) (i) all freights, hire and other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, such Guarantor, of whatsoever nature, arising out of or as a result of the use or operation (whether by Drilling Contract, Internal Charter, Permitted Third Party Charter or otherwise) by such Guarantor or its agents of the Vessel, including, without limitation, all rights arising out of the owner’s lien on cargoes and subfreights thereunder, (ii) all moneys and claims for moneys due and to become due to such Guarantor, and all claims for damages, arising out of the breach of any and all present and future Drilling Contracts, Internal Charters, Permitted Third Party Charters, contracts and operations of every kind whatsoever of the Vessel and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to such Guarantor, or its successors or assigns, arising out of or in any way connected with the present or future use or operation of the Vessel or arising out of or in any way connected with any and all present and future requisitions, Drilling Contracts, Internal Charters, Permitted Third Party Charters, contracts and other operations of the Vessel, (iii) all moneys and claims due and to become due to such Guarantor, and all claims for damages and all insurances and other proceeds, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, (iv) all right, title, interest and claim in any and all Internal Charters respecting the Vessel (whether such Internal Charter exists currently or in the future), and (v) any proceeds of any of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof;

(c) (i) all insurances in respect of such Vessel, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same (the “Insurances”), (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of the Insurances, (iii) all other rights of such Guarantor under or in respect of the Insurances, and (iv) any proceeds of any of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof;

(d) from and after the time the Credit Agreement ceases to be outstanding, each Drilling Contract to which such Guarantor is a party and all moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, such Guarantor, of whatsoever nature, in connection with any Drilling Contract and the proceeds thereof;

(2) if it becomes an Internal Charterer subsequent to the Issue Date, such Guarantor by its execution and delivery of this Indenture accedes to that certain Earnings Assignment by Internal Charterers dated as of [    ], 2016 and that certain Insurance Assignment by Internal Charterers dated as of [     ], 2016, as if such Internal Charterer were an original party to each, and makes the assignments contained therein;

(3) if it is an Internal Charterer as of the Issue Date but enters into a new Internal Charter subsequent to the Issue Date, such Guarantor by its execution and delivery of this Indenture confirms that certain Earnings Assignment by Internal Charterers dated as of [     ], 2016 and that certain Insurance Assignment by Internal Charterers dated as of [     ], 2016 apply to such new Internal Charter; and

(4) if such Guarantor is an Internal Charterer on or subsequent to the Issue Date, it hereby (a) consents to the assignment to the Trustee of such Internal Charter made in any Note Guarantee or any other Collateral Agreements and agrees that it will make payment of all moneys due and to become due under such Internal Charter, without setoff or deduction for any claim, in accordance with the Collateral Agreements and (b) agrees that such Internal Charter, and any claims it may have against the Vessel and any Guarantor that is an owner of a Vessel or an Internal Charterer thereof of such shall be subject and subordinate in all respects to the lien of the respective Mortgage in favor of the Noteholder Collateral Agent, as Noteholder Collateral Agent and mortgagee, on the respective Vessel, and, at the option of the Noteholder Collateral Agent, foreclosure under such Mortgage (through court proceeding or private action as the Noteholder Collateral Agent may determine in its sole discretion) shall terminate such Internal Charter (and automatically shall thereby terminate any claim for unpaid hire or any other amount otherwise become due to the undersigned hereunder) and such liens and divest the undersigned and all subcharterers of all right, title and interest in and to the respective Vessel.

Section 11.05 Releases.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any transfer, sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company, a Guarantor or a Restricted Subsidiary, if the sale or other disposition does not violate Section 4.18 (“Asset Sales”) or Article 5 of this Indenture and complies with the Collateral Agreements;

(2) in connection with any transfer, sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company, a Guarantor or a Restricted Subsidiary, if the transfer, sale or other disposition does not violate Section 4.18 (“Asset Sales”) or Article 5 of this Indenture and complies with the Collateral Agreements;

(3) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4) upon Legal Defeasance or satisfaction and discharge of this Indenture as provided under Sections 8.02 (“Legal Defeasance and Discharge”), 8.03 (“Covenant Defeasance”) and 10.01 (“Satisfaction and Discharge”);

(5) as provided in the Intercreditor Agreement or any other intercreditor agreement entered into in accordance with the terms of this Indenture; or

(6) as provided in Section 4.13 of this Indenture.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

Section 11.06 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 (“Releases”) hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(A) subject to Section 11.05 (“Releases”) hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, the Note Guarantees and the other Obligations under this Indenture and the Collateral Agreements, as applicable, pursuant to a supplemental indenture or an amendment thereto, as applicable, in each case reasonably satisfactory in form to the Trustee and the Noteholder Collateral Agent; or

(B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture and the Collateral Agreements,

provided, however, that the transfer, sale or other disposition, directly or indirectly, of all or substantially all of the assets of, directly or indirectly, the Company and its Restricted Subsidiaries, taken as a whole will be governed by Article 5 and Section 4.18 (“Asset Sales”) and may be subject to Section 4.17 (“Offer to Repurchase Upon Change of Control”).

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person and assumption of such obligations pursuant to this Section 11.04, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor and, except in the case of a lease, the predecessor Guarantor shall be relieved from the obligation to pay the principal of and interest on the Notes and its other obligations hereunder.

ARTICLE 12

SECURITY

Section 12.01 Grant of Security Interests; Intercreditor Agreement.

(a) The Company and the Guarantors:

(1) shall grant a Required Priority security interest in the Collateral as set forth in the Collateral Agreements to the Noteholder Collateral Agent for the benefit of the Second Lien Secured Parties, to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether at Stated Maturity thereof, on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all the Note Obligations of the Company and the Guarantors to the Holders, the Noteholder Collateral Agent and the Trustee under this Indenture, the Collateral Agreements, the Note Guarantees and the Notes, subject to the terms of the Second Lien Intercreditor Agreement and any other Permitted Liens;

(2) hereby covenant (A) to perform and observe their obligations under the Collateral Agreements and (B) take any and all commercially reasonable actions (including without limitation the covenants set forth in Section 4.19 (“Impairment of Security Interest”) and in this Article 12) required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreements and the Note Guarantees valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral, in favor of the Noteholder Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens (other than Permitted Liens), in each case, except as expressly permitted herein, therein or in the Second Lien Intercreditor Agreement;

(3) shall warrant and defend the title to the Collateral against the claims of all persons, if and to the extent permitted by the Second Lien Intercreditor Agreement and any Permitted Liens; and

(4) shall do or cause to be done, at their sole cost and expense, all such actions and things as may be necessary, or as may be required by the provisions of the Collateral Agreements, to confirm to the Noteholder Collateral Agent the security interests in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Note Guarantees secured hereby, according to the intent and purpose herein and therein expressed.

(b) Each Holder, by its acceptance of a Note:

(1) appoints the Noteholder Collateral Agent to act as its agent (and by its signature below, the Noteholder Collateral Agent accepts such appointment);

(2) consents and agrees to the terms of the Intercreditor Agreements and each of the other Collateral Agreement, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms, and authorizes and directs the Noteholder Collateral Agent to enter into the Intercreditor Agreements and each of the other Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith;

(3) appoints and authorizes and directs the Noteholder Collateral Agent and the Trustee to enter into the Intercreditor Agreements, and, at a future date, to enter into the Second Lien Intercreditor Agreement pursuant to paragraph (ii) of the definition thereof with any agent or bank or financial institution that is acting in respect of a Credit Facility (or proposed Credit Facility) to the Company or any Guarantor; and

(4) irrevocably and unconditionally consents and agrees to the terms set forth in the immediately succeeding clause (A) below and instructs the Noteholder Collateral Agent and the Trustee to take all actions required with respect to the Notes, the Intercreditor Agreements and the related Collateral to give effect to such terms as set forth therein:

(A) Partial Vessel Sales. The Grantors are permitted from time to time to sell, convey or otherwise transfer to another Person (the “Vessel Minority Interest Owner”) partial interests in a Vessel, subject to the terms and conditions set forth in the applicable Indenture Document, including without limitation, the terms of this Indenture and the Collateral Agreements; provided that, in any event, such sale, conveyance, or transfer shall be subject to the Ship Mortgage with respect to such Vessel. If the Noteholder Collateral Agent receives any amount in payment or on account of any Note Obligations and the Noteholder Collateral Agent pays or distributes to the Vessel Minority Interest Owner all or part of such amount by reason of the immediately succeeding clause (i) or (ii) below, then each Grantor shall be and remain liable to the Second Lien Secured Parties for, and the Note Obligations shall not be reduced by, the amount so paid or distributed to the same extent as if such amount had never originally been received by the Noteholder Collateral Agent, and any guarantee of the Note Obligations with respect to such amount shall continue to be effective or be reinstated, as the case may be, all as if such payment or distribution had not occurred. In connection with the foregoing:

(i)

upon the occurrence of any Event of Loss in respect of the applicable Vessel and the receipt of Event of Loss Proceeds by the Noteholder Collateral Agent, notwithstanding the redemption provisions set forth under Section 3.09 (“Mandatory Redemption Upon Event of Loss of a

Vessel”) to the contrary, the Noteholder Collateral Agent shall distribute such Event of Loss Proceeds, subject to the terms of, and the relative priorities and related rights set forth in, the Intercreditor Agreements as follows: (A) first, to the payment of all unpaid fees, expenses, reimbursements and indemnification amounts owed to the Noteholder Collateral Agent and any other Agent or Authorized Representative and all fees owed to any of them in connection with the collection of such proceeds (regardless of whether allowed or allowable as a claim in any bankruptcy proceeding), pro rata in accordance with the relative amounts thereof on the date of any payment or distribution; (B) second, with the remaining balance of the applicable Event of Loss Proceeds after giving effect to the distribution set forth in the immediately preceding subclause (A), to the extent such amounts have not been previously paid, to such Vessel Minority Interest Owner, in an amount equal to the product of (x) such remaining balance and (y) the percentage of ownership interest in the applicable Vessel of the Vessel Minority Interest Owner; (C) third any remaining balance of the applicable Event of Loss Proceeds after giving effect to the distributions set forth in the immediately preceding subclauses (A) and (B), to the Second Lien Secured Parties and (D) fourth prior to the discharge of the Secured Convertible Obligations, any remaining balance of the applicable Event of Loss Proceeds after giving effect to the distributions set forth in the immediately preceding subclauses (A), (B) and (C), to the Secured Convertible Notes Trustee; and (E) fifth, any surplus proceeds then remaining after the distributions set forth in subclauses (A), (B), (C) and (D) will be returned to the applicable Grantor or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

(ii)	any bill of sale or other instrument of partial transfer shall state on its face that the interest transferred to the Vessel Minority Interest Owner is subject to the lien of the relevant Ship Mortgage, and the Vessel Minority Interest Holder shall explicitly acknowledge to the Noteholder Collateral Agent that the Vessel Minority Interest Holder takes such interest subject to the relevant Ship Mortgage; and

(iii)	no provision of any Indenture Document shall limit or otherwise prohibit or restrict such Grantor’s ability to distribute to such Vessel Minority Interest Owner its pro rata share of revenue, earnings or other distributions due and owing and made in respect of such Vessel; provided that this clause (iii) shall be subject to the immediately preceding clauses (i) and (ii) and shall not modify or limit the application of any provision of any Indenture Document.

(c) This Article 12, the Security Agreement and the other Collateral Agreements (other than the Intercreditor Agreements) will be subject to the terms, limitations and conditions set forth in the Second Lien Intercreditor Agreement. In the event of any conflict between the terms of the Second Lien Intercreditor Agreement and this Indenture, the terms of the Second Lien Intercreditor Agreement shall control.

(d) Subject to the Second Lien Intercreditor Agreement, the Trustee will (as directed by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding) determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Agreements and whether to foreclose on the Collateral following a Default or Event of Default.

Section 12.02 Recording and Opinions.

(a) The Company shall, and shall cause each of the Guarantors to, at their sole cost and expense, take or cause to be taken all commercially reasonable action required to perfect (except as expressly provided in the Collateral

Agreements), maintain (with the priority required under the Collateral Agreements), preserve and protect the security interests in the Collateral granted by the Collateral Agreements, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Noteholder Collateral Agent, and the Trustee under this Indenture and the Collateral Agreements to all property comprising the Collateral pursuant to the terms of the Collateral Agreements, and (ii) the delivery of the certificates, if any, evidencing the certificated securities pledged under the Collateral Agreements, duly endorsed in blank or accompanied by undated stock powers or other instruments of transfer executed in blank. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant thereto.

(b) If property of a type constituting Collateral is acquired by the Company or any Guarantor that is not automatically subject to a Lien or perfected security interest under the Collateral Agreements or there is a new Guarantor, then the Company or such Guarantor will, as soon as practicable after such property’s acquisition or such Subsidiary becoming a Guarantor and in any event within 20 Business Days or as soon as practicable where applicable local law requires additional time for compliance with applicable legal requirements, grant Liens having Required Priority on such property (or, in the case of a new Guarantor, all of its assets constituting the type that is Collateral) in favor of the Second Lien Secured Parties and deliver certain certificates (including in the case of real property title insurance) in respect thereof as required by this Indenture or the Collateral Agreements and take all necessary steps to perfect the security interest represented by such Liens.

(c) The Company shall furnish to the Trustee and the Noteholder Collateral Agent (if other than the Trustee), on or within one month of December 31 of each year, commencing December 31, 2016, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or (2) stating that, in the opinion of such counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Agreements.

Section 12.03 Release of Collateral.

(a) The Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing Note Obligations under any one or more of the following circumstances:

(1) upon the full and final payment and performance of all Note Obligations of the Company and the Guarantors;

(2) with respect to any asset constituting Collateral, if such Collateral is sold or otherwise disposed of in accordance with the terms of Section 4.18 (“Asset Sales”) and the Collateral Agreements and the Company has delivered to the Noteholder Collateral Agent an Officers’ Certificate certifying to such effect; provided that (a) any cash received from a disposition of Collateral will be required to be deposited in a deposit account controlled by the Company and held as Collateral subject to the Liens pending its application or use in compliance with Section 4.18 (“Asset Sales”) and, from such deposit account, the Company or any Restricted Subsidiary may withdraw funds to deploy the proceeds of an Asset Sale in compliance with Section 4.18 (“Asset Sales”); and (b) to the extent that any disposition in such Asset Sale was of Collateral, the non-cash consideration received is pledged as Collateral under the Collateral Agreements substantially simultaneously with such sale, in accordance with the requirements set forth in this Indenture and the Collateral Agreements;

(3) upon legal or covenant defeasance or satisfaction and discharge of the Notes as provided in Sections 8.02, (“Legal Defeasance and Discharge,”), 8.03 (“Covenant Defeasance”) and 10.01 (“Satisfaction and Discharge,”);

(4) with respect to an applicable Subsidiary, upon the occurrence of a Contract Unwind Trigger;

(5) with respect to any assignment of rights under the respective terminated Internal Charter only, upon the occurrence of an Internal Charter Unwind Trigger;

(6) if any Guarantor is released from its Note Guarantee in accordance with the terms of this Indenture (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary), that Guarantor’s assets will also be released from the Liens securing its Note Guarantee and the other Obligations; or

(7) as provided in the Second Lien Intercreditor Agreement.

(b) In addition to the foregoing, the Company and the Guarantors will comply with the provisions of TIA § 314. To the extent applicable, the Company and the Guarantors will comply with TIA § 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the security documents. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by the Company. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to one or a series of released Collateral.

(c) With respect to any release of Collateral, except as otherwise provided in the Intercreditor Agreements, upon receipt of an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Collateral Agreements to such release have been met, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Noteholder Collateral Agent shall, at the Company’s sole cost and expense, execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements, including the Intercreditor Agreements. Neither the Trustee nor the Noteholder Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and the Trustee and the Noteholder Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until (i) it receives such Officers’ Certificate and Opinion of Counsel or (ii) the Intercreditor Agreements expressly provides for automatic release of Collateral under this Indenture.

(d) For the purposes of the TIA or otherwise under the Indenture, the release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture, the Collateral Agreements or the Credit Agreement Collateral Agreements.

Section 12.04 Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or any Guarantor to any Person other than the Company or a Guarantor, and the Company or any Guarantor requests in writing that the Noteholder Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Noteholder Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form prepared by the Company or such Guarantor) such an instrument without representation or warranty promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Noteholder Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

Section 12.05 Authorization of Actions to be Taken by the Noteholder Collateral Agent Under the Collateral Agreements.

Subject to the provisions of the applicable Collateral Agreements and the Intercreditor Agreements, the Trustee and each Holder, by acceptance of any Notes, agrees that (a) the Noteholder Collateral Agent shall execute and deliver the Intercreditor Agreements, the Collateral Agreements, and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof, (b) the Noteholder Collateral Agent shall, at the written direction of Holders of at least 50% in aggregate principal amount of the Notes then outstanding voting as a single class, take all actions as directed in order to (i) enforce any of the terms of the Collateral Agreements and the Intercreditor Agreements and

(ii) collect and receive any and all amounts payable in respect of the Obligations and other Note Obligations of the Company and the Guarantors hereunder and under the Notes, the Note Guarantees, the Intercreditor Agreements, the Collateral Agreements and the other Indenture Documents and (c) the Noteholder Collateral Agent shall have power to institute and to maintain such suits and proceedings as Holders of at least 50% in aggregate principal amount of the Notes then outstanding voting as a single class may instruct it in writing to take to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Holders may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders or any other Second Lien Secured Party in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Noteholder Collateral Agent, the Holders, the Trustee or any other Second Lien Secured Party). Notwithstanding the foregoing, at any time the Noteholder Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, shall take, or instruct the Noteholder Collateral Agent in writing to take, such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of this Indenture and the Second Lien Intercreditor Agreement. The Noteholder Collateral Agent shall be entitled to the rights contained in and shall be protected by the provisions contained in Article 7 of this Indenture. Notwithstanding anything to the contrary in this Indenture or the Collateral Agreements, neither the Trustee nor the Noteholder Collateral Agent shall be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Collateral Agreements (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Trustee or the Noteholder Collateral Agent be responsible for, and neither the Trustee nor the Noteholder Collateral Agent makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Agreements or the security interests or Liens intended to be created thereby.

Section 12.06 Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Noteholder Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements and to the extent not prohibited under the Second Lien Intercreditor Agreement, as applicable, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 (“Priorities”) and the other provisions of this Indenture.

Section 12.07 Replacement of Noteholder Collateral Agent.

A resignation or removal of the Noteholder Collateral Agent and appointment of a successor Noteholder Collateral Agent may be effected pursuant to the terms of the Security Agreement.

Section 12.08 Further Assurances.

(a) Neither the Company nor any Guarantor will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted or required by this Indenture and the Collateral Agreements.

(b) To the extent that any agreement, instrument, Mortgage or other document is required to be delivered to give effect to and perfect the Liens, the Company and the Guarantors will be required to use their commercially reasonable efforts to deliver such instruments, Mortgages and/or other documents as soon as possible but in no event later than 20 Business Days following the Issue Date or, if an asset is acquired or delivered after the Issue Date, not later than 20 Business Days after such acquisition or delivery date; provided, however, that:

(1) the Company shall, and the Company shall cause any Guarantor to, at their sole cost and expense, deliver to the Noteholder Collateral Agent:

(A) not more than five (5) months after the Issue Date, an opinion of Panamanian counsel reasonably acceptable to the Noteholder Collateral Agent to the effect that the Ship Mortgages covering the Panamanian flag vessels have been duly permanently registered in the Public Registry as appropriate in Panama,

(B) not more than 45 days after the Issue Date, a third lien pledge agreement with respect to the shares of Vantage Driller ROCO S.R.L. and an opinion of Romanian counsel with respect thereto covering customary matters and substantially similar to the opinion delivered in connection with the Credit Agreement,

(C) not more than 45 days after the Issue Date, a third ranked quota pledge agreement with respect to the shares of Vantage Holding Hungary Kft., a third ranked floating charge agreement and an opinion of Hungarian counsel with respect thereto covering customary matters and substantially similar to the opinion delivered in connection with the Credit Agreement, and

(D) not more than 45 days after the Issue Date, a third lien share charge with respect to the shares of Vantage International Management Company Pte. Ltd. and an opinion of Singaporean counsel with respect thereto covering customary matters and substantially similar to the opinion delivered in connection with the Credit Agreement, and

(2) to the extent that any agreement, instrument, mortgage or other document referred to in the foregoing or otherwise to be delivered to give effect to and perfect Liens in connection with the Credit Agreement shall be permitted thereby to be delivered after the Issue Date, any corresponding agreement, instrument, Mortgage or other document required to be delivered to give effect to and perfect the Liens shall be permitted to be delivered after the Issue Date, but no later than substantially concurrently with the time required for delivery of such instrument, mortgage or other document under the Credit Agreement.

(c) Upon the occurrence of a Contract Winning Trigger, the Company shall cause the applicable Subsidiary to pledge its assets and property pursuant to the Collateral Agreements to become part of the Collateral subject to the Liens and shall perfect such Liens as soon as practicable but not later than 20 Business Days or as soon as practicable where applicable local law requires additional time for compliance with applicable legal requirements; and such Liens shall be released upon the occurrence of a Contract Unwind Trigger, provided that no assets or property have been transferred or sold, directly or indirectly, by the Company or a Guarantor to such applicable Subsidiary that is subject to Section 4.18 (“Asset Sales”).

(d) From and after the time the Credit Agreement and any other Indebtedness that is secured by a Lien on the Collateral that is senior to the Lien securing the Notes, ceases to be outstanding, the Company will pledge, and will cause any of its relevant Subsidiaries to pledge, as soon as practicable, all of their Equity Interests in P.T. Vantage Drilling Company Indonesia as Collateral subject to the Liens for the benefit of the Noteholder Collateral Agent under the applicable Collateral Agreements, and will deliver such other instruments and execute such other documents as may be reasonably required to perfect such Liens.

(e) In furtherance of the foregoing in this Section 12.08, the Company shall, and they shall cause any Guarantor to, at their sole cost and expense:

(1) execute and deliver all such agreements and instruments and take all further action as reasonably necessary to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements; and

(2) file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect the Liens created by the Collateral Agreements.

ARTICLE 13

MISCELLANEOUS

Section 13.01 TIA Controls.

The terms of the Notes include those stated herein and those made part of this Indenture by the TIA, which applies to this Indenture and is incorporated by reference herein. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control. Sections 316(a) and 315(d)(3) of the TIA are expressly excluded from this Indenture (including all Notes issued pursuant hereto), to the maximum extent permissible thereunder.

Section 13.02 Notices.

Any notice or communication by the Company, any Guarantor, the Trustee or the Noteholder Collateral Agent to the others is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Offshore Group Investment Limited

777 Post Oak Boulevard

Suite 800

Houston, Texas 77056

Attention: Chief Financial Officer

Facsimile: 281-404-4749

If to the Trustee and Noteholder Collateral Agent:

U.S. Bank National Association, as Trustee and Noteholder Collateral Agent

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention: Corporate Trust Services

Facsimile: 860-241-6897

The Company, any Guarantor, the Trustee or the Noteholder Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery or by electronic means to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for any notice (including any notice of redemption or offer to purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the Applicable Procedures of such Depositary.

A copy of this Indenture and the Collateral Agreements may be requested in writing to the Company by a Holder for no charge.

Section 13.03 Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Agreement, any Note Guarantee or the Notes. The Company, the Trustee, the Noteholder Collateral Agent the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or the Noteholder Collateral Agent, as the case may be, to take any action under this Indenture or any Collateral Agreement, the Company shall furnish to the Trustee or the Noteholder Collateral Agent, as the case may be:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Noteholder Collateral Agent, as the case may be (which must include the statements set forth in Section 13.05 (“Statements Required in Certificate or Opinion”) hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 (“Statements Required in Certificate or Opinion”) hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Agreement (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No present, past or future director, officer, employee, incorporator or stockholder of the Company, any Restricted Subsidiary or any Guarantor, as such, will have any liability for any obligations of the Company, any Restricted Subsidiary or the Guarantors under the Notes, this Indenture, the Note Guarantees or the Collateral Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES AND CERTAIN OF THE COLLATERAL AGREEMENTS, INCLUDING THE SECURITY AGREEMENT AND THE INTERCREDITOR AGREEMENTS.

Each party not located in the United States appoints C T Corporation System, which currently maintains a New York office at 111 Eighth Avenue, New York, New York, 10011, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.

Section 13.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee and the Noteholder Collateral Agent in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 (“Releases”) hereof.

Section 13.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

OFFSHORE GROUP INVESTMENT LIMITED

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

[SIGNATURE PAGE TO SECOND LIEN INDENTURE]

GUARANTORS:

DRAGONQUEST HOLDINGS COMPANY

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

EMERALD DRILLER COMPANY

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

P2020 RIG CO.

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

P2021 RIG CO.

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

SAPPHIRE DRILLER COMPANY

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

[SIGNATURE PAGE TO SECOND LIEN INDENTURE]

VANTAGE DEEPWATER COMPANY

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

VANTAGE DRILLER I CO

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

VANTAGE DRILLER II CO

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

VANTAGE DRILLER III CO

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

VANTAGE DRILLER IV CO.

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

VANTAGE DRILLER VI CO.

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

[SIGNATURE PAGE TO SECOND LIEN INDENTURE]

VANTAGE DRILLING AFRICA

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

VANTAGE HOLDINGS MALAYSIA I CO.

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

VANTAGE INTERNATIONAL MANAGEMENT CO.

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

VANTAGE HOLDINGS CYPRUS ODC LIMITED

By:
Name: Ronald J. Nelson
Title: Director

VANTAGE DEEPWATER DRILLING, INC.

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

VANTAGE DELAWARE HOLDINGS, LLC

By:
Name: Paul A. Bragg
Title: President

[SIGNATURE PAGE TO SECOND LIEN INDENTURE]

VANTAGE ENERGY SERVICES, INC.

By:
Name: Paul A. Bragg
Title: President

VANTAGE HOLDING HUNGARY KFT.

By:
Name: Linda Ibrahim
Title: Managing Director

By:
Name: Krisztina Zsuzsanna Tothne Balogh
Title: Managing Director

PT. VANTAGE DRILLING COMPANY INDONESIA

By:
Name: David Tait
Title: Director

VANTAGE DRILLING LABUAN I LTD.

By:
Name: Ronald J. Nelson
Title: Director

VANTAGE DRILLING (MALAYSIA) I SDN. BHD.

By:
Name: Ronald J. Nelson
Title: Director

[SIGNATURE PAGE TO SECOND LIEN INDENTURE]

VANTAGE DRILLING NETHERLANDS B.V.

By:
Name: Linda Ibrahim
Title: Managing Director A

By:
Name: TMF Management B.V.
Title: Managing Director B

By:
Name: TMF Management B.V.
Title: Managing Director B

VANTAGE DRILLER ROCO S.R.L.

By:
Name: Ronald J. Nelson
Title: Director

VANTAGE DRILLER ROCO – LUXEMBOURG BRANCH

By:
Name: Rui Gomes
Title: Branch Manager

[SIGNATURE PAGE TO SECOND LIEN INDENTURE]

VANTAGE INTERNATIONAL MANAGEMENT COMPANY PTE. LTD.

By:
Name: Douglas G. Smith
Title: Director

[SIGNATURE PAGE TO SECOND LIEN INDENTURE]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,

By:
Name:
Title:

NOTEHOLDER COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION,

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND LIEN INDENTURE]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of this Indenture]

[Insert the Restricted Security Legend, if applicable pursuant to the provisions of this Indenture]

CUSIP:

ISIN:

10% Senior Secured Second Lien Notes due 2020

No. [•]	$

Offshore Group Investment Limited

promises to pay to [            ] or registered assigns, the principal sum of             DOLLARS on December 31, 2020. This Note is being issued at par value.

Interest Payment Dates: June 30 and December 31

Record Dates: June 15 and December 15.

Dated: [•], 2016

OFFSHORE GROUP INVESTMENT LIMITED

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated as of:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]

10% Senior Secured Second Lien Notes due 2020

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Offshore Group Investment Limited, a Cayman Islands exempted company (the “Company”), promises to pay interest on the principal amount of this Note at a rate of 10% per annum, from the Issue Date until maturity. The Company will pay interest semi-annually in arrears on June 30 and December 31 of each year, commencing on June 30, 2016, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (without regard to any applicable grace period), from time to time on demand at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will notify the Trustee in writing of the amount of interest proposed to be paid on each Note and the date of the proposed payment. All references to “interest” shall mean the initial interest rate borne by the Notes plus any Default Interest. If there has been no demand that the Company pay Default Interest, the Company shall pay Default Interest, if any, in the same manner as other interest, and on the same dates as set forth in the Notes and in the Indenture dated as of [•], 2016 (the “Indenture”) among the Company, the Guarantors, the Trustee and the Noteholder Collateral Agent.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders at the close of business on June 15 or December 15 immediately preceding the next Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that (1) payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent and (2) such payment by check may only be paid so long as no event of default under the Indenture is continuing. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The principal of the Notes shall be payable only upon surrender of any Note at the specified offices of the Paying Agent. If the due date for payment of the principal in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity; provided that no Event of Default is continuing.

(4) INDENTURE AND COLLATERAL AGREEMENTS. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the Indenture, the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. Holders are entitled to the benefits of the Collateral Agreements.

Each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in, and subject to, the Indenture (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Note Guarantees and the Indenture, and the limitations thereon, are expressly set forth in Article 11.

(5) RANKING. This Note shall constitute a senior obligation of the Company and the Obligation of the Company under the Indenture and this Note shall be secured pursuant to the Collateral Agreements. The Indenture and this Note are entered into with the benefit of and subject to the terms of the Intercreditor Agreements, and the rights and benefits of the Second Lien Secured Parties hereunder are limited by and subject to the terms of the Intercreditor Agreements including as to payment priority.

(6) OPTIONAL REDEMPTION.

(a) If and to the extent permitted by the Intercreditor Agreements, at any time prior to the Maturity Date of the Notes, the Company may, at its option, redeem the Notes, in whole or in part, at one time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest, if any, to, the applicable Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date in respect of then outstanding Notes.

(b) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(7) MANDATORY REDEMPTION. Subject to the terms of, and the relative priorities and related rights set forth in the Intercreditor Agreements, the Company may be required to make a mandatory redemption pursuant to Section 3.09 (“Mandatory Redemption Upon Event of Loss of a Vessel”) of the Indenture.

(8) REPURCHASE AT THE OPTION OF HOLDER.

Subject to the terms of, and the relative priorities and related rights set forth in the Intercreditor Agreements, if a Change of Control occurs, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to minimum amounts of $1,000 and integral multiples of $1,000) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within ten (10) Business Days following any Change of Control or, at the Company’s option, prior to such Change of Control but after public announcement thereof, the Company will send a notice to each Holder and the Trustee setting forth the procedures governing the Change of Control Offer as required by the Indenture.

Subject to the terms of, and the relative priorities and related rights set forth in the Intercreditor Agreements, if the Company or a Restricted Subsidiary of the Company consummates an Asset Sale pursuant to Section 4.18 (“Asset Sales”) of the Indenture, the Company, in circumstances specified in the Indenture, may be required to commence an offer to all Holders and all holders of Pari Passu Obligations containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.10 (“Offer to Purchase by Application of Excess Proceeds”) of the Indenture to purchase the maximum principal amount of Notes and such other Pari Passu Obligations that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. Holders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related Purchase Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(9) NOTICE OF REDEMPTION. Notice of redemption will be delivered at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes. Only Holders have rights under the Indenture and this Note.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees and the Collateral Agreements may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, voting as a single class, and any existing Default or Event or Default or compliance with the Indenture, the Notes, the Note Guarantees and the Collateral Agreements may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes, the Note Guarantees and the Collateral Agreements may be amended or supplemented to cure any ambiguity, defect or inconsistency and to effect certain other changes as set forth in the Indenture.

(13) DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (10) or (11) of Section 6.01 and of the Indenture, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any,) if it determines that withholding notice is to their benefit. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or stockholder of the Company, any Restricted Subsidiary or any Guarantor, as such, will have any liability for any obligations of the Company, any Restricted Subsidiary or the Guarantors under the Notes, the Indenture, the Note Guarantees or the Collateral Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) [REMOVAL OF RESTRICTED SECURITY LEGEND. Each holder of any Note evidenced by any Certificated Note bearing the Restricted Security Legend, by its acceptance thereof, (A) authorizes and consents to and appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such holder’s behalf, as the Depository or the Trustee may require to effect and (B) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depository or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the Restricted Security Legend set forth on the face of such Note (including by means of the exchange of all or the portion of such Restricted Security evidencing such Note for a certificate evidencing such Note that does not bear such Restricted Security Legend) in accordance with the Securities Act and any applicable securities laws.]1

(19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE, THE NOTE GUARANTEES AND THE COLLATERAL AGREEMENTS.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or the Collateral Agreements. Requests may be made to:

OFFSHORE GROUP INVESTMENT LIMITED

777 Post Oak Boulevard

Suite 800

Houston, Texas 77056

Attention: Chief Financial Officer

[1]	Insert only for Notes representing Restricted Securities.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.17 (“Offer to Repurchase Upon Change of Control” or Section 4.18 (“Asset Sales”) of the Indenture, check the appropriate box below:

❑ Section 4.17 (“Offer to Repurchase Upon Change of Control”)	❑ Section 4.18 (“Asset Sales”)

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.17 (“Offer to Repurchase Upon Change of Control”) or Section 4.18 (“Asset Sales”) of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , 20     ,             among             (the “Guaranteeing Subsidiary”), a subsidiary of Offshore Group Investment Limited(or its permitted successor), a Cayman Islands exempted company (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of [_], 2016 providing for the issuance of 10% Senior Secured Second Lien Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 (“Without Consent of Holders”) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof, and subject to the limitations therein.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated:             , 20

[NEW GUARANTOR]

By:
Name:
Title:

OFFSHORE GROUP INVESTMENT LIMITED, as the Company

By:
Name:
Title:

[ADD ADDITIONAL GUARANTORS], as Guarantor

By:
Name:
Title:

U.S. BANK NATIONAL
ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT C-1

FORM OF SHIP MORTGAGE

(REPUBLIC OF PANAMA)

SECOND NAVAL MORTGAGE

By

[Shipowner],

as Shipowner,

To

U.S. BANK NATIONAL ASSOCIATION,

as

Noteholder Collateral Agent and Mortgagee,

Dated [ ● ], 2016

Panamanian Vessel

“[Vessel]”

This SECOND NAVAL MORTGAGE (this “Mortgage”) is made this [ ● ] day of [ ● ], by [ ● ] (the “Shipowner”) with an address at: [ ● ], to U.S. BANK NATIONAL ASSOCIATION, as Noteholder Collateral Agent pursuant to the terms of the Second Lien Indenture (defined below) (in such capacity, the “Noteholder Collateral Agent”, together with its successors and assigns in such capacity, the “Mortgagee”), with an address at: 225 Asylum Street, 24rd Floor, Hartford, Connecticut 06103.

WHEREAS:

1. The Shipowner is the sole owner of the whole of the Panamanian flag vessel, “[ ● ]” with Permanent Patent Number [ ● ], which is duly documented in the name of the Shipowner under the laws and flag of the Republic of Panama, which vessel is further described on Schedule I attached hereto and made a part hereof.

2. The Shipowner has executed and delivered and caused to be registered a First Naval Mortgage dated the date hereof (the “First Mortgage”) in favor of Royal Bank of Canada, as Collateral Agent (in such capacity the “First Mortgagee”).

3. The Shipowner is party to that certain Indenture, dated as of February     , 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time) (the “Second Lien Indenture”), among Offshore Group Investment Limited (the “Issuer”), the Shipowner, and the Guarantors (as defined therein; the Issuer and the Guarantors including the Shipowner being called collectively the “Transaction Parties”), and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent, pursuant to which the Issuer has issued notes (the “Notes”) in an aggregate principal amount of Seventy-six Million One Hundred Twenty-five Thousand United States Dollars (US$76,125,000). Accordingly the principal amount of this Mortgage is Seventy-six Million One Hundred Twenty-five Thousand United States Dollars. The form of the Second Lien Indenture is annexed hereto as Exhibit A and hereby made a part hereof; the form of the Notes is part of such Exhibit A and made a part hereof.

4. The Shipowner has issued its Note Guarantee (the “Guaranty”), whereby it has guaranteed the Issuer’s obligations under the Second Lien Indenture. The Shipowner will receive substantial, direct and indirect, benefits through the issuance of the Notes under the terms of the Second Lien Indenture and related documents; in consideration of such benefit and other good and valuable consideration and to secure the obligations under the Guaranty, the receipt and sufficiency of which are hereby acknowledged, the Shipowner has executed this Mortgage.

5. The Shipowner, the other Transaction Parties, the Mortgagee, Royal Bank of Canada as the Initial First Lien Collateral Agent for the Initial First Lien Claimholders (as each such term is defined in the Second Lien Intercreditor Agreement defined here), and the other parties from time to time parties thereto have entered into a Second Lien Intercreditor Agreement dated as of the date hereof (the “Second Lien Intercreditor Agreement”), which Second Lien Intercreditor Agreement supersedes and governs and controls certain of the rights, remedies and obligations of the parties thereto, including but not limited to, certain of the rights, remedies and obligations of the Shipowner and the Mortgagee hereunder. The form of the Second Lien Intercreditor Agreement is attached hereto as Exhibit B and hereby made a part hereof.

1

6. This Mortgage secures the Secured Obligations as defined below (including, without limitation, the costs, expenses and other amounts payable by Shipowner hereunder pursuant to Section 4.9 in connection with Mortgagee’s enforcing its rights and remedies pursuant to this Mortgage) and the Shipowner has duly authorized the execution and delivery of this Mortgage; provided that this Mortgage is subject to the lien and operation of the First Mortgage in favor of the First Mortgagee.

7. The Notes bear interest at the rate set forth in Section 2.14 of the Second Lien Indenture and are repayable in accordance with the terms of the Notes and Section 4.01 of the Second Lien Indenture.

NOW, THEREFORE, to secure the prompt payment of the Secured Obligations and the performance and observance of all agreements, covenants and provisions of the Shipowner contained in its Guaranty, the Second Lien Indenture, this Mortgage and any other Second Lien Note Documents (as defined below), the Shipowner has mortgaged and by these presents does hereby execute and constitute a Second Naval Mortgage, subject to the terms of the First Mortgage, in accordance with the provisions of Chapters V and VI, Title IV of Law No. 55 of August 6, 2008 amended by Law 27 of October 28th, 2014 of the Republic of Panama and the pertinent provisions of the Civil Code and other laws of the Republic of Panama upon the whole of the vessel (as more specifically described on Schedule I) to the Mortgagee, together with all of the boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, boats, anchors, cables, chains, rigging, tackle, outfit, apparel, furniture, fittings, equipment, spares, fuel, stores and all other appurtenances thereunto appertaining or belonging, and also any and all additions, improvements and replacements hereafter made in or to such vessel, or any part thereof, or in or to her equipment and appurtenances aforesaid (collectively, the “Vessel”);

TO HAVE AND TO HOLD all and singular the Vessel unto the Mortgagee and its successors and permitted assigns, to its and its successors’ and permitted assigns’ own use, benefit and behoof forever, subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, subject to the rights of the Shipowner therein as herein provided;

IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Vessel is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth.

ARTICLE I.

DEFINITIONS

Section 1.1 For purposes of this Mortgage, the following terms shall have the respective meanings given to them below. Capitalized terms used herein and not otherwise defined herein are used herein as defined in, or by reference in, the Second Lien Indenture.

Section 1.2 The following terms shall have the following meanings:

“Event of Default” means the occurrence of an “Event of Default” as defined in the Second Lien Indenture.

2

“Permitted Liens” has the meaning given to such term in the Second Lien Indenture.

“Second Lien Note Documents” means the “Indenture Documents” as defined in the Second Lien Indenture.

“Secured Obligations” means the “Note Obligations” as defined in the Second Lien Indenture.

“Secured Parties” means the “Secured Parties” as defined in the Second Lien Indenture.

ARTICLE II.

COVENANTS OF THE SHIPOWNER

The Shipowner covenants and agrees with the Mortgagee as follows:

Section 2.1 (a) The Shipowner acknowledges it is justly indebted in accordance with the terms of the Second Lien Indenture, its Guaranty, and any other Second Lien Note Documents. The Shipowner will pay when due all Secured Obligations from time to time payable by the Shipowner under the Second Lien Indenture, its Guaranty, and the other Second Lien Note Documents and will observe, perform and comply with the covenants, terms and conditions herein and, as applicable, in the Second Lien Indenture, its Guaranty and any other Second Lien Note Documents, on its part to be observed, performed or complied with. The formula for the calculation of interest on the amounts due under the Notes and the other Second Lien Note Documents, and the terms of payment together with the terms of the repayment of the principal of the Secured Obligations that is in existence as of the date hereof are provided in the Second Lien Indenture and the other Second Lien Note Documents, as applicable.

(b) [reserved].

Section 2.2 The Shipowner is and shall remain duly qualified to own, document and operate the Vessel under the applicable Legal Requirements of the Republic of Panama. The Vessel is duly documented in the name of the Shipowner as owner under the laws of the Republic of Panama with the Permanent Patent Number set forth in Whereas Clause 1 hereof.

Section 2.3 The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any Lien, charge or encumbrance whatsoever (except for this Mortgage, the First Mortgage, and Permitted Liens), and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all Persons whomsoever.

Section 2.4 The Shipowner has caused this Mortgage to be duly filed and recorded and will comply with and satisfy all of the provisions and requirements of the Republic of Panama relating to the mortgaging of Panamanian flag vessels (including, but not limited to, the provisions and requirements of Chapters V and VI, Title IV of Law No. 55 of August 6, 2008 of the Republic of Panama amended by Law 27 of October 28th, 2014 and the pertinent provisions of the Civil Code and other laws of the Republic of Panama) (the “Panamanian Ship Mortgage Law”) and the regulations in effect thereunder from time to time, as amended, in order to

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establish, perfect and maintain this Mortgage as a valid, enforceable and duly perfected second naval mortgage lien thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Secured Obligations due and owing from time to time. The Shipowner will cause this Mortgage to be permanently registered in the Republic of Panama within six (6) months of the day and year first above written. As of the date hereof, this Mortgage constitutes a valid, enforceable and duly perfected second naval mortgage on the Vessel in accordance with Panamanian Ship Mortgage Law, subject and subordinate always to the terms of the First Mortgage.

Section 2.5 (a) The Shipowner will not (i) cause or permit the Vessel to be operated in any manner contrary to any Legal Requirement, (ii) engage in any unlawful trade or violate any Legal Requirement, (iii) carry any cargo that will expose the Vessel to penalty, confiscation, forfeiture, capture or condemnation, or (iv) do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Vessel under the Legal Requirements of the Republic of Panama. The Shipowner will at all times keep the Vessel duly documented as a Panamanian flag vessel under all of the provisions and requirements of the Republic of Panama, eligible for the trade of the Republic of Panama in which it is engaged from time to time.

(b) All technical and commercial management of the Vessel shall be performed by the Shipowner or by an Internal Charterer.

Section 2.6 Neither the Shipowner, any charterer, the master of the Vessel nor any other Person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel any Lien whatsoever other than this Mortgage, the First Mortgage, and other Permitted Liens.

Section 2.7 The Shipowner will place, and at all times and places will retain, a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and such Vessel’s marine document to be exhibited to any and all Persons having business therewith which might give rise to any Lien thereon other than this Mortgage, the First Mortgage and other Permitted Liens, and to any representative of the Mortgagee; and the Shipowner will place and keep prominently displayed in the chart room and in the master’s cabin of the Vessel, or in the case of a rig, in a prominent place aboard the rig, or in such location as the rig’s papers are kept, a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Vessel is covered by a Second Naval Mortgage to U.S. Bank National Association, as the Mortgagee. Under the terms of said Mortgage, neither the Shipowner, any charterer, the master of this Vessel nor any other Person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any Lien whatsoever other than a First Naval Mortgage in favor of Royal Bank of Canada, this Mortgage and Permitted Liens (as defined in the Mortgage).”

Section 2.8 Except for this Mortgage, the First Mortgage and the other Permitted Liens, the Shipowner will not suffer to be continued any Lien, encumbrance or charge on the Vessel.

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Section 2.9 (a) If a libel or complaint be filed against the Vessel or the Vessel be otherwise attached, arrested, levied upon or taken into custody by any Governmental Authority or any Person that purports to be acting on behalf of a Governmental Authority for any cause whatsoever, the Shipowner will promptly notify the Mortgagee and within 15 days will cause such Vessel to be released and all Liens thereon other than this Mortgage, the First Mortgage and other Permitted Liens to be discharged (except to the extent that the claim giving rise to such lien shall concurrently be contested by the Shipowner in good faith by appropriate proceedings that shall not affect the release of such Vessel) and will promptly notify the Mortgagee thereof in the manner aforesaid.

(b) If the Shipowner shall fail or neglect to furnish proper security or otherwise to release such Vessel from libel, arrest, levy, seizure or attachment within the time period required by Section 2.9(a) above, the Mortgagee or any Person acting on behalf of the Mortgagee may furnish security to release such Vessel and by so doing shall not be deemed to cure the default of the Shipowner unless and until the Shipowner shall have reimbursed the Mortgagee from all costs and expenses (including reasonable attorney’s fees) incurred by the Mortgagee or such third party acting at the direction of the Mortgagee in procuring such release, including for any security so furnished.

Section 2.10 (a) Except while such Vessel is undergoing repairs, maintenance or is in lay up, the Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel (i) in good running order and repair so that the Vessel shall be tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and (ii) in at least as good a working order and condition as when this Mortgage was executed, ordinary wear and tear excepted; and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to such classification rating with a Classification Society that companies engaged in the operation of vessels of the same type, size, age and flag as the Vessel maintain respecting their vessels with such Classification Society. Notwithstanding the foregoing, if the Vessel is affected by any loss or damage or any condemnation or taking of such Vessel or a portion or component thereof, the Shipowner shall make all necessary repairs and replacements to the Vessel, except where the failure to do so could not reasonably be expected to materially change the value or usefulness of the Vessel. The Shipowner will furnish the Mortgagee on the date hereof and annually thereafter a certificate issued by such Classification Society evidencing that such classification is maintained. The Shipowner will not change the Classification Society.

(b) The Mortgagee shall have the right at any time, upon reasonable notice, to inspect or survey the Vessel to ascertain its condition and to satisfy itself that the Vessel is being properly repaired and maintained, and the Shipowner shall cause to be made all such repairs, without expense to the Mortgagee, as such inspection or survey may show to be required to maintain the classification of the Vessel required under this Section 2.10. The Shipowner shall also permit the Mortgagee to inspect the Vessel’s logs, whenever requested, upon reasonable notice, and shall promptly furnish the Mortgagee with full information regarding any casualties or other accidents or damage to the Vessel involving an amount in excess of $1,000,000.

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Section 2.11 (a) The Vessel shall, and the Shipowner covenants that it will, at all times comply with all applicable Legal Requirements, and the Vessel shall have on board as and when required thereby certificates showing compliance therewith.

(b) The Shipowner will not make, or permit to be made, any change in the structure or type of the Vessel or change in the rig of the Vessel, if any such change could reasonably be expected to materially and adversely affect the value of the Vessel.

(c) The Shipowner may, in the ordinary course of maintenance, repair or overhaul of the Vessel, remove any item of property constituting a part of such Vessel, provided such item of property is replaced to the extent necessary to maintain such Vessel in the condition required herein. Any such replacement item of property shall, without necessity of further act hereunder, become part of such Vessel and subject to this Mortgage.

(d) The Shipowner agrees to give the Mortgagee at least ten (10) days prior written notice (or notice of such shorter period as the Mortgagee may agree) of the actual date and place of any scheduled drydocking or survey and three (3) days’ notice of the actual date and place of any unscheduled drydocking or survey in order that the Mortgagee may have representatives present if desired. The Shipowner agrees that it will provide evidence to the Mortgagee that the expense of such drydocking or survey or work to be done thereat is within the Shipowner’s financial ability and will not result in a claim or Lien (other than Permitted Liens) against the Vessel in violation of the provisions of this Mortgage.

Section 2.12 The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and its cargo and papers and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of all material contracts and documents relating to the Vessel, whether on board or not.

Section 2.13 The Shipowner will remain the registered owner of the Vessel. Without giving at least 60 days’ prior written notice thereof to the Mortgagee, the Shipowner will not change the name, official or patent number, the home port or class of the Vessel. The Shipowner will not change the flag of the Vessel.

Section 2.14 The Shipowner will not sell, mortgage or transfer the Vessel except in accordance with the applicable provisions of the Second Lien Note Documents. The Shipowner will not charter the Vessel on a demise or bareboat basis to any Person who is not an Internal Charterer (except pursuant to a Permitted Third Party Charter); provided, that to the extent the Shipowner so demises or bareboat charters the Vessel to an Internal Charterer pursuant to an Internal Charter, it will: (a) cause such Internal Charterer to become a Guarantor and to execute the appropriate Second Lien Note Documents (including, but not limited to, a second priority Insurance Assignment) required to be executed by Guarantors in accordance with the terms of the Second Lien Indenture, and (b) cause the Internal Charterer to execute and deliver a second priority Earnings Assignment in favor of the Mortgagee respecting any earnings of the Vessel payable to the Internal Charterer. The Shipowner will cause all freights, hires or other earnings of the Vessel payable to it or to any Internal Charterer to be paid to an Earnings Account in accordance with the terms of the Earnings Assignment respecting the Vessel given by the Shipowner. Any Earnings Assignment shall be in the form attached hereto as Exhibit C.

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Section 2.15 The Shipowner agrees that, if the Shipowner fails to perform covenants or obligations under this Mortgage, including, without limitation, its obligations with respect to insurance, the discharging of Liens, taxes, dues, assessments, governmental charges, fines, penalties lawfully imposed, repairs, reasonable attorneys’ fees, and other obligations that are not Permitted Liens the Mortgagee may, but shall not be obligated to, perform the Shipowner’s obligations under this Mortgage, and any reasonable expenses incurred by the Mortgagee in performing the Shipowner’s obligations shall be paid by the Shipowner within 10 Business Days of demand. Any such performance by the Mortgagee may be made by the Mortgagee in reasonable reliance on any statement, invoice or claim, without inquiry into the validity or accuracy thereof. The amount and nature of any expense of the Mortgagee hereunder shall be conclusively established by a certificate of any officer of the Mortgagee absent manifest error, and such amount shall be included in the Secured Obligations, secured by this Mortgage.

Section 2.16 The Shipowner will fully perform, and cause any Internal Charterer or charterer under a Permitted Third Party Charter, respectively, to fully perform, (a) any Internal Charter of the Vessel between the Shipowner and the Internal Charterer, (b) any Permitted Third Party Charter, and (c) all Drilling Contracts or other contracts which may be entered into with respect to the Vessel.

Section 2.17 In the event that at any time and from time to time this Mortgage or any provisions hereof shall be deemed invalidated in whole or in part by reason of any present or future Legal Requirement or any decision of any Governmental Authority, then the Shipowner, forthwith will execute such other and further assurances and documents as are reasonably necessary to accomplish the purposes of this Mortgage.

Section 2.18 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, in the event of the requisition of the Vessel by any Governmental Authority or by anyone else, in each case provided such action does not constitute an Event of Loss (as hereinafter defined), the Shipowner will give prompt written notice thereof to the Mortgagee, and any payments in respect thereof shall be paid to the Shipowner, and the Shipowner shall cause any such payment to be applied to the Secured Obligations to the extent required, and in accordance with, the terms of the Second Lien Indenture and the Second Lien Intercreditor Agreement as applicable.

Section 2.19 (a) Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage and any first priority assignment of insurance in favor of the First Mortgagee, the Shipowner will at all times and at its own cost and expense (and the Shipowner represents and warrants that all insurance carried and maintained in respect of the Vessel meets, and as long as the Mortgage is effective will continue to meet, the standards set forth in Section 2.19(a)(i) below):

(i) cause to be carried and maintained in respect of the Vessel insurance (A) payable in Dollars in amounts (and with co-insurance and deductibles), (B) against all risks (including, without limitation, marine hull and machinery (including excess value)

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insurance, protection and indemnity insurance, drilling, towage, confiscation, expropriation, loss of hire, war and terrorist risks, liability arising out of pollution and the spillage or leakage of cargo and cargo liability insurance (with named windstorm coverage exclusions in the Gulf of Mexico unless the Insurance Advisor advises that such named windstorm coverage is available in the Gulf of Mexico on a commercially reasonable basis and is customary with respect to the operation in the drilling industry of any vessel similar to the Vessel in the Gulf of Mexico)) and (C) in forms, in each case, which are substantially equivalent to the coverage reflecting the customary and prudent practice of other responsible and experienced Persons of similar size and established reputation engaged in the same or similar operation of vessels similar to the Vessel and placed through brokers and with financially sound and reputable insurance companies, underwriters, funds, mutual insurance associations, war risks and protection and indemnity risk associations or clubs of recognized standing;

(ii) renew all such insurances as they expire and so as to ensure that there is no gap in coverage, keep the Mortgagee advised of the progress of such renewals, and provide evidence of such renewal in writing to the Mortgagee within seven days of renewal;

(iii) punctually pay all premiums, calls, contributions or other sums payable in respect of the insurances and produce all relevant receipts when so required by the Mortgagee, and all insurances shall provide that there shall be no recourse against the Mortgagee for unpaid premiums, club calls, assessments or advances;

(iv) cause each insurance company, underwriter, club or fund (or an authorized agent thereof) to agree in writing to mark their records and to advise the Mortgagee at least seven (7) Business Days prior to the lapse of each policy or contract issued by such insurance company, underwriter, club or fund by expiration, termination, failure to renew or otherwise for any reason whatsoever and of any default in payment of any premium in respect of any insurances with respect to the Vessel. The Mortgagee shall not be deemed to have knowledge of any such lapse of insurance in the absence of receipt of notice from such brokers or insurance company. If such insurances are not maintained in full force and effect, then the Mortgagee, at its option, may procure such insurance at the Shipowner’s expense;

(v) deliver to the Mortgagee copies of all cover notes, binders, policies and certificates of entry in protection and indemnity associations, and all endorsements and riders amendatory thereof, in respect of the insurances maintained in connection with the Vessel;

(vi) cause the insurances to provide for a deductible amount not in excess of $5,000,000 per occurrence;

(vii) provide to the Mortgagee promptly after receiving them copies of any communications relating to (A) non-payment of premiums and cancellation of the insurances and (B) the imposition of any exclusion or qualification or other material modification of the insurances; and

(viii) do all things necessary and provide all documents, evidence and information within its power which may be necessary to enable the Mortgagee to collect or recover any moneys which may at any time become due in respect of the insurances.

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(b) As long as the Second Lien Indenture remains in effect and has not been terminated, the Mortgagee shall be permitted to retain Willis Limited (or other independent insurance advisor of reputable standing) as Insurance Advisor (the “Insurance Advisor”) who will from to time at the request of the Mortgagee advise whether the Shipowner’s insurances meet the requirements of this Mortgage or what additional or other insurances may be advisable from time to time to protect the interests of the Mortgagee in the Vessel, and the Mortgagee shall be entitled to rely without further inquiry or determination and shall be fully protected in so relying on such Insurance Advisor’s advice. All fees and expenses of the Insurance Advisor shall be paid by the Shipowner. The Shipowner covenants and agrees that neither it nor any affiliate of it will place any insurances required to be maintained by it under this Mortgage through the Insurance Advisor, provided, for the avoidance of doubt, that the Insurance Advisor can place on the Mortgagee’s behalf the insurances described in Section 2.19(e).

(c) The insurances shall include the following terms and conditions:

(i) while being operated, the Vessel shall always be covered against marine perils and all risks of loss or damage, including loss, damage, fire and such other perils as are customary in the industry, in accordance with Section 2.19(a)(i) with English, American or Norwegian hull clauses with reasonable deductibles as determined by the Shipowner but in no event in excess of $5,000,000. When and while the Vessel is laid up, in lieu of the aforesaid hull insurance, port risk insurance may be taken out thereon by the Shipowner under forms of policies recommended by the Insurance Advisor in its reasonable discretion for the Vessel;

(ii) for the purposes of insurance against Event of Loss, the Vessel and its equipment and appurtenances shall be insured for and valued (for the avoidance of doubt being an agreed/assessed value as between the assured and the insurers) in accordance with Section 2.19(a)(i);

(iii) the Vessel shall be covered against war and terrorist risks (including risks, whether or not regarded as war risks, excluded by the “Free of Capture and Seizure” clauses in the standard form of marine policy) in accordance with English, American or Norwegian clauses and incorporating protection and indemnity clauses and with crew war risk insurance being effected separately, and the Vessel shall be covered for “strikes, riots and civil commotion” risk. Such risks may, at the option of the Shipowner, be insured by entering the Vessel in a reputable war risk association or club against all risks covered under the rules of such association or club and with reasonable deductibles provided therein;

(iv) the Vessel shall also be insured against protection and indemnity risks and liabilities, including, without limitation, the Vessel’s full tonnage and insurance against liability for pollution or the spillage or leakage of oil or other cargo by the Vessel, unless such risk is fully covered by the entry of the Vessel into an international group protection

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and indemnity association, in an aggregate amount equal to at least $500,000,000, and by the entry of the Vessel in a protection and indemnity association or club belonging to the International Group of Protection and Indemnity Clubs (the “International Group”), but in any event shall be in an amount recommended by the Insurance Advisor in its reasonable discretion;

(v) if any of the insurances referred to in this Section 2.19 form part of a fleet cover, the Shipowner shall procure that the brokers shall undertake to the Mortgagee that such brokers shall neither set off against any claims in respect of the Vessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy or policies in respect of the Vessel if and when so requested by the Mortgagee; and

(vi) if the Mortgagee determines solely based upon the advice of the Insurance Advisor that the insurances do not reasonably protect the interests of the Mortgagee in the Vessel, it will consult with the Shipowner and the Insurance Advisor in order to agree to any changes to the insurances that may be appropriate to protect the interest of the Mortgagee in relation to the Vessel, provided that if the Mortgagee and the Shipowner are unable to agree upon which changes may be appropriate, the Shipowner will comply with any further requirements relating to insurance recommended by the Insurance Advisor.

(d) The amount, types of coverage, the insurance provider(s) and all other issues related to the insurance required by this Section 2.19 shall be those reasonably determined by the Insurance Advisor and recommended to the Mortgagee in writing. The Mortgagee shall have no duty or obligation to investigate or otherwise inquire into the recommendations made by the Insurance Advisor in connection with obtaining such insurance.

(e) At the Shipowner’s expense, the Mortgagee will obtain, for and on behalf of the Mortgagee and the Secured Parties, mortgagee’s interest insurance, mortgagee’s additional perils (pollution) insurance, and, when applicable, mortgagee’s rights insurance or similar coverage, and providing coverage in an amount not to exceed the aggregate amounts obtained under the hull policies, increased value policies, and accelerated cost of construction policies (if any) for the Vessel and all other “Vessels” (as defined in the Second Lien Indenture) mortgaged to the Mortgagee as security for the Secured Obligations or, if less, in an amount not to exceed the aggregate principal amount of the Secured Obligations plus all other “Secured Obligations” as defined in each mortgage over such other “Vessels.” Notwithstanding the foregoing, the insurances required under this clause shall be payable to the mortgagee under the First Mortgage until the occurrence of the Discharge of First Lien Obligations (as defined in the Second Lien Intercreditor Agreement).

(f) In the case of all marine and war risk hull and machinery policies and all protection and indemnity insurances (including insurance against liability for pollution or the spillage or leakage of cargo), the Shipowner will cause the Mortgagee to be named an additional insured without liability for premiums or calls payable under the insurances.

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(g) The Shipowner will cause all policies and certificates of entry with respect to insurance required hereby for the Vessel to contain a loss payable clause which shall be on substantially the terms set forth in Schedule I attached to the second priority Insurance Assignment (or, if such terms are not obtainable, then such terms as shall, in the opinion of the Insurance Advisor be the best otherwise attainable), in the case of all marine and war risk hull and machinery (including excess values) policies and all protection and indemnity and liability and oil pollution liability insurance, and which shall: (i) in the case of protection and indemnity insurance, provide for payment to the Shipowner or its order unless the payment is to indemnify the Mortgagee from or reimburse the Mortgagee for any loss, damage or expense incurred by it or unless and until the insurers or associations receive notice from the Mortgagee that an Event of Default shall have occurred and be continuing under this Mortgage, in which event all payments shall be made to the Mortgagee, provided, that the insurer may in all events make payments directly to third parties to whom liability has been established in discharge of guaranties issued by the insurer or claims against the Shipowner or insurer, and (ii) in the case of all other insurance, provide for payment in accordance with the terms of Subsection (i) of this Section 2.19.

(h) In addition, the Shipowner will, at its cost and expense, (i) assign to the Mortgagee, and will cause all Internal Charterers to assign to the Mortgagee, by the second priority Insurance Assignment, all of the Shipowner’s and, as applicable, each Internal Charterer’s right, title and interest in and to each policy and contract of insurance (including all entries in protection and indemnity or war risk associations) with respect to the insurance required hereby and furnish, or cause its brokers to furnish, written notice of such assignment to all insurers, underwriters, clubs and associations with respect to such insurance, and (ii) cause the insurance brokers and club managers to hold to the order of the Mortgagee the originals of all policies, contracts, binders, insurance slips, cover notes and certificates of entry relating to the Vessel and to deliver certified copies thereof to the Mortgagee and to execute and deliver to the Mortgagee a letter of undertaking in connection with the above mentioned insurances and entries.

(i) Subject to the terms of the Second Lien Intercreditor Agreement and subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the proceeds of any insurances or entries referred to in this Section 2.19 shall be applied as follows:

(i) Until the occurrence and continuance of an Event of Default:

(A) any claim under any such insurance (other than in respect of an Event of Loss), whether such claim is under the terms of the relevant loss payable clause payable directly to the Shipowner or not, shall be applied by the Shipowner in making good the loss or damage in respect of which it has been paid or paid to the Shipowner in reimbursement of moneys expended by it for such purpose, except that any loss in excess of $15,000,000 shall be paid to the Mortgagee and held by the Mortgagee, provided that the Mortgagee shall pay out of such insurance proceeds costs and expenses in connection with the Shipowner’s repair of the Vessel so that the Vessel is restored to the condition required by this Mortgage. Such proceeds shall be paid by the Mortgagee in the amounts and to the Persons certified from time to time by the Shipowner in one or more certificates from a Responsible Officer of the Shipowner delivered to the Mortgagee as properly payable in connection with the repair of the Vessel; and

(B) any claim in respect of protection and indemnity insurance shall be paid directly to the Person to which the liability covered by such insurance was incurred or to the Shipowner in reimbursement of moneys expended by it in satisfaction of such liability.

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(ii) Upon the occurrence and continuance of an Event of Default, any claim under any such insurance and entry (other than in respect of an Event of Loss) shall be paid to the Mortgagee. The Mortgagee agrees to apply any such amount received in accordance with the terms of the Second Lien Intercreditor Agreement.

(iii) Whether or not an Event of Default shall have occurred, any claim under any such insurance and entry in respect of an Event of Loss shall be paid to the First Mortgagee for distribution under the Second Lien Intercreditor Agreement, and, after the First Mortgage shall have been released by the First Mortgagee, to the Mortgagee for distribution in accordance with the terms of the Second Lien Indenture.

(iv) The Mortgagee agrees to deliver such proceeds to the Noteholder Collateral Agent for application of such proceeds to the Secured Obligations in accordance with the Second Lien Indenture, subject the Second Lien Intercreditor Agreement. Upon the occurrence and continuance of an Event of Default, the Mortgagee shall have the right, but not the obligation, to negotiate any claim in respect of an Event of Loss.

Subject to the terms of the Second Lien Intercreditor Agreement and subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage any loss covered by this paragraph (i) which is paid to the Mortgagee but which might have been paid, in accordance with the provisions of this Subsection, directly to the Shipowner or others, shall be paid by the Mortgagee to or as directed by the Shipowner. The Mortgagee agrees that all payments to the Mortgagee of losses covered by this Subsection shall be applied by the Mortgagee in accordance with the terms of the Second Lien Intercreditor Agreement, and, after the First Mortgage shall have been released by the First Mortgagee in accordance with the terms of the Second Lien Indenture.

(j) In the event that any claim or Lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder (other than in the event of an Event of Loss of the Vessel), and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or Lien, the Mortgagee, on request of the Shipowner or its agent, shall, so long as no Event of Default shall have occurred and be continuing, assign to any Person executing a surety or guaranty bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance (excluding any protection and indemnity insurance under which the Mortgagee is a named insured) covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement, which assignment shall be made in such form as the Shipowner shall instruct the Mortgagee.

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(k) The Shipowner will cause each insurance company, underwriter, club or fund (or an authorized agent thereof) with respect to all insurance required hereby to agree in writing for the benefit of the Mortgagee that each policy or contract issued by such insurance company, underwriter, club or fund shall not lapse, expire, terminate or be cancelled for any reason whatsoever without at least seven (7) Business Days’ prior facsimile or email notice to the Mortgagee addressed as provided in Section 4.10.

(l) The Shipowner agrees that it will not do or permit or willingly allow to be done any act by which any insurance or entry required by this Section 2.19 may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage, or perform any drilling contract, or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously insured the Vessel by additional coverage to extend to such voyages, risks or cargoes. The Shipowner agrees to give the Mortgagee prompt notice of the proposed location of the Vessel in the Gulf of Mexico, and confirm to the Mortgagee that the insurance coverage meets the requirements of this Mortgage. While the Vessel is located in the Gulf of Mexico, the insurances may contain named windstorm coverage exclusions in the Gulf of Mexico unless the Insurance Advisor advises that such named windstorm coverage is available in the Gulf of Mexico on a commercially reasonable basis and is customary with respect to the operation in the drilling industry of any vessel similar to the Vessel in the Gulf of Mexico.

(m) The Shipowner will not cause or permit the Vessel to operate in or undertake a voyage to or to sail in any area which has been declared a war area by the relevant underwriters and insurance companies and has been included in the list of exclusions from time to time in effect attached to the war risks insurance policies in the form of the war risks trading warranties, without first notifying thereof the Mortgagee and the war risks underwriters of the Vessel and paying any additional insurance premiums required. The Shipowner agrees that it will promptly furnish to the Mortgagee evidence of payment of such additional premiums.

(n) The Shipowner will comply with and satisfy in all material respects all of the provisions of any applicable Legal Requirement, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such Legal Requirement, convention, regulation, proclamation or order with respect to the trade which the Vessel is from time to time engaged in and the cargo carried by it.

(o) Any insurance placed through a “captive” insurer, or an unrated local insurer through which all or a part of the insurance is required to be placed under the local Legal Requirements of the jurisdiction in which the Vessel may be located from time to time, or cover reinsured will be in form and substance recommended by the Insurance Advisor in its reasonable discretion and in any event such insurance will:

(i) be on the same terms as the original insurances and will include the provisions of this Section 2.19 (including but not limited to an assignment of such insurances or reinsurances to the Mortgagee as set forth in Section 2.19(h) of this Mortgage);

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(ii) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers’ liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

(iii) contain a “cut-through” clause in the following form (or a form otherwise recommended by the Insurance Advisor in its reasonable discretion):

“It is hereby declared and agreed that if [ ● ], a [ ● ] (“[ ● ]”), as Insurer (or any successor to [●] as insurer) under the insurance policy (the “Policy”) between [ ● ], as Insurer, and [ ● ] and U.S. Bank National Association, as Mortgagee, as Assured, fails for any reason to pay in full all or any portion of any losses payable in respect of the insured vessel (the “Vessel”) under the Policy, or in any event upon written notice by the said Assureds of an Event of Default under the Mortgage, then all such losses (or such portion thereof) shall be paid directly by the reinsurers (collectively, the “Reinsurers”) identified from time to time under any and all reinsurance agreements (the “Reinsurance Agreements”) providing for reinsurance under the Policy with respect to the Vessel to such Assureds, as the respective interests of the Assureds may appear under the Policy, but only for the proportions subscribed by the Reinsurers and provided that the Reinsurers have not already made payment in full for their proportion in accordance with the terms of the Reinsurance Agreements and the Policy.”

(p) At all times during which the Vessel is operating within the jurisdiction of the United States of America, the Shipowner shall maintain with respect to the Vessel:

(i) insurance or post bonds or maintain approved evidence of financial responsibility (including, without limitation, qualification as a “qualified self-insurer” by the United States Coast Guard) with respect to the Vessel to cover the actual cost of removal of discharged oil for which the Shipowner or the Mortgagee may be held strictly liable (or held liable due to negligence of the Shipowner or any other Person) under the Clean Water Act of 1977, as amended, the Oil Pollution Act 1990 (33 U.S.C. § 2701 et seq.), as amended, or the Outer Continental Shelf Lands Act, as amended, or under any other applicable Legal Requirement, including, without limitation, any Environmental Law, of any Governmental Authority that, now or in the future, may apply to the Shipowner or the Mortgagee, the Vessel or its operations; and

(ii) such worker’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable Legal Requirements, including endorsements for foreign and outer continental shelf operations, borrowed servant, voluntary compensation and in rem claims.

Section 2.20 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the Shipowner hereby irrevocably and unconditionally grants to the Mortgagee a power of attorney permitting the Mortgagee and representatives thereof to examine the class records of the Vessel at any time, and, without cost or expense to the Mortgagee, the

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Shipowner will irrevocably and unconditionally instruct and authorize the Classification Society of the Vessel as follows, and use its commercially reasonable efforts to obtain from the Classification Society a written undertaking to the Mortgagee:

(a) to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the Classification Society relating to the Vessel;

(b) to allow the Mortgagee (or its agents), at any time and from time to time if an Event of Default (in the sole opinion of the Mortgagee) has occurred and is continuing, to inspect the original class and related records of the Shipowner and the Vessel at the offices of the Classification Society and to take copies of them; and

(c) following receipt of a written request from the Mortgagee:

(i) to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Classification Society;

(ii) to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society;

(iii) if the Shipowner is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the Classification Society; and

(iv) to notify the Mortgagee immediately in writing if the Classification Society receives notification from the Shipowner or any other Person that the Vessel’s Classification Society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the Classification Society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the Classification Society in respect thereof.

The Shipowner shall further notify the Classification Society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the Classification Society received from the Mortgagee, and that the Shipowner shall reimburse the Classification Society for all its costs and expenses incurred in complying with the foregoing instructions.

Section 2.21 The Shipowner covenants that it will at all times comply in all material respects with the International Management Code for the Safe Operation of Ships and for

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Pollution Prevention adopted by the International Maritime Organization. The Shipowner shall take, or cause to be taken, all reasonable precautions to prevent illegal drugs or drug paraphernalia from being used or kept on board the Vessel and, if applicable, otherwise comply with the Zero Tolerance anti-drug policy of the United States government.

ARTICLE III.

EVENTS OF DEFAULT AND REMEDIES

Section 3.1 If an Event of Default shall have occurred and be continuing, then, in each and every such case the Mortgagee shall have the right, subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, to make such demands and take such actions as are permitted by the Second Lien Note Documents, including, without limitation, to:

(a) declare immediately due and payable all of the Secured Obligations (in which case all of the same shall be immediately due) (provided, no such declaration shall be required if an Event of Default shall have occurred under a particular Second Lien Note Document that triggers an automatic enforcement of rights under such Second Lien Note Document) and bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Secured Obligations and satisfy the same out of the Vessel;

(b) exercise all of the rights and remedies in foreclosure with respect to the Vessel and otherwise given to mortgagees by the provisions of any applicable Legal Requirements, including but not limited to, the provisions of Panamanian Ship Mortgage Law and the regulations in effect thereunder from time to time, as amended;

(c) take and enter into possession of the Vessel, at any time, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage, and the Shipowner or other Person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel and the Mortgagee may, without being responsible for loss or damage (except to the extent caused by the Mortgagee’s gross negligence or willful misconduct), hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any Person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to Section 3.1(e) below, all costs, expenses, charges, damages or losses by reason of such use (including attorney’s fees); provided, that the Mortgagee shall be obligated to provide the Shipowner only with a final accounting; and if at any time the Mortgagee shall avail itself of the right herein given it to take possession of the Vessel, the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock them at any other place at the cost and expense of the Shipowner, and the Mortgagee shall have the right to require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee the Vessel as demanded; and the Shipowner hereby irrevocably instructs the master of the Vessel so long as this Mortgage is outstanding to deliver the Vessel to the Mortgagee as demanded;

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(d) inspect and make copies of all original class records held by the Classification Society relating to such Vessel; and/or

(e) without being responsible for loss or damage, other than loss or damage due to its own gross negligence or willful misconduct, sell such Vessel, at any place and at such time as the Mortgagee may specify and in such manner and such place (whether by public or private sale) as the Mortgagee may deem advisable (without necessity of bringing the Vessel to the place designated for such sale), free from any claim by the Shipowner in admiralty, in equity, at law or by statute, after first giving notice of the time and place of any public sale with a general description of the property in the following manner:

(i) by publishing such notice for twenty (20) consecutive days in a daily newspaper of general circulation published in New York City;

(ii) if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(iii) by mailing a similar notice to the Shipowner at its last known address on the day of first publication;

and notice of the time and place of any private sale by mailing such notice to the Shipowner at its last known address.

Section 3.2 Any sale of the Vessel or any interest therein made by the Mortgagee after the occurrence and during the continuance of an Event of Default pursuant to this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner in and to the Vessel or such interest therein sold, as the case may be, and shall bar any claim from the Shipowner, its successors and assigns, and all Persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In the case of any such sale, subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the Mortgagee shall apply such proceeds in accordance with the terms of the Second Lien Intercreditor Agreement. At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 3.3 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the Mortgagee is hereby appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser referred to in Section 3.2, and is hereby vested with full irrevocable power and authority to make, after the occurrence and during the continuation of an Event of Default, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of such Vessel and other related documents as the Mortgagee may specify. The powers and authority granted to the Mortgagee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

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Section 3.4 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the Mortgagee is hereby appointed attorney-in-fact of the Shipowner in the name of the Shipowner to, after the occurrence and during the continuation of an Event of Default, demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payments of losses or as return premiums or otherwise, salvage awards and recoveries of the Vessel, recoveries in general average or otherwise in respect of the Vessel, and all other sums in respect of the Vessel, due or to become due at the time of the occurrence and during the continuation of any Event of Default, or in respect of any insurance thereon, from any Person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing. The powers and authority granted to the Mortgagee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

Section 3.5 Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee such Vessel as demanded. If any legal proceedings shall be taken to enforce any right of Mortgagee under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of such Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

Section 3.6 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to, after the occurrence and during the continuation of an Event of Default, appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of an alleged lien against such Vessel from which such Vessel has not been released and to take such proceedings as to them or any of them may deem necessary towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 3.7 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the Shipowner covenants that at any time that any Secured Obligations shall be due and payable (whether by acceleration or otherwise), the same shall be paid in accordance with the Second Lien Indenture and any other Second Lien Note Documents, as applicable; and in case the Shipowner fails to pay or cause to be paid the same when due in accordance with the Second Lien Indenture, the Second Lien Intercreditor Agreement, and such other Second Lien Note Documents as applicable, and that failure constitutes an Event of

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Default thereunder, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be provided by the Notes and such other Second Lien Note Documents, as applicable, and any applicable Legal Requirement. All moneys collected by the Mortgagee under this Section 3.7 shall be applied by the Mortgagee in accordance with the terms of the Second Lien Indenture and any other Second Lien Note Document.

Section 3.8 Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty, by statute or under the Second Lien Indenture or any other Second Lien Note Document or other agreement, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy by the Mortgagee shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon the occurrence and during the continuance of any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Secured Obligations be construed to be a waiver of any right that the Mortgagee may have hereunder after the occurrence and during the continuance of such Event of Default or any other Event of Default, including any subsequent Event of Default of the same or a different nature. Despite anything contained herein to the contrary, this Mortgage is subject and subordinate always to the First Mortgage and all provisions hereof shall be construed accordingly, and the rights and powers granted to the Mortgagee herein are subordinate to the corresponding rights and powers granted to the First Mortgagee under the First Mortgage and may not be exercised in such a manner as to impair or prejudice such rights and powers under the First Mortgage. Further, despite anything contained herein to the contrary, so long as the First Mortgage is outstanding, the Mortgagee may exercise the remedies or powers expressed herein only under the conditions set forth in the Second Lien Intercreditor Agreement.

Section 3.9 If at any time prior to any sale of or consummation of foreclosure proceedings on the Vessel by the Mortgagee after the occurrence and during the continuance of an Event of Default in accordance herewith, the Shipowner offers to cure such Event of Default and to pay all expenses, advances, fees and damages to the Mortgagee arising from such Event of Default to the extent provided for in the Second Lien Indenture or any other Second Lien Note Documents, including all costs and expenses incurred by the Mortgagee upon the exercise by the Mortgagee of its rights hereunder as a result of such Event of Default, then the Mortgagee may, but shall be under no obligation to, accept such offer, cure and payment and restore the Shipowner to its former position, but such action shall not affect any rights which the Mortgagee may have hereunder after the occurrence and during the continuance of any subsequent Event of Default or impair any rights consequent thereon.

Section 3.10 In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to

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their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 3.11 Subject to the prior rights of the First Mortgagee under the First Mortgage and to the terms of the Second Lien Intercreditor Agreement, unless otherwise specified herein or in the Second Lien Indenture, any cash proceeds received by the Mortgagee from the sale of, collection of, or other realization upon any part of the Vessel or related collateral or any other amounts received by the Mortgagee hereunder, including the net earnings of any charter operation or other use of the Vessel by the Mortgagee under any of the powers specified in Article I and/or Article II shall be applied to the Secured Obligations. Amounts applied to the Secured Obligations shall be applied to the payment of the Secured Obligations in the order set forth in and in accordance with the terms of the Second Lien Indenture. Any surplus cash collateral or cash proceeds held by the Mortgagee after payment in full of the Secured Obligations shall be paid over to the Shipowner or to whomever may be lawfully entitled to receive such surplus.

Section 3.12 Unless and until one or more Events of Default shall occur and be continuing, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, outfit, apparel, furniture, fittings, equipment, spares, fuel, stores or any other appurtenances of the Vessel, provided such item of property is replaced and such Vessel is maintained in the condition required herein, and such replacement item, if any, shall forthwith become subject to the lien of this Mortgage as a second naval mortgage thereon.

Section 3.13 Notwithstanding anything to the contrary in this Mortgage, the amount of any Secured Obligations that are secured by the Shipowner’s rights in the Vessel or any related collateral or subject to a Lien in favor of the Mortgagee hereunder or under any other Second Lien Note Document shall be limited to the extent, if any, required so that the Liens granted under this Mortgage shall not be subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provision of any other applicable Legal Requirement or to being set aside or annulled under any applicable Legal Requirement relating to fraud on creditors. In determining the limitations, if any, on the amount of any Secured Obligations that are subject to the Lien on the Vessel and related collateral hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which the Shipowner may have under any Second Lien Note Document, any other agreement or applicable Legal Requirement shall be taken into account.

ARTICLE IV.

SUNDRY PROVISIONS

Section 4.1 The maximum principal amount secured by this Mortgage at any time is Seventy-six Million One Hundred Twenty-five Thousand United States Dollars

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(US$76,125,000), and for purposes of recording this Mortgage, the total amount of this Mortgage is Seventy-six Million One Hundred Twenty-five Thousand United States Dollars (US$76,125,000). In addition to principal, this Mortgage also secures the other Secured Obligations, including interest, costs and expenses of collection and other sums which are deemed to be secured by the relevant laws of the Republic of Panama, as provided in this Mortgage, the Second Lien Indenture and any other Second Lien Note Documents. The maturity date of this Mortgage is December 31, 2020.

Section 4.2 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, all of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and permitted assigns and shall be binding on and inure to the benefit of the Mortgagee and its successors and permitted assigns. In the event of any assignment of this Mortgage by the Mortgagee in accordance with the applicable provisions of the Second Lien Indenture, any other Second Lien Note Documents and the Second Lien Intercreditor Agreement, as applicable, the term “Mortgagee” as used in this Mortgage shall be deemed to mean any such successor or permitted assignee.

Section 4.3 Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 4.4 (a) In the event that any provision of this Mortgage shall be deemed invalid or unenforceable by reason of any present or future Legal Requirement or any decision of any court of competent jurisdiction, the validity and enforceability of any other provision hereof shall not be affected thereby. Any such invalidity or unenforceability of any provision of this Mortgage in any jurisdiction or nation shall not render such provision invalid or unenforceable under the Legal Requirements of any other jurisdiction or nation.

(b) In the event that this Mortgage or any of the documents or instruments which may from time to time be delivered hereunder or any provision hereof shall be deemed invalidated by any present or future Legal Requirement of any nation or by decision of any court of competent jurisdiction, this shall not affect the validity and/or enforceability of all or any other parts of this Mortgage, or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole reasonable discretion may deem to be necessary to carry out the true intent of this Mortgage.

(c) Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision of this Mortgage or portion thereof shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect and shall cease to be a part of this Mortgage, without affecting the remaining provisions, which shall remain in full force and effect.

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Section 4.5 EACH OF THE SHIPOWNER AND THE MORTGAGEE HEREBY EXPRESSLY AND IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (b) WAIVES (i) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS MORTGAGE, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE NOTEHOLDER COLLATERAL AGENT, THE NOTEHOLDERS OR ANY OTHER SECURED PARTY AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (ii) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 4.6 In case of any discrepancy between an English counterpart and the Spanish and the Notarial version thereof in Spanish, as between the parties hereto, the English counterpart shall control.

Section 4.7 The term “Dollars” or the symbol “$” as used herein shall mean Dollars in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.

Section 4.8 Enforcement Expenses; Indemnification.

(a) Costs and Expenses. Shipowner shall pay all out-of-pocket expenses incurred by the Mortgagee or any other Secured Parties (including the fees, charges and disbursements of any counsel for the Mortgagee), and shall pay all fees and time charges for attorneys who may be employees of the Mortgagee or any of the Secured Parties, in connection with the enforcement or protection of its rights in connection with the Second Lien Indenture, this Mortgage and any other Second Lien Note Documents, including its rights under this Section 4.8, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Second Lien Indenture and any other Second Lien Note Documents.

(b) INDEMNIFICATION BY SHIPOWNER. SHIPOWNER SHALL INDEMNIFY THE MORTGAGEE (AND ANY SUB-AGENT THEREOF), EACH INDEMNIFIED PARTY AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS (INCLUDING ALL FEES, EXPENSES AND DISBURSEMENTS OF ANY LAW FIRM OR OTHER EXTERNAL COUNSEL AND, WITHOUT DUPLICATION, THE ALLOCATED COST OF INTERNAL LEGAL SERVICES AND ALL EXPENSES AND DISBURSEMENTS OF INTERNAL COUNSEL) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY

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BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH (A) THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE, OR ADMINISTRATION OF THIS MORTGAGE OR ANY OTHER AGREEMENT, LETTER OR INSTRUMENT DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, (B) ANY ACTION TAKEN OR OMITTED BY THE MORTGAGEE UNDER THIS MORTGAGE OR ANY OTHER SECOND LIEN NOTE DOCUMENT (INCLUDING SUCH MORTGAGEE’S OWN NEGLIGENCE), OR (C) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (INCLUDING ANY INVESTIGATION OF, PREPARATION FOR, OR DEFENSE OF ANY PENDING OR THREATENED CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING) AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE SHIPOWNER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS MORTGAGE, ANY SECOND LIEN NOTE DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS MORTGAGE, ANY OTHER SECOND LIEN NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.9 All amounts due under Section 4.8 shall be Secured Obligations and shall be payable within 10 Business Days after demand therefor. The agreements in Section 4.8 shall survive the resignation of the Mortgagee and the repayment, satisfaction or discharge of all the other Secured Obligations.

Section 4.10 Notices shall be delivered in accordance with the applicable provisions of the Second Lien Indenture, and shall be effective as provided therein. Each of the Shipowner and Mortgagee may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other party hereto.

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Section 4.11 None of the terms or provisions of this Mortgage may be waived, amended, supplemented or otherwise modified except in accordance with the applicable provisions of the Second Lien Indenture.

Section 4.12 In the event of a direct conflict or inconsistency between this Mortgage and the Second Lien Indenture, the Second Lien Indenture shall control; provided, however, the parties understand and agree that this Mortgage sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Mortgage as not being in direct conflict with the Second Lien Indenture. Notwithstanding the foregoing, in the event of a conflict or inconsistency between this Mortgage and the Second Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement shall control.

Section 4.13 The appearing parties hereby confer a special power of attorney with the right of substitution upon any member of the law firm of MORGAN & MORGAN lawyers of the City of Panama, Republic of Panama, empowering each of them to take all necessary steps to record this instrument of Mortgage in the appropriate registries of the Republic of Panama.

Section 4.14 The Mortgagee may at any time and from time to time, with notice to the Shipowner or where in the Mortgagee’s reasonable opinion notice is impractical in the circumstances, delegate by power of attorney or in any other manner to any person or persons or fluctuating body of persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under this Mortgage in relation to the Vessel or any part thereof and any such delegation may be made upon such terms and conditions (including power to sub-delegate) and subject to such regulations as the Mortgagee may think fit and the Mortgagee shall not be in any way liable or responsible to the Shipowner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate (other than those which may have arisen as a result of the negligence or default of any such delegate or sub-delegate).

Section 4.15 In entering into this Mortgagee, and in taking (or refraining from) any actions under or pursuant to this Mortgagee, the Mortgagee shall be protected by and shall enjoy all of the rights, immunities, protections and indemnities granted to it under the Second Lien Note Documents. Whenever reference is made in this Mortgagee to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Mortgagee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Mortgagee, it is understood that in all cases the Mortgagee shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the applicable holders in accordance with the Second Lien Note Documents.

[The rest of this page has been left intentionally blank.]

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IN WITNESS WHEREOF, the Shipowner has caused this Mortgage to be duly executed, by the Shipowner by way of deed, and the Mortgagee has accepted this Mortgage on the day and year first above written.

EXECUTED AS A DEED by

[Name of Shipowner]

By:
Name:
Title:

In the presence of:

By:
Name:
Occupation:

U.S. BANK NATIONAL ASSOCIATION, as Noteholder Collateral Agent as Mortgagee

By:
Name:
Title:

Signature Page to Second Naval Mortgage - [            ]

ACKNOWLEDGMENT

STATE OF TEXAS	)
) ss.:
COUNTY OF HARRIS	)

On this [    ]th day of February, 2016, before me personally appeared [            ] who being by me duly sworn, did depose and say that he/she is residing at [●], he/she is an attorney-in-fact of [            ], the entity described in and which executed the foregoing instrument; and that he/she signed his/her name thereto in accordance with the terms of a power of attorney of such entity, and he/she further acknowledged to me that the foregoing instrument is the free act and deed of such entity.

Notary Public in and for the State of Texas

Acknowledgment to Second Naval Mortgage - [            ]

ACKNOWLEDGMENT

STATE OF TEXAS	)
) ss.:
COUNTY OF HARRIS	)

On this [    ] day of February, 2016, before me personally appeared [            ], who being by me duly sworn, did depose and say that he/she is residing at [●], he/she is an attorney-in-fact of U.S. Bank National Association, the entity described in and which executed the foregoing instrument; and that he/she signed his/her name thereto in accordance with the terms of a power of attorney of such entity, and he/she further acknowledged to me that the foregoing instrument is the free act and deed of such entity.

Notary Public in and for the State of Texas

Acknowledgment to Second Naval Mortgage - [            ]

EXHIBIT A

TO

SECOND NAVAL MORTGAGE

[Form of Second Lien Indenture, without annexes, schedules or exhibits except for the form of Note]

See attached.

Exhibit A to Second Naval Mortgage - [            ]

EXHIBIT B

TO

SECOND NAVAL MORTGAGE

Form of Second Lien Intercreditor Agreement.

See attached.

Exhibit B to Second Naval Mortgage - [            ]

EXHIBIT C

TO

SECOND NAVAL MORTGAGE

Form of Second Priority Earnings Assignment

Exhibit B to Second Naval Mortgage - [            ]

SCHEDULE I

TO

SECOND NAVAL MORTGAGE

DESCRIPTION OF THE VESSEL

[NAME OF SHIP]

Official Number	Radio Call Letters	Length	Width	Depth	Gross Tonnage	Net Tonnage
[ ]	[ ]	[ ] meters	[ ] meters	[ ] meters	[ ]	[ ]

Schedule I to Second Naval Mortgage - [            ]

EXHIBIT C-2

FORM OF SHIP MORTGAGE AND DEED OF COVENANTS

(COMMONWEALTH OF THE BAHAMAS)

R208 - Mortgage Registration Form - Version 1.1

THE COMMONWEALTH OF THE BAHAMAS MORTGAGE REGISTRATION FORM (Page 1 of 2)
Official Number	IMO Number	Name of Ship	Port of Registry
NASSAU
Propulsion and Engine Details		Vessel Dimensions
Propulsion: Twin or more Propeller Type of Engines: Diesel Electric Total Power:		Length: metres Breadth: metres Depth: metres
Particulars of Tonnage
GROSS TONNAGE: tons NET TONNAGE: tons

WHEREAS (a) there is an account current between (1) [ ● ] with an address at [ ● ] (hereinafter sometimes called the “Mortgagor”) and (2) U.S. BANK NATIONAL ASSOCIATION with an address at 225 Asylum Street, 23rd Floor, Hartford, CT 06103, United States of America as Mortgagee (in such capacity, the “Mortgagee”) regulated by (1) an Indenture with respect to the issuance of the 10% Senior Secured Second Lien Notes due 2020 by Offshore Group Investment Limited, dated as of [ ● ], 2016, made between (i) Offshore Group Investment Limited, (ii) the Mortgagor and the other Guarantors from time to time party thereto, as guarantors, and (iii) U.S. Bank National Association, as trustee and as noteholder collateral agent (as the same may from time to time be amended, supplemented, extended, novated or replaced, the “Second Lien Indenture”), (2) a Deed of Covenants bearing even date herewith made between the Mortgagor and the Mortgagee (as the same may from time to time be amended, supplemented, extended, novated or replaced, the “Deed of Covenants”), (3) any other Secured Obligations (as defined in the Deed of Covenants) (as the same may from time to time be amended, supplemented, extended, novated or replaced, the “Secured Obligations”) and (4) any other Indenture Documents (as such term is defined in the Second Lien Indenture) (as the same may from time to time be amended, supplemented, extended, novated or replaced, the “Indenture Documents”); and WHEREAS the Mortgagor has agreed to execute this Mortgage in favour of the Mortgagee for the purpose of securing payment by the Mortgagor to the Mortgagee of all sums for the time being owing under or with respect to the Second Lien Indenture, the Deed of Covenants, the Secured Obligations and the other Indenture Documents and for the purpose of securing payment by the Note Parties (as defined in the Second Lien Indenture) in the manner and at the times set forth in the Second Lien Indenture, the Deed of Covenants, any other Secured Obligations, and the other Indenture Documents and in order to secure the performance of all of the Note Parties’ obligations related thereto; and WHEREAS the amount of principal, interest and other moneys due from the Mortgagor at any given time and the manner and time of payment can be ascertained by reference to the Second Lien Indenture, the Deed of Covenants, any other Secured Obligations and the other Indenture Documents and/or to the books of account (or other accounting records) of the Mortgagee.

Now we (b) [ ● ] in consideration of the premises for ourselves and our successors, covenant with the said (c) U.S. BANK NATIONAL ASSOCIATION, as Mortgagee and (d) its assigns to pay to him or them or it the sums for the time being due on this security whether by way of principal or interest, at the times and manner aforesaid. And for the purpose of better securing to the said (c) U.S. BANK NATIONAL ASSOCIATION, as Mortgagee the payment of such sums as last aforesaid, we do hereby mortgage to the said (c) U.S. BANK NATIONAL ASSOCIATION, as Mortgagee 64/64ths (sixty-four/sixty-fourths) shares of which we are the Owners in the Ship above particularly described, and in her boats, guns, ammunition, small arms and appurtenances.

Lastly, we for ourselves and our successors, covenant with the said (c) U.S. BANK NATIONAL ASSOCIATION, Mortgagee and (d) its assigns that we have the power to mortgage in manner aforesaid the above mentioned shares, and that the same are free from encumbrances (e) save as appears by the registry of the ship.

In witness whereof we have affixed our common seal this      day of             .

Individual/Corporation	Attestation

[                    ]

name of individual/corporation

per

signature as

Individual/Director/Secretary/

Officer/Attorney-in-fact (h)

signature as

Individual/Director/Secretary/

Officer/Attorney-in-fact (h)

in the presence of the witness whose attestation is given opposite

I, (f)

of (g)

hereby testify that in my presence

(i) this Mortgage was signed by

as Individual/Director/Secretary/Officer/

Attorney-in-fact (h)

and

as Individual/Director/Secretary/Officer/

Attorney-in-fact (h)

and

(ii) the corporate seal (h)/personal seal (h) of

the transferor was affixed this      day of

Signature of witness

(a) Here state by way of recital that there is an account current between the Mortgagor (describing the company and its address) and the Mortgagee (giving full title, address and description, including all joint mortgages), and describe the nature of the transaction so as to show how the amount of principal and interest due at any given time is to be ascertained, and the manner and time of payment, (b) Name of company, (c) Full name of Mortgagee, (d) “his”, “hers” or “its”, (e) If any prior encumbrance add “save as appears by the registry of the ship”, (f) name of witness, (g) address of witness, (h) delete as applicable.

NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g. Notary Public, Consular Officer, Magistrate, Justice of Peace. A director, officer or employee of a transferor which is a body corporate should not be an attesting witness.

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R208 - Mortgage Registration Form - Version 1.1

THE COMMONWEALTH OF THE BAHAMAS MORTGAGE REGISTRATION FORM (Page 2 of 2)
Official Number	IMO Number	Name of Ship	Port of Registry
NASSAU

TRANSFER OF MORTGAGE

I/we, the within mentioned

in consideration of

this day paid to me/us (a)     by

hereby transfer to it/him/her/them (a) the benefit of the within-written security. In witness whereof I/we (a) have hereto affixed our seal this      day of

Seal	Individual/Corporation	Attestation

name of individual/corporation

per

signature as

Individual/Director/Secretary/

Officer/Attorney-in-fact

signature as

Individual/Director/Secretary/

Officer/Attorney-in-fact

in the presence of the witness whose attestation is given opposite

I, (b)

of (c)

hereby testify that in my presence

(i) this Transfer of mortgage was signed

by

as Individual/Director/Secretary/Officer/

Attorney-in-fact (a)

and

as Individual/Director/Secretary/Officer/

Attorney-in-fact (a)

and

(ii) the corporate seal/personal seal (a) of

the transferor was affixed this      day of

Signature of witness

MEMORANDUM OF DISCHARGE

By individual or Joint Mortgagees

Received the sum of

in discharge of this within-written security. Dated at this      day of             .

In witness whereof we have hereto affixed our common seal this      day of             .

name of individual/corporation

per

signature as

Individual/Director/Secretary/

Officer/Attorney-in-fact

signature as

Individual/Director/Secretary/

Officer/Attorney-in-fact

in the presence of the witness whose attestation is given opposite

I, (b)

of (c)

hereby testify that in my presence

(i) this Discharge of mortgage was

signed

by

as

Individual/Director/Secretary/Officer/

Attorney-in-fact (a)

and

as

Individual/Director/Secretary/Officer/

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Attorney-in-fact (a) and (ii) the corporate seal/personal seal (a) of the mortgagee was affixed this day of . Signature of witness

(a) delete as appropriate, (b) insert name of witness, (c) insert address of witness

NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g. Notary Public, Consular Officer, Magistrate, Justice of Peace. A director, officer or employee of a transferor which is a body corporate should not be an attesting witness.

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Date: February [ ● ], 2016

By

[Shipowner],

as Shipowner

And

U.S. BANK NATIONAL ASSOCIATION,

as Noteholder Collateral Agent and Mortgagee

DEED OF COVENANTS

over

“[Vessel]”

Official Number [ ● ]

1

This DEED OF COVENANTS (this “Deed of Covenants”) is made this [ ● ] day of [ ● ] by [Shipowner] (the “Shipowner”) with an address at: [ ● ], to U.S. BANK NATIONAL ASSOCIATION, as Noteholder Collateral Agent pursuant to the terms of the Second Lien Indenture (defined below) (in such capacity, the “Noteholder Collateral Agent”, together with its successors and assigns in such capacity, the “Mortgagee”), with an address at: 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103.

WHEREAS:

1. The Shipowner is the sole, absolute and unencumbered, legal and beneficial owner of sixty-four sixty-fourth shares in the Bahamian flag vessel, “[ ● ]” with Official Number [ ● ], which is duly documented in the name of the Shipowner under the laws and flag of the Commonwealth of The Bahamas, which vessel is further defined below and described on Schedule I attached hereto and made a part hereof.

2. The Shipowner has executed and delivered and caused to be registered a first priority statutory mortgage (the “First Statutory Mortgage”) and a first priority deed of covenants (the “First Deed of Covenants”, and, together with the First Statutory Mortgage, the “First Mortgage”) each dated the date hereof in favor of Royal Bank of Canada, as Collateral Agent (in such capacity the “First Mortgagee”).

3. The Shipowner is party to that certain Indenture, dated as of February     , 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time) (the “Second Lien Indenture”), among Offshore Group Investment Limited (the “Issuer”), the Shipowner, and the Guarantors (as defined therein; the Issuer and the Guarantors including the Shipowner being called collectively the “Transaction Parties”), and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent, pursuant to which the Issuer has issued notes (the “Notes”) in an aggregate principal amount of Seventy-six Million One Hundred Twenty-five Thousand United States Dollars (US$76,125,000). The form of the Second Lien Indenture is annexed hereto as Exhibit A and hereby made a part hereof; the form of the Notes is part of such Exhibit A and made a part hereof.

4. The Shipowner has issued its Note Guarantee (the “Guaranty”), whereby it has guaranteed the Issuer’s obligations under the Second Lien Indenture. The Shipowner will receive substantial, direct and indirect, benefits through the issuance of the Notes under the terms of the Second Lien Indenture and related documents; in consideration of such benefit and other good and valuable consideration and to secure the obligations under the Guaranty, the receipt and sufficiency of which are hereby acknowledged, the Shipowner has executed this Deed of Covenants and that certain statutory mortgage, dated [ ● ], constituting a second priority mortgage of sixty-four sixty-fourth shares in the Vessel (the “Mortgage”).

5. The Shipowner, the other Transaction Parties, the Mortgagee, Royal Bank of Canada as the Initial First Lien Collateral Agent for the Initial First Lien Claimholders (as each such term is defined in the Second Lien Intercreditor Agreement defined here), and the other parties from time to time parties thereto have entered into a Second Lien Intercreditor Agreement dated as of the date hereof (the “Second Lien Intercreditor Agreement”), which Second Lien Intercreditor Agreement supersedes and governs and controls certain of the rights, remedies and

2

obligations of the parties thereto, including but not limited to, certain of the rights, remedies and obligations of the Shipowner and the Mortgagee hereunder. The form of the Second Lien Intercreditor Agreement is attached hereto as Exhibit B and hereby made a part hereof.

6. This Deed of Covenants and the Mortgage secure the Secured Obligations (including, without limitation, the costs, expenses and other amounts payable by Shipowner hereunder pursuant to Section 4.8 in connection with Mortgagee’s enforcing of its rights and remedies pursuant to this Deed of Covenants and the Mortgage) and the Shipowner has duly authorized the execution and delivery of this Deed of Covenants and has authorized the execution, delivery and registration of the Mortgage in favor of the Mortgagee.

7. The Notes bear interest at the rate set forth in Section 2.14 of the Second Lien Indenture and are repayable in accordance with the terms of the Notes and Section 4.01 of the Second Lien Indenture.

NOW, THEREFORE, to secure the prompt payment of the Secured Obligations and the performance and observance of all agreements, covenants and provisions of the Shipowner contained in its Guaranty, the Second Lien Indenture, the Mortgage, this Deed of Covenants and any other Second Lien Note Documents, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over, and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over unto the Mortgagee the Vessel;

TO HAVE AND TO HOLD all and singular the Vessel unto the Mortgagee and its successors and permitted assigns, to its and its successors’ and permitted assigns’ own use, benefit and behoof forever, subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, subject to the rights of the Shipowner therein as herein provided;

IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Vessel is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth.

ARTICLE I.

DEFINITIONS

Section 1.1 For purposes of this Deed of Covenants, the following terms shall have the respective meanings given to them below. Capitalized terms used herein and not otherwise defined herein are used herein as defined in, or by reference in, the Second Lien Indenture.

The following terms shall have the following meanings:

“Event of Default” means the occurrence of an “Event of Default” as defined in the Second Lien Indenture.

“Mortgage” means the statutory mortgage mentioned in recital (4) above.

“Permitted Liens” has the meaning given to such term in the Second Lien Indenture.

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“Second Lien Note Documents” means the “Indenture Documents” as defined in the Second Lien Indenture.

“Secured Obligations” means the “Note Obligations” as defined in the Second Lien Indenture.

“Secured Parties” means the “Secured Parties” as defined in the Second Lien Indenture.

“Vessel” means the vessel “[            ]” registered under the Bahamas flag at the port of Nassau under Official Number [            ] and includes any share or interest of every kind which the Shipowner now or at any later time has to, in or in connection with that vessel together with all of the boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, boats, anchors, cables, chains, rigging, tackle, outfit, apparel, furniture, fittings, equipment, spares, fuel, stores and all other appurtenances thereunto appertaining or belonging, and also any and all additions, improvements and replacements hereafter made in or to such vessel, or any part thereof, or in or to her equipment and appurtenances aforesaid.

ARTICLE II.

COVENANTS OF THE SHIPOWNER

The Shipowner covenants and agrees with the Mortgagee as follows:

Section 2.1 The Shipowner acknowledges it is justly indebted in accordance with the terms of the Second Lien Indenture, its Guaranty, and any other Second Lien Note Documents. The Shipowner will pay when due all Secured Obligations from time to time payable by the Shipowner under the Second Lien Indenture, its Guaranty, and the other Second Lien Note Documents and will observe, perform and comply with the covenants, terms and conditions herein and, as applicable, in the Second Lien Indenture, its Guaranty and any other Second Lien Note Documents, on its part to be observed, performed or complied with.

Section 2.2 The Shipowner is and shall remain duly qualified to own, document and operate the Vessel under the applicable Legal Requirements of the Commonwealth of The Bahamas. The Vessel is duly documented in the name of the Shipowner as owner under the laws of the Commonwealth of The Bahamas with the Official Number set forth in recital (1) hereof.

Section 2.3 The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any Lien, charge or encumbrance whatsoever (except for the Mortgage, this Deed of Covenants, the First Mortgage and Permitted Liens), and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all Persons whomsoever.

Section 2.4 The Shipowner has caused the Mortgage to be duly recorded with the Bahamian Register of Ships at the Bahamas Maritime Authority in New York and will otherwise comply with and satisfy, or cause to be complied with and satisfied, all of the provisions of applicable Legal Requirements of the Commonwealth of The Bahamas in order to establish, perfect and maintain the Mortgage as a valid, enforceable and duly perfected second priority statutory mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Secured Obligations.

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Section 2.5 (a) The Shipowner will not (i) cause or permit the Vessel to be operated in any manner contrary to any Legal Requirement, (ii) engage in any unlawful trade or violate any Legal Requirements, (iii) carry any cargo that will expose the Vessel to penalty, confiscation, forfeiture, capture or condemnation, or (iv) do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Vessel under the Legal Requirements of the Commonwealth of The Bahamas. The Shipowner will at all times keep the Vessel duly documented as a Bahamian flag vessel under all of the provisions and requirements of the Commonwealth of The Bahamas, eligible for the trade of the Commonwealth of The Bahamas in which it is engaged from time to time.

(b) All technical and commercial management of the Vessel shall be performed by the Shipowner or by an Internal Charterer.

Section 2.6 Neither the Shipowner, any charterer, the master of the Vessel nor any other Person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel any Lien whatsoever other than the Mortgage, this Deed of Covenants, the First Mortgage and other Permitted Liens.

Section 2.7 The Shipowner will place, and at all times and places will retain, a properly certified copy of the Mortgage and this Deed of Covenants on board the Vessel with her papers and will cause such certified copy and such Vessel’s marine document to be exhibited to any and all Persons having business therewith which might give rise to any Lien thereon other than the First Mortgage and the Permitted Liens, and to any representative of the Mortgagee, and the Shipowner will place and keep prominently displayed in the chart room and in the master’s cabin of the Vessel, or in the case of a rig, in a prominent place aboard the rig, or in such location as the rig’s papers are kept, a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Vessel is subject to a Second Priority Ship Mortgage to U.S. Bank National Association, as the Mortgagee. Under the terms of said Mortgage, neither the Shipowner, any charterer, the master of this Vessel nor any other Person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any Lien whatsoever other than a First Priority Ship Mortgage in favor of Royal Bank of Canada, this Mortgage and Permitted Liens (as defined in the Mortgage).”

Section 2.8 Except for the Mortgage, this Deed of Covenants, the First Mortgage and the other Permitted Liens, the Shipowner will not suffer to be continued any Lien, encumbrance or charge on the Vessel.

Section 2.9 (a) If a libel or complaint be filed against the Vessel or the Vessel be otherwise attached, arrested, levied upon or taken into custody by any Governmental Authority or any Person that purports to be acting on behalf of a Governmental Authority for any cause whatsoever, the Shipowner will promptly notify the Mortgagee, and within 15 days will cause such Vessel to be released and all Liens thereon other than the Mortgage, this Deed of

5

Covenants, the First Mortgage and other Permitted Liens to be discharged (except to the extent that the claim giving rise to such lien shall concurrently be contested by the Shipowner in good faith by appropriate proceedings that shall not affect the release of such Vessel) and will promptly notify the Mortgagee thereof in the manner aforesaid.

(b) If the Shipowner shall fail or neglect to furnish proper security or otherwise to release such Vessel from libel, arrest, levy, seizure or attachment within the time period required by Section 2.9(a) above, the Mortgagee or any Person acting on behalf of the Mortgagee may furnish security to release such Vessel and by so doing shall not be deemed to cure the default of the Shipowner unless and until the Shipowner shall have reimbursed the Mortgagee from all costs and expenses (including reasonable attorney’s fees) incurred by the Mortgagee or such third party acting at the direction of the Mortgagee in procuring such release, including for any security so furnished.

Section 2.10 (a) Except while such Vessel is undergoing repairs, maintenance or is in lay up, the Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel (i) in good running order and repair so that the Vessel shall be tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and (ii) in at least as good a working order and condition as when this Deed of Covenants was executed, ordinary wear and tear excepted; and will keep the Vessel, or cause her to be kept, in such condition as will entitle her to such classification rating with a Classification Society that companies engaged in the operation of vessels of the same type, size, age and flag as the Vessel maintain respecting their vessels with such Classification Society. Notwithstanding the foregoing, if the Vessel is affected by any loss or damage or any condemnation or taking of such Vessel or a portion or component thereof, the Shipowner shall make all necessary repairs and replacements to the Vessel, except where the failure to do so could not reasonably be expected to materially change the value or usefulness of the Vessel. The Shipowner will furnish the Mortgagee on the date hereof and annually thereafter a certificate issued by such Classification Society evidencing that such classification is maintained. The Shipowner will not change the Classification Society.

(b) The Mortgagee shall have the right at any time, upon reasonable notice, to inspect or survey the Vessel to ascertain its condition and to satisfy itself that the Vessel is being properly repaired and maintained, and the Shipowner shall cause to be made all such repairs, without expense to the Mortgagee, as such inspection or survey may show to be required to maintain the classification of the Vessel required under this Section 2.10. The Shipowner shall also permit the Mortgagee to inspect the Vessel’s logs, whenever requested, upon reasonable notice, and shall promptly furnish the Mortgagee with full information regarding any casualties or other accidents or damage to the Vessel involving an amount in excess of $1,000,000.

Section 2.11 (a) The Vessel shall, and the Shipowner covenants that it will, at all times comply with all applicable Legal Requirements, and the Vessel shall have on board as and when required thereby certificates showing compliance therewith.

(b) The Shipowner will not make, or permit to be made, any change in the structure or type of the Vessel or change in the rig of the Vessel, if any such change could reasonably be expected to materially and adversely affect the value of the Vessel.

6

(c) The Shipowner may, in the ordinary course of maintenance, repair or overhaul of the Vessel, remove any item of property constituting a part of such Vessel, provided such item of property is replaced to the extent necessary to maintain such Vessel in the condition required herein. Any such replacement item of property shall, without necessity of further act hereunder, become part of such Vessel and subject to the Mortgage and this Deed of Covenants.

(d) The Shipowner agrees to give the Mortgagee at least ten (10) days prior written notice (or notice of such shorter period as the Mortgagee may agree) of the actual date and place of any scheduled drydocking or survey and three (3) days’ notice (or notice of such shorter period as the Mortgagee may agree) of the actual date and place of any unscheduled drydocking or survey in order that the Mortgagee may have representatives present if desired. The Shipowner agrees that it will provide evidence to the Mortgagee that the expense of such drydocking or survey or work to be done thereat is within the Shipowner’s financial ability and will not result in a claim or Lien (other than Permitted Liens) against the Vessel in violation of the provisions of this Deed of Covenants.

Section 2.12 The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and its cargo and papers and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of all material contracts and documents relating to the Vessel, whether on board or not.

Section 2.13 The Shipowner will remain the registered owner of the Vessel. Without giving at least 60 days’ prior written notice thereof to the Mortgagee, the Shipowner will not change the name, official or patent number, the home port or class of the Vessel. The Shipowner will not change the flag of the Vessel.

Section 2.14 The Shipowner will not sell, mortgage or transfer the Vessel except in accordance with the applicable provisions of the Second Lien Note Documents. The Shipowner will not charter the Vessel on a demise or bareboat basis to any Person who is not an Internal Charterer (except pursuant to a Permitted Third Party Charter); provided, that to the extent the Shipowner so demises or bareboat charters the Vessel to an Internal Charterer pursuant to an Internal Charter, it will: (a) cause such Internal Charterer to become a Guarantor and to execute the appropriate Second Lien Note Documents (including, but not limited to, a second priority Insurance Assignment) required to be executed by Guarantors in accordance with the terms of the Second Lien Indenture, and (b) cause the Internal Charterer to execute and deliver a second priority Earnings Assignment in favor of the Mortgagee respecting any earnings of the Vessel payable to the Internal Charterer. The Shipowner will cause all freights, hires or other earnings of the Vessel payable to it or to any Internal Charterer to be paid to an Earnings Account in accordance with the terms of the Earnings Assignment respecting the Vessel given by the Shipowner. Any Earnings Assignment shall be in the form attached hereto as Exhibit C.

Section 2.15 The Shipowner agrees that, if the Shipowner fails to perform covenants or obligations under this Deed of Covenants, including, without limitation, its obligations with respect to insurance, the discharging of Liens, taxes, dues, assessments, governmental charges, fines, penalties lawfully imposed, repairs, reasonable attorneys’ fees, and other obligations that are not Permitted Liens, the Mortgagee may, but shall not be obligated to, perform the

7

Shipowner’s obligations under this Deed of Covenants, and any reasonable expenses incurred by the Mortgagee in performing the Shipowner’s obligations shall be paid by the Shipowner within 10 Business Days of demand. Any such performance by the Mortgagee may be made by the Mortgagee in reasonable reliance on any statement, invoice or claim, without inquiry into the validity or accuracy thereof. The amount and nature of any expense of the Mortgagee hereunder shall be conclusively established by a certificate of any officer of the Mortgagee absent manifest error, and such amount shall be included in the Secured Obligations, secured by the Mortgage and this Deed of Covenants.

Section 2.16 The Shipowner will fully perform, and cause any Internal Charterer or charterer under a Permitted Third Party Charter, respectively, to fully perform, (a) any Internal Charter of the Vessel between the Shipowner and the Internal Charterer, (b) any Permitted Third Party Charter, and (c) all Drilling Contracts or other contracts which may be entered into with respect to the Vessel.

Section 2.17 In the event that at any time and from time to time this Deed of Covenants or any provisions hereof shall be deemed invalidated in whole or in part by reason of any present or future Legal Requirements or any decision of any Governmental Authority, then the Shipowner, forthwith will execute such other and further assurances and documents as are reasonably necessary to accomplish the purposes of this Deed of Covenants.

Section 2.18 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, in the event of the requisition of the Vessel by any Governmental Authority or by anyone else, in each case provided such action does not constitute an Event of Loss (as hereinafter defined), the Shipowner will give prompt written notice thereof to the Mortgagee, and any payments in respect thereof shall be paid to the Shipowner, and the Shipowner shall cause any such payment to be applied to the Secured Obligations to the extent required, and in accordance with, the terms of the Second Lien Indenture and the Second Lien Intercreditor Agreement as applicable.

Section 2.19 (a) Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage and any first priority assignment of insurance in favor of the First Mortgagee, the Shipowner will at all times and at its own cost and expense (and the Shipowner represents and warrants that all insurance carried and maintained in respect of the Vessel meets, and as long as the Mortgage is effective will continue to meet, the standards set forth in Section 2.19(a)(i) below):

(i) cause to be carried and maintained in respect of the Vessel insurance (A) payable in Dollars in amounts (and with co-insurance and deductibles), (B) against all risks (including, without limitation, marine hull and machinery (including excess value) insurance, protection and indemnity insurance, drilling, towage, confiscation, expropriation, loss of hire, war and terrorist risks, liability arising out of pollution and the spillage or leakage of cargo and cargo liability insurance (with named windstorm coverage exclusions in the Gulf of Mexico unless the Insurance Advisor advises that such named windstorm coverage is available in the Gulf of Mexico on a commercially reasonable basis and is customary with respect to the operation in the drilling industry of any vessel similar to the Vessel in the Gulf of Mexico)) and (C) in forms, in each case,

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which are substantially equivalent to the coverage reflecting the customary and prudent practice of other responsible and experienced Persons of similar size and established reputation engaged in the same or similar operation of vessels similar to the Vessel and placed through brokers and with financially sound and reputable insurance companies, underwriters, funds, mutual insurance associations, war risks and protection and indemnity risk associations or clubs of recognized standing;

(ii) renew all such insurances as they expire and so as to ensure that there is no gap in coverage, keep the Mortgagee advised of the progress of such renewals, and provide evidence of such renewal in writing to the Mortgagee within seven days of renewal;

(iii) punctually pay all premiums, calls, contributions or other sums payable in respect of the insurances and produce all relevant receipts when so required by the Mortgagee, and all insurances shall provide that there shall be no recourse against the Mortgagee for unpaid premiums, club calls, assessments or advances;

(iv) cause each insurance company, underwriter, club or fund (or an authorized agent thereof) to agree in writing to mark their records and to advise the Mortgagee at least seven (7) business days prior to the lapse of each policy or contract issued by such insurance company, underwriter, club or fund by expiration, termination, failure to renew or otherwise for any reason whatsoever and of any default in payment of any premium in respect of any insurances with respect to the Vessel. The Mortgagee shall not be deemed to have knowledge of any such lapse of insurance in the absence of receipt of notice from such brokers or insurance company. If such insurances are not maintained in full force and effect, then the Mortgagee, at its option, may procure such insurance at the Shipowner’s expense;

(v) deliver to the Mortgagee copies of all cover notes, binders, policies and certificates of entry in protection and indemnity associations, and all endorsements and riders amendatory thereof, in respect of the insurances maintained in connection with the Vessel;

(vi) cause the insurances to provide for a deductible amount not in excess of $5,000,000 per occurrence;

(vii) provide to the Mortgagee promptly after receiving them copies of any communications relating to (A) non-payment of premiums and cancellation of the insurances and (B) the imposition of any exclusion or qualification or other material modification of the insurances; and

(viii) do all things necessary and provide all documents, evidence and information within its power which may be necessary to enable the Mortgagee to collect or recover any moneys which may at any time become due in respect of the insurances.

(b) As long as the Second Lien Indenture remains in effect and has not been terminated, the Mortgagee shall be permitted to retain Willis Limited (or other independent insurance advisor of reputable standing) as Insurance Advisor (the “Insurance Advisor”) who

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will from to time at the request of the Mortgagee advise whether the Shipowner’s insurances meet the requirements of this Deed of Covenants or what additional or other insurances may be advisable from time to time to protect the interests of the Mortgagee in the Vessel, and the Mortgagee shall be entitled to rely without further inquiry or determination and shall be fully protected in so relying on such Insurance Advisor’s advice. All fees and expenses of the Insurance Advisor shall be paid by the Shipowner. The Shipowner covenants and agrees that neither it nor any affiliate of it will place any insurances required to be maintained by it under this Deed of Covenants through the Insurance Advisor, provided, for the avoidance of doubt, that the Insurance Advisor can place on the Mortgagee’s behalf the insurances described in Section 2.19(e).

(c) The insurances shall include the following terms and conditions:

(i) while being operated, the Vessel shall always be covered against marine perils and all risks of loss or damage, including loss, damage, fire and such other perils as are customary in the industry, in accordance with Section 2.19(a)(i) with English, American or Norwegian hull clauses with reasonable deductibles as determined by the Shipowner but in no event in excess of $5,000,000. When and while the Vessel is laid up, in lieu of the aforesaid hull insurance, port risk insurance may be taken out thereon by the Shipowner under forms of policies recommended by the Insurance Advisor in its reasonable discretion for the Vessel;

(ii) for the purposes of insurance against Event of Loss, the Vessel and its equipment and appurtenances shall be insured for and valued (for the avoidance of doubt being an agreed/assessed value as between the assured and the insurers) in accordance with Section 2.19(a)(i);

(iii) the Vessel shall be covered against war and terrorist risks (including risks, whether or not regarded as war risks, excluded by the “Free of Capture and Seizure” clauses in the standard form of marine policy) in accordance with English, American or Norwegian clauses and incorporating protection and indemnity clauses and with crew war risk insurance being effected separately, and the Vessel shall be covered for “strikes, riots and civil commotion” risk. Such risks may, at the option of the Shipowner, be insured by entering the Vessel in a reputable war risk association or club against all risks covered under the rules of such association or club and with reasonable deductibles provided therein;

(iv) the Vessel shall also be insured against protection and indemnity risks and liabilities, including, without limitation, the Vessel’s full tonnage and insurance against liability for pollution or the spillage or leakage of oil or other cargo by the Vessel, unless such risk is fully covered by the entry of the Vessel into an international group protection and indemnity association, in an aggregate amount equal to at least $500,000,000, and by the entry of the Vessel in a protection and indemnity association or club belonging to the International Group of Protection and Indemnity Clubs (the “International Group”), but in any event shall be in an amount recommended by the Insurance Advisor in its reasonable discretion;

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(v) if any of the insurances referred to in this Section 2.19 form part of a fleet cover, the Shipowner shall procure that the brokers shall undertake to the Mortgagee that such brokers shall neither set off against any claims in respect of the Vessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy or policies in respect of the Vessel if and when so requested by the Mortgagee; and

(vi) if the Mortgagee determines solely based upon the advice of the Insurance Advisor that the insurances do not reasonably protect the interests of the Mortgagee in the Vessel, it will consult with the Shipowner and the Insurance Advisor in order to agree to any changes to the insurances that may be appropriate to protect the interest of the Mortgagee in relation to the Vessel, provided that if the Mortgagee and the Shipowner are unable to agree upon which changes may be appropriate, the Shipowner will comply with any further requirements relating to insurance recommended by the Insurance Advisor.

(d) The amount, types of coverage, the insurance provider(s) and all other issues related to the insurance required by this Section 2.19 shall be those reasonably determined by the Insurance Advisor and recommended to the Mortgagee in writing. The Mortgagee shall have no duty or obligation to investigate or otherwise inquire into the recommendations made by the Insurance Advisor in connection with obtaining such insurance.

(e) At the Shipowner’s expense, the Mortgagee will obtain, for and on behalf of the Mortgagee and the Secured Parties, mortgagee’s interest insurance, mortgagee’s additional perils (pollution) insurance, and, when applicable, mortgagee’s rights insurance or similar coverage, and providing coverage in an amount not to exceed the aggregate amounts obtained under the hull policies, increased value policies, and accelerated cost of construction policies (if any) for the Vessel and all other “Vessels” (as defined in the Second Lien Indenture) mortgaged to the Mortgagee as security for the Secured Obligations or, if less, in an amount not to exceed the aggregate principal amount of the Secured Obligations plus all other “Secured Obligations” as defined in each mortgage over such other “Vessels.” Notwithstanding the foregoing, the insurances required under this clause shall be payable to the mortgagee under the First Mortgage until the occurrence of the Discharge of First Lien Obligations (as defined in the Second Lien Intercreditor Agreement).

(f) In the case of all marine and war risk hull and machinery policies and all protection and indemnity insurances (including insurance against liability for pollution or the spillage or leakage of cargo), the Shipowner will cause the Mortgagee to be named an additional insured without liability for premiums or calls payable under the insurances.

(g) The Shipowner will cause all policies and certificates of entry with respect to insurance required hereby for the Vessel to contain a loss payable clause which shall be on substantially the terms set forth in Schedule I attached to the second priority Insurance Assignment (or, if such terms are not obtainable, then such terms as shall, in the opinion of the Insurance Advisor be the best otherwise attainable), in the case of all marine and war risk hull

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and machinery (including excess values) policies and all protection and indemnity and liability and oil pollution liability insurance, and which shall: (i) in the case of protection and indemnity insurance, provide for payment to the Shipowner or its order unless the payment is to indemnify the Mortgagee from or reimburse the Mortgagee for any loss, damage or expense incurred by it or unless and until the insurers or associations receive notice from the Mortgagee that an Event of Default shall have occurred and be continuing under this Deed of Covenants, in which event all payments shall be made to the Mortgagee, provided, that the insurer may in all events make payments directly to third parties to whom liability has been established in discharge of guaranties issued by the insurer or claims against the Shipowner or insurer, and (ii) in the case of all other insurance, provide for payment in accordance with the terms of Subsection (i) of this Section 2.19.

(h) In addition, the Shipowner will, at its cost and expense, (i) assign to the Mortgagee, and will cause all Internal Charterers to assign to the Mortgagee, by the second priority Insurance Assignment, all of the Shipowner’s and, as applicable, each Internal Charterer’s right, title and interest in and to each policy and contract of insurance (including all entries in protection and indemnity or war risk associations) with respect to the insurance required hereby and furnish, or cause its brokers to furnish, written notice of such assignment to all insurers, underwriters, clubs and associations with respect to such insurance, and (ii) cause the insurance brokers and club managers to hold to the order of the Mortgagee the originals of all policies, contracts, binders, insurance slips, cover notes and certificates of entry relating to the Vessel and to deliver certified copies thereof to the Mortgagee and to execute and deliver to the Mortgagee a letter of undertaking in connection with the above mentioned insurances and entries.

(i) Subject to the terms of the Second Lien Intercreditor Agreement and subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the proceeds of any insurances or entries referred to in this Section 2.19 shall be applied as follows:

(i) Until the occurrence and continuance of an Event of Default:

(A) any claim under any such insurance (other than in respect of an Event of Loss), whether such claim is under the terms of the relevant loss payable clause payable directly to the Shipowner or not, shall be applied by the Shipowner in making good the loss or damage in respect of which it has been paid or paid to the Shipowner in reimbursement of moneys expended by it for such purpose, except that any loss in excess of $15,000,000 shall be paid to the Mortgagee and held by the Mortgagee, provided that the Mortgagee shall pay out of such insurance proceeds costs and expenses in connection with the Shipowner’s repair of the Vessel so that the Vessel is restored to the condition required by this Deed of Covenants. Such proceeds shall be paid by the Mortgagee in the amounts and to the Persons certified from time to time by the Shipowner in one or more certificates from a Responsible Officer of the Shipowner delivered to the Mortgagee as properly payable in connection with the repair of the Vessel; and

(B) any claim in respect of protection and indemnity insurance shall be paid directly to the Person to which the liability covered by such insurance was incurred or to the Shipowner in reimbursement of moneys expended by it in satisfaction of such liability.

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(ii) Upon the occurrence and continuance of an Event of Default, any claim under any such insurance and entry (other than in respect of an Event of Loss) shall be paid to the Mortgagee. The Mortgagee agrees to apply any such amount received in accordance with the terms of the Second Lien Intercreditor Agreement.

(iii) Whether or not an Event of Default shall have occurred, any claim under any such insurance and entry in respect of an Event of Loss shall be paid to the First Mortgagee for distribution under the Second Lien Intercreditor Agreement, and, after the First Mortgage shall have been released by the First Mortgagee, to the Mortgagee for distribution in accordance with the terms of the Second Lien Indenture.

(iv) The Mortgagee agrees to deliver such proceeds to the Noteholder Collateral Agent for application of such proceeds to the Secured Obligations in accordance with the Second Lien Indenture, subject the Second Lien Intercreditor Agreement . Upon the occurrence and continuance of an Event of Default, the Mortgagee shall have the right, but not the obligation, to negotiate any claim in respect of an Event of Loss.

Subject to the terms of the Second Lien Intercreditor Agreement and subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage any loss covered by this paragraph (i) which is paid to the Mortgagee but which might have been paid, in accordance with the provisions of this Subsection, directly to the Shipowner or others, shall be paid by the Mortgagee to or as directed by the Shipowner. The Mortgagee agrees that all payments to the Mortgagee of losses covered by this Subsection shall be applied by the Mortgagee in accordance with the terms of the Second Lien Intercreditor Agreement, and, after the First Mortgage shall have been released by the First Mortgagee in accordance with the terms of the Second Lien Indenture.

(j) In the event that any claim or Lien is asserted against the Vessel for loss, damage or expense which is covered by insurance required hereunder (other than in the event of an Event of Loss of the Vessel), and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or Lien, the Mortgagee, on request of the Shipowner or its agent, shall, so long as no Event of Default shall have occurred and be continuing, assign to any Person executing a surety or guaranty bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance (excluding any protection and indemnity insurance under which the Mortgagee is a named insured) covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement, which assignment shall be made in such form as the Shipowner shall instruct the Mortgagee.

(k) The Shipowner will cause each insurance company, underwriter, club or fund (or an authorized agent thereof) with respect to all insurance required hereby to agree in writing for the benefit of the Mortgagee that each policy or contract issued by such insurance company, underwriter, club or fund shall not lapse, expire, terminate or be cancelled for any reason whatsoever without at least seven (7) business days’ prior facsimile or email notice to the Mortgagee addressed as provided in Section 4.8.

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(l) The Shipowner agrees that it will not do or permit or willingly allow to be done any act by which any insurance or entry required by this Section 2.19 may be suspended, impaired or cancelled, and that it will not permit or allow the Vessel to undertake any voyage, or perform any drilling contract, or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously insured the Vessel by additional coverage to extend to such voyages, risks or cargoes. The Shipowner agrees to give the Mortgagee prompt notice of the proposed location of the Vessel in the Gulf of Mexico, and confirm to the Mortgagee that the insurance coverage meets the requirements of this Deed of Covenants. While the Vessel is located in the Gulf of Mexico, the insurances may contain named windstorm coverage exclusions in the Gulf of Mexico unless the Insurance Advisor advises that such named windstorm coverage is available in the Gulf of Mexico on a commercially reasonable basis and is customary with respect to the operation in the drilling industry of any vessel similar to the Vessel in the Gulf of Mexico.

(m) The Shipowner will not cause or permit the Vessel to operate in or undertake a voyage to or to sail in any area which has been declared a war area by the relevant underwriters and insurance companies and has been included in the list of exclusions from time to time in effect attached to the war risks insurance policies in the form of the war risks trading warranties, without first notifying thereof the Mortgagee and the war risks underwriters of the Vessel and paying any additional insurance premiums required. The Shipowner agrees that it will promptly furnish to the Mortgagee evidence of payment of such additional premiums.

(n) The Shipowner will comply with and satisfy in all material respects all of the provisions of any applicable Legal Requirement, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such Legal Requirement, convention, regulation, proclamation or order with respect to the trade which the Vessel is from time to time engaged in and the cargo carried by it.

(o) Any insurance placed through a “captive” insurer, or an unrated local insurer through which all or a part of the insurance is required to be placed under the local Legal Requirements of the jurisdiction in which the Vessel may be located from time to time, or cover reinsured will be in form and substance recommended by the Insurance Advisor in its reasonable discretion and in any event such insurance will:

(i) be on the same terms as the original insurances and will include the provisions of this Section 2.19 (including but not limited to an assignment of such insurances or reinsurances to the Mortgagee as set forth in Section 2.19(h) of this Mortgage);

(ii) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers’ liability will be to make such payments as would have fallen due under the relevant

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policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

(iii) contain a “cut-through” clause in the following form (or a form otherwise recommended by the Insurance Advisor in its reasonable discretion):

“It is hereby declared and agreed that if [ ● ], a [ ● ] (“[ ● ]”), as Insurer (or any successor to [ ● ] as insurer) under the insurance policy (the “Policy”) between [ ● ], as Insurer, and [ ● ] and U.S. Bank National Association, as Mortgagee, as Assured, fails for any reason to pay in full all or any portion of any losses payable in respect of the insured vessel (the “Vessel”) under the Policy, or in any event upon written notice by the said Assureds of an Event of Default under the Deed of Covenants, then all such losses (or such portion thereof) shall be paid directly by the reinsurers (collectively, the “Reinsurers”) identified from time to time under any and all reinsurance agreements (the “Reinsurance Agreements”) providing for reinsurance under the Policy with respect to the Vessel to such Assureds, as the respective interests of the Assureds may appear under the Policy, but only for the proportions subscribed by the Reinsurers and provided that the Reinsurers have not already made payment in full for their proportion in accordance with the terms of the Reinsurance Agreements and the Policy.”

(p) At all times during which the Vessel is operating within the jurisdiction of the United States of America, the Shipowner shall maintain with respect to the Vessel:

(i) insurance or post bonds or maintain approved evidence of financial responsibility (including, without limitation, qualification as a “qualified self-insurer” by the United States Coast Guard) with respect to the Vessel to cover the actual cost of removal of discharged oil for which the Shipowner or the Mortgagee may be held strictly liable (or held liable due to negligence of the Shipowner or any other Person) under the Clean Water Act of 1977, as amended, the Oil Pollution Act 1990 (33 U.S.C. § 2701 et seq.), as amended, or the Outer Continental Shelf Lands Act, as amended, or under any other applicable Legal Requirement, including, without limitation, any Environmental Law, of any Governmental Authority that, now or in the future, may apply to the Shipowner or the Mortgagee, the Vessel or its operations; and

(ii) such worker’s compensation or longshoremen’s and harbor workers’ insurance as shall be required by applicable Legal Requirements, including endorsements for foreign and outer continental shelf operations, borrowed servant, voluntary compensation and in rem claims.

Section 2.20 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the Shipowner hereby irrevocably and unconditionally grants to the Mortgagee a power of attorney permitting the Mortgagee and representatives thereof to examine the class records of the Vessel at any time, and, without cost or expense to the Mortgagee, the Shipowner will irrevocably and unconditionally instruct and authorize the Classification Society of the Vessel as follows, and use its commercially reasonable efforts to obtain from the Classification Society a written undertaking to the Mortgagee:

(a) to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the Classification Society relating to the Vessel;

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(b) to allow the Mortgagee (or its agents), at any time and from time to time if an Event of Default (in the sole opinion of the Mortgagee) has occurred and is continuing, to inspect the original class and related records of the Shipowner and the Vessel at the offices of the Classification Society and to take copies of them; and

(c) following receipt of a written request from the Mortgagee:

(i) to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Classification Society;

(ii) to confirm that the Shipowner is not in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society;

(iii) if the Shipowner is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the Classification Society; and

(iv) to notify the Mortgagee immediately in writing if the Classification Society receives notification from the Shipowner or any other Person that the Vessel’s Classification Society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the Classification Society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the Classification Society in respect thereof.

The Shipowner shall further notify the Classification Society that all the foregoing instructions and authorizations shall remain in full force and effect until revoked or modified by written notice to the Classification Society received from the Mortgagee, and that the Shipowner shall reimburse the Classification Society for all its costs and expenses incurred in complying with the foregoing instructions.

Section 2.21 The Shipowner covenants that it will at all times comply in all material respects with the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organization. The Shipowner shall

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take, or cause to be taken, all reasonable precautions to prevent illegal drugs or drug paraphernalia from being used or kept on board the Vessel and, if applicable, otherwise comply with the Zero Tolerance anti-drug policy of the United States government.

ARTICLE III.

EVENTS OF DEFAULT AND REMEDIES

Section 3.1 If an Event of Default shall have occurred and be continuing, then, in each and every such case the Mortgagee shall have the right, subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, to make such demands and take such actions as are permitted by the Second Lien Note Documents, including, without limitation, to:

(a) declare immediately due and payable all of the Secured Obligations (in which case all of the same shall be immediately due) (provided, no such declaration shall be required if an Event of Default shall have occurred under a particular Second Lien Note Document that triggers an automatic enforcement of rights under such Second Lien Note Document) and bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Secured Obligations and satisfy the same out of the Vessel;

(b) exercise all of the rights and remedies in foreclosure with respect to the Vessel and otherwise given to mortgagees by the provisions of any applicable Legal Requirements;

(c) take and enter into possession of the Vessel, at any time, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage, and the Shipowner or other Person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel and the Mortgagee may, without being responsible for loss or damage (except to the extent caused by the Mortgagee’s gross negligence or willful misconduct), hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any Person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to Section 3.1(e) below, all costs, expenses, charges, damages or losses by reason of such use (including attorney’s fees); provided, that the Mortgagee shall be obligated to provide the Shipowner only with a final accounting; and if at any time the Mortgagee shall avail itself of the right herein given it to take possession of the Vessel, the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock them at any other place at the cost and expense of the Shipowner, and the Mortgagee shall have the right to require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee the Vessel as demanded; and the Shipowner hereby irrevocably instructs the master of the Vessel so long as the Mortgage and this Deed of Covenants is outstanding to deliver the Vessel to the Mortgagee as demanded;

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(d) inspect and make copies of all original class records held by the Classification Society relating to such Vessel; and/or

(e) without being responsible for loss or damage, other than loss or damage due to its own gross negligence or willful misconduct, sell such Vessel, at any place and at such time as the Mortgagee may specify and in such manner and such place (whether by public or private sale) as the Mortgagee may deem advisable (without necessity of bringing the Vessel to the place designated for such sale), free from any claim by the Shipowner in admiralty, in equity, at law or by statute, after first giving notice of the time and place of any public sale with a general description of the property in the following manner:

(i) by publishing such notice for twenty (20) consecutive days in a daily newspaper of general circulation published in New York City;

(ii) if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(iii) by mailing a similar notice to the Shipowner at its last known address on the day of first publication;

and notice of the time and place of any private sale by mailing such notice to the Shipowner at its last known address.

Section 3.2 Any sale of the Vessel or any interest therein made by the Mortgagee after the occurrence and during the continuance of an Event of Default pursuant to the Mortgage and this Deed of Covenants, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner in and to the Vessel or such interest therein sold, as the case may be, and shall bar any claim from the Shipowner, its successors and assigns, and all Persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In the case of any such sale, subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the Mortgagee shall apply such proceeds in accordance with the terms of the Second Lien Intercreditor Agreement. At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 3.3 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the Mortgagee is hereby appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser referred to in Section 3.2, and is hereby vested with full irrevocable power and authority to make, after the occurrence and during the continuation of an Event of Default, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of such Vessel and other related documents as the Mortgagee may specify. The powers and authority granted to the Mortgagee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

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Section 3.4 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the Mortgagee is hereby appointed attorney-in-fact of the Shipowner in the name of the Shipowner to, after the occurrence and during the continuation of an Event of Default, demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payments of losses or as return premiums or otherwise, salvage awards and recoveries of the Vessel, recoveries in general average or otherwise in respect of the Vessel, and all other sums in respect of the Vessel, due or to become due at the time of the occurrence and during the continuation of any Event of Default, or in respect of any insurance thereon, from any Person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing. The powers and authority granted to the Mortgagee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

Section 3.5 Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee such Vessel as demanded. If any legal proceedings shall be taken to enforce any right of Mortgagee under the Mortgage or this Deed of Covenants, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of such Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

Section 3.6 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, at any time after the Secured Obligations shall have become due and payable, the Mortgagee shall be entitled (but not bound) by writing executed as a deed or under the hand of any director or officer of the Mortgagee to appoint any Person or Persons to be a receiver and/or manager of the Vessel (the “Receiver”) or any part thereof (with power to authorise any joint receiver and/or manager to exercise any power independently of any other joint receiver and/or manager) and may from time to time fix his remuneration, and may remove any Receiver so appointed and appoint another in his place. Any Receiver so appointed shall be the agent of the Shipowner and the Shipowner shall be solely responsible for his acts or defaults and for his remuneration, and such receiver and/or manager so appointed shall have all powers conferred by the Conveyancing and Law of Property Act (Ch. 138) and, in addition, power on behalf of and at the cost of the Shipowner to do or omit to do anything which the Shipowner could do or omit to do in relation to the Vessel any part thereof and in particular (but without prejudice to the generality of the foregoing) any such receiver and/or manager may exercise all the powers and discretions conferred on the Mortgagee by the Mortgage and this Deed of Covenants.

Section 3.7 Neither the Mortgagee nor any Receiver shall be liable as mortgagee in possession in respect of the Vessel to account or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

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Section 3.8 Upon any sale of the Vessel or any share or interest therein by the Mortgagee, or by any Receiver, the purchaser shall not be bound to see or enquire whether the Mortgagee’s power of sale has arisen in the manner provided in this Deed of Covenants and the sale shall be deemed to be within the power of the Mortgagee (or the Receiver, as the case may be) and the receipt of the Mortgagee (or the Receiver, as the case may be) for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and the sale shall operate to divest the Shipowner of all rights, title and interest of any nature whatsoever in the Vessel and to bar any such interest of the Shipowner and all Persons claiming through or under the Shipowner.

Section 3.9 Section 19 of the Conveyancing and Law of Property Act or the equivalent provisions of any subsequent amending or consolidating act shall not apply to this Deed of Covenants. The statutory power of sale shall be exercisable at any time after the money owing on this security shall have become payable without regard to Section 22 of the Conveyancing and Law of Property Act which section shall not apply to this security or any sale made by virtue thereof.

Section 3.10 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to, after the occurrence and during the continuation of an Event of Default, appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of an alleged lien against such Vessel from which such Vessel has not been released and to take such proceedings as to them or any of them may deem necessary towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of the Mortgage and this Deed of Covenants in like manner and extent as if the amount and description thereof were written herein.

Section 3.11 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, the Shipowner covenants that at any time that any Secured Obligations shall be due and payable (whether by acceleration or otherwise), the same shall be paid in accordance with the Second Lien Indenture and any other Second Lien Note Documents, as applicable; and in case the Shipowner fails to pay or cause to be paid the same when due in accordance with the Second Lien Indenture, the Second Lien Intercreditor Agreement, and such other Second Lien Note Documents as applicable, and that failure constitutes an Event of Default thereunder, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be provided by the Notes and such other Second Lien Note Documents, as applicable, and any applicable Legal Requirement. All moneys collected by the Mortgagee under this Section 3.11 shall be applied by the Mortgagee in accordance with the terms of the Second Lien Indenture and any other Second Lien Note Document.

Section 3.12 Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or

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hereafter existing at law, in equity, in admiralty, by statute or under the Second Lien Indenture and any other Second Lien Note Document or other agreement, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy by the Mortgagee shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon the occurrence and during the continuance of any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Secured Obligations be construed to be a waiver of any right that the Mortgagee may have hereunder after the occurrence and during the continuance of such Event of Default or any other Event of Default, including any subsequent Event of Default of the same or a different nature. Despite anything contained herein to the contrary, the Mortgage and this Deed of Covenants are subject and subordinate always to the First Mortgage and all provisions hereof shall be construed accordingly, and the rights and powers granted to the Mortgagee herein are subordinate to the corresponding rights and powers granted to the First Mortgagee under the First Mortgage and may not be exercised in such a manner as to impair or prejudice such rights and powers under the First Mortgage. Further, despite anything contained herein to the contrary, so long as the First Mortgage is outstanding, the Mortgagee may exercise the remedies or powers expressed herein only under the conditions set forth in the Second Lien Intercreditor Agreement.

Section 3.13 If at any time prior to any sale of or consummation of foreclosure proceedings on the Vessel by the Mortgagee after the occurrence and during the continuance of an Event of Default in accordance herewith, the Shipowner offers to cure such Event of Default and to pay all expenses, advances, fees and damages to the Mortgagee arising from such Event of Default to the extent provided for in the Second Lien Indenture or any other Second Lien Note Documents, including all costs and expenses incurred by the Mortgagee upon the exercise by the Mortgagee of its rights hereunder as a result of such Event of Default, then the Mortgagee may, but shall be under no obligation to, accept such offer, cure and payment and restore the Shipowner to its former position, but such action shall not affect any rights which the Mortgagee may have hereunder after the occurrence and during the continuance of any subsequent Event of Default or impair any rights consequent thereon.

Section 3.14 In case the Mortgagee shall have proceeded to enforce any right, power or remedy under the Mortgage or this Deed of Covenants by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to the Mortgage or this Deed of Covenants, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 3.15 Subject to the prior rights of the First Mortgagee under the First Mortgage and to the terms of the Second Lien Intercreditor Agreement, unless otherwise specified herein or in the Second Lien Indenture, any cash proceeds received by the Mortgagee from the sale of, collection of, or other realization upon any part of the Vessel or related collateral or any other

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amounts received by the Mortgagee hereunder, including the net earnings of any charter operation or other use of the Vessel by the Mortgagee under any of the powers specified in Article I and/or Article II shall be applied to the Secured Obligations. Amounts applied to the Secured Obligations shall be applied to the payment of the Secured Obligations in the order set forth in and in accordance with the terms of the Second Lien Indenture. Any surplus cash collateral or cash proceeds held by the Mortgagee after payment in full of the Secured Obligations shall be paid over to the Shipowner or to whomever may be lawfully entitled to receive such surplus.

Section 3.16 Unless and until one or more Events of Default shall occur and be continuing, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, outfit, apparel, furniture, fittings, equipment, spares, fuel, stores or any other appurtenances of the Vessel, provided such item of property is replaced and such Vessel is maintained in the condition required herein, and such replacement item, if any, shall forthwith become subject to the lien of the Mortgage and this Deed of Covenants as a second priority statutory mortgage thereon.

Section 3.17 Notwithstanding anything to the contrary in this Deed of Covenants, the amount of any Secured Obligations that are secured by the Shipowner’s rights in the Vessel or any related collateral or subject to a Lien in favor of the Mortgagee hereunder or under any other Second Lien Note Document shall be limited to the extent, if any, required so that the Liens granted under the Mortgage or this Deed of Covenants shall not be subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provision of any other applicable Legal Requirements or to being set aside or annulled under any applicable Legal Requirement relating to fraud on creditors. In determining the limitations, if any, on the amount of any Secured Obligations that are subject to the Lien on the Vessel and related collateral hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which the Shipowner may have under any Second Lien Note Documents, any other agreement or applicable Legal Requirements shall be taken into account.

ARTICLE IV.

SUNDRY PROVISIONS

Section 4.1 Subject and subordinate always to the prior rights of the First Mortgagee under the First Mortgage, all of the covenants, promises, stipulations and agreements of the Shipowner in this Deed of Covenants contained shall bind the Shipowner and its successors and permitted assigns and shall be binding on and inure to the benefit of the Mortgagee and its successors and permitted assigns. In the event of any assignment of the Mortgage or this Deed of Covenants by the Mortgagee in accordance with the applicable provisions of the Second Lien Indenture, any other Second Lien Note Documents and the Second Lien Intercreditor Agreement, as applicable, the term “Mortgagee” as used in this Deed of Covenants shall be deemed to mean any such successor or permitted assignee.

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Section 4.2 Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 4.3 (a) In the event that any provision of this Deed of Covenants shall be deemed invalid or unenforceable by reason of any present or future Legal Requirements or any decision of any court of competent jurisdiction, the validity and enforceability of any other provision hereof shall not be affected thereby. Any such invalidity or unenforceability of any provision of this Deed of Covenants in any jurisdiction or nation shall not render such provision invalid or unenforceable under the Legal Requirements of any other jurisdiction or nation.

(b) In the event that this Deed of Covenants or any of the documents or instruments which may from time to time be delivered hereunder or any provision hereof shall be deemed invalidated by any present or future Legal Requirements of any nation or by decision of any court of competent jurisdiction, this shall not affect the validity and/or enforceability of all or any other parts of this Deed of Covenants, or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole reasonable discretion may deem to be necessary to carry out the true intent of this Deed of Covenants.

(c) Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of the Mortgage or this Deed of Covenants and that, if any provision of the Mortgage or this Deed of Covenants or portion thereof shall be construed to waive the preferred status of the Mortgage or this Deed of Covenants, then such provision to such extent shall be void and of no effect and shall cease to be a part of the Mortgage or this Deed of Covenants, without affecting the remaining provisions, which shall remain in full force and effect.

Section 4.4 This Deed of Covenants shall be governed by, and construed in accordance with, the laws of the Commonwealth of The Bahamas.

Section 4.5 EACH OF THE SHIPOWNER AND THE MORTGAGEE HEREBY EXPRESSLY AND IRREVOCABLY (a) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (b) WAIVES (i) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS MORTGAGE, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE NOTEHOLDER COLLATERAL AGENT, THE NOTEHOLDERS OR ANY OTHER SECURED PARTY AND FOR ANY COUNTERCLAIM RELATED TO ANY

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OF THE FOREGOING AND (ii) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 4.6 (a) Shipowner shall pay all out-of-pocket expenses incurred by the Mortgagee or any other Secured Parties (including the fees, charges and disbursements of any counsel for the Mortgagee), and shall pay all fees and time charges for attorneys who may be employees of the Mortgagee or any of the Secured Parties, in connection with the enforcement or protection of its rights in connection with the Second Lien Indenture, the Mortgage, this Deed of Covenants, and any other Second Lien Note Documents, including its rights under this Section 4.6, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Second Lien Indenture and any other Second Lien Note Documents.

(b) SHIPOWNER SHALL INDEMNIFY THE MORTGAGEE (AND ANY SUB-AGENT THEREOF), EACH INDEMNIFIED PARTY AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS (INCLUDING ALL FEES, EXPENSES AND DISBURSEMENTS OF ANY LAW FIRM OR OTHER EXTERNAL COUNSEL AND, WITHOUT DUPLICATION, THE ALLOCATED COST OF INTERNAL LEGAL SERVICES AND ALL EXPENSES AND DISBURSEMENTS OF INTERNAL COUNSEL) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH (A) THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE, OR ADMINISTRATION OF THE MORTGAGE OR THIS DEED OF COVENANTS OR ANY OTHER AGREEMENT, LETTER OR INSTRUMENT DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, (B) ANY ACTION TAKEN OR OMITTED BY THE MORTGAGEE UNDER THE MORTGAGE OR THIS DEED OF COVENANTS OR ANY OTHER SECOND LIEN NOTE DOCUMENT (INCLUDING SUCH MORTGAGEE’S OWN NEGLIGENCE), OR (C) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (INCLUDING ANY INVESTIGATION OF, PREPARATION FOR, OR DEFENSE OF ANY PENDING OR THREATENED CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING) AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

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TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE SHIPOWNER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THE MORTGAGE OR THIS DEED OF COVENANTS, ANY SECOND LIEN NOTE DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THE MORTGAGE OR THIS DEED OF COVENANTS, THE OTHER SECOND LIEN NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.7 All amounts due under Section 4.6 shall be Secured Obligations and shall be payable within 10 Business Days after demand therefor. The agreements in Section 4.6 shall survive the resignation of the Mortgagee and the repayment, satisfaction or discharge of all the other Secured Obligations.

Section 4.8 Notices shall be delivered in accordance with the applicable provisions of the Second Lien Indenture, and shall be effective as provided therein. Each of the Shipowner and Mortgagee may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other party hereto.

Section 4.9 None of the terms or provisions of this Deed of Covenants may be waived, amended, supplemented or otherwise modified except in accordance with the applicable provisions of the Second Lien Indenture.

Section 4.10 In the event of a direct conflict or inconsistency between this Deed of Covenants and/or the Mortgage and the Second Lien Indenture, the Second Lien Indenture shall control; provided, however, the parties understand and agree that this Deed of Covenants sets forth additional covenants, obligations and rights and the parties will use all reasonable efforts to construe the provisions and covenants in this Deed of Covenants and/or the Mortgage, as applicable, as not being in direct conflict with the Second Lien Indenture. Notwithstanding the foregoing, in the event of a conflict or inconsistency between the Mortgage, this Deed of Covenants and the Second Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement shall control.

Section 4.11 The Mortgagee may at any time and from time to time, with notice to the Shipowner or where in the Mortgagee’s reasonable opinion notice is impractical in the circumstances, delegate by power of attorney or in any other manner to any person or persons or fluctuating body of persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under the Mortgage and this Deed of Covenants in

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relation to the Vessel or any part thereof and any such delegation may be made upon such terms and conditions (including power to sub-delegate) and subject to such regulations as the Mortgagee may think fit and the Mortgagee shall not be in any way liable or responsible to the Shipowner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate (other than those which may have arisen as a result of the negligence or default of any such delegate or sub-delegate).

Section 4.12 In entering into the Mortgage and this Deed of Covenants, and in taking (or refraining from) any actions under or pursuant to this Mortgagee, the Mortgagee shall be protected by and shall enjoy all of the rights, immunities, protections and indemnities granted to it under the Second Lien Note Documents. Whenever reference is made in the Mortgage and this Deed of Covenants to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Mortgagee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Mortgagee, it is understood that in all cases the Mortgagee shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the applicable holders in accordance with the Second Lien Note Documents.

[The rest of this page has been left intentionally blank.]

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IN WITNESS whereof the parties have duly executed this Deed of Covenants the day and year first above written.

SIGNED and DELIVERED as a DEED
for and on behalf of

[ ● ]

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

SIGNED and DELIVERED as a DEED
for and on behalf of

U.S. BANK NATIONAL ASSOCIATION,
as Noteholder Collateral Agent

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

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EXHIBIT A

TO DEED OF COVENANTS

Second Lien Indenture

See attached.

28

EXHIBIT B

TO DEED OF COVENANTS

Form of Second Lien Intercreditor Agreement

See attached.

29

EXHIBIT C

TO DEED OF COVENANTS

Form of Second Priority Earnings Assignment

See attached.

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SCHEDULE I

TO DEED OF COVENANTS

Description of the Vessel

[VESSEL]

Official Number	Radio Call Letters	Length	Width	Depth	Gross Tonnage	Net Tonnage
[ ]	[ ]	[ ] meters	[ ] meters	[ ] meters	[ ] tons	[ ] tons

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EXHIBIT D-1

FORM OF SECOND LIEN ASSIGNMENT OF INSURANCE

(this “Assignment”)

[Shipowner name]

Dated: February [ ● ], 2016

[ ● ] with an address at: [ ● ] (the “Assignor”), the owner of the vessel listed on Schedule I attached hereto (the “Vessel”), in consideration of One Dollar ($1.00) lawful money of the United States of America and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over unto U.S. Bank National Association, not in its individual capacity but solely as Second Lien Noteholder Collateral Agent pursuant to the terms of the Second Lien Indenture (in such capacity, the “Collateral Agent”, as assignee (together with its successors and permitted assigns, in such capacity, the “Assignee”)), to its own proper use and benefit, and, as security for all of the Secured Obligations (as defined below) and to secure the performance and observance of all agreements and covenants of the Company and the Guarantors (including the Assignor) contained in this Assignment, the Second Lien Indenture, the other Indenture Documents and any other Second Lien Debt Documents (each as defined below), all right, title and interest of the Assignor under, in and to (i) all insurances in respect of the Vessel, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same (the “Insurances”), (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of the Insurances, (iii) all other rights of the Assignor under or in respect of the Insurances, and (iv) any proceeds of any of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof.

Notwithstanding any other provision contained herein to the contrary, the rights of Assignee under this Assignment are subject and subordinate always to the prior rights of the First Assignee under the First Assignment.

The rights and obligations of the Assignor and the Assignee hereunder are governed by the terms of the Second Lien Indenture (defined below), the Second Lien Intercreditor Agreement and the other Second Lien Debt Documents.

Section 1. Certain Definitions. Capitalized terms used herein and not otherwise defined are used herein as defined in, or by reference in, the Second Lien Indenture (as defined below) and/or the Pledge and Security Agreement (as defined below). The following terms shall have the following meanings:

“Company” means Offshore Group Investment Limited, a Cayman Islands exempted company.

“Discharge” has the meaning given to such term in the Pledge and Security Agreement.

SECOND LIEN ASSIGNMENT OF INSURANCE (  )

“Event of Default” means the occurrence of an “Event of Default” as defined in the Second Lien Indenture.

“First Assignee” means Royal Bank of Canada, as Collateral Agent.

“First Assignment” means a First Lien Assignment of Insurance dated as of the date hereof between Assignor and First Assignee.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of February [ ● ], 2016, among the Company, the Grantors (as defined therein) and the Collateral Agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Second Lien Indenture” means that certain indenture, dated as of February [ ● ], 2016, among the Company, the guarantors from time to time party thereto (including the Assignor) and U.S. Bank National Association, as trustee and noteholder collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Second Lien Intercreditor Agreement” means that certain second lien intercreditor agreement, dated as of February [ ● ], 2016, by and between (amongst others) the Company, the First Assignee, the Collateral Agent and the Grantors (as defined therein), as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Second Lien Debt Documents” has the meaning given to such term in the Second Lien Intercreditor Agreement.

“Second Lien Obligations” has the meaning given to such term in the Second Lien Intercreditor Agreement.

“Secured Obligations” means the Note Obligations (as defined in the Second Lien Indenture).

“Third Assignee” means U.S. Bank National Association, as Third Lien Noteholder Collateral Agent.

“Third Assignment” means a Third Lien Assignment of Insurance dated as of the date hereof between Assignor and Third Assignee.

Section 2. Representations, Warranties and Covenants.

(a) The Assignor hereby represents and warrants that each of the Insurances is in full force and effect and is enforceable in accordance with its terms, and that the Assignor is not in default thereunder. The Assignor hereby further represents and warrants that neither it nor any other Guarantor or other Subsidiary of the Company has assigned, pledged or in any way created or suffered to be created any security interest in the whole or any part of the right, title and interest hereby assigned, except for the First Assignment, the Third Assignment and this

SECOND LIEN ASSIGNMENT OF INSURANCE (  )

2

assignment to the Assignee. Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, the Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not, and it will not permit any other Guarantor or Subsidiary of the Company to, assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee or its successors or assigns, and it will not take or omit to take, or permit any other Guarantor or Subsidiary of the Company to take or omit to take, any action, the taking or omission of which might result in an alteration or impairment of the Insurances in any material respect, or of this Assignment or of any of the rights created by the Insurances or this Assignment.

(b) The Assignor hereby further covenants and agrees that (i) notice of this Assignment (in substantially the form of Exhibit A hereto) shall be duly given to all underwriters and that where the consent of any underwriter is required pursuant to any of the Insurances assigned hereby, it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage, the Assignor shall obtain a letter of undertaking by the underwriters or clubs and (ii) there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the Insurances assigned hereby the insurance loss payable clause in the form attached hereto. In all cases (except in the case of protection and indemnity coverage), unless otherwise agreed in writing by the Assignee, such slips, cover notes, policies, certificates of entry or other instruments shall show the Assignee as named assured and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

(c) The Assignor agrees that at any time and from time to time the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

(d) Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee.

(e) Upon entering into an Internal Charter, the Assignor will cause any Internal Charterer to execute and deliver to the Assignee an Insurance Assignment substantially in the form of Exhibit D-2 to the Second Lien Indenture together with notice thereof, to deliver such notice to underwriters and insurers and to take all actions necessary to perfect and maintain the perfection of the security interest of the Assignee in the insurances assigned thereunder. However, the Assignor will deliver, or cause to be delivered, a notice of such Insurance Assignment by an Internal Charterer to the underwriters.

Section 3. Freedom of Assignee from Obligations. It is hereby expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under the Insurances to perform all of the obligations assumed by it thereunder and the Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under the Insurances by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to the Insurances or to make

SECOND LIEN ASSIGNMENT OF INSURANCE (  )

3

any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Section 4. Power of Attorney; Financing Statements. Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, the Assignee, its successors and permitted assigns, are hereby constituted lawful attorneys, irrevocably, with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Insurances, to endorse any check or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of the Insurances or otherwise, and any claim made by the Assignee hereunder or under the Insurances, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval, of the Assignor. Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, the Assignor hereby irrevocably authorizes the Assignee, at the Assignor’s expense, to file, at any time and from time to time, such financing and continuation statements or perfection papers of similar purpose or effect relating to this Assignment, without the Assignor’s signature, as the Assignee at its option may deem appropriate and appoints the Assignee as the Assignor’s attorney-in-fact to execute any such statements in the Assignor’s name and to perform all other acts which the Assignee may deem appropriate to perfect and continue the security interests conferred hereby. Notwithstanding the foregoing authorization and appointment, Assignor shall at its own expense file all financing and continuation statements or perfection papers of similar purpose or effect and give such notices relating to this Assignment, and perform all other acts, necessary or appropriate to perfect and continue the security interest conferred hereby.

Section 5. Irrevocable Assignment. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

Section 6. Conditions of Assignment. Unless and until an Event of Default shall have occurred and be continuing under the Ship Mortgage covering the Vessel given by the Assignor to the Assignee, as collateral agent and mortgagee, the Assignor shall be entitled to exercise all its rights under the Insurances (subject to the provisions of the First Assignment, the Third Assignment and this Assignment) in all respects as if this Assignment had not been made.

Section 7. Governing Law.

(a) This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America, without regard to its conflict of laws rules (other than Section 5-1401 of the New York General Obligations Law). The Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County and any appellate court from any thereof, for the purposes of

SECOND LIEN ASSIGNMENT OF INSURANCE (  )

4

(and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts. The Assignor irrevocably consents to the service of any and all process in any such suit, action or proceeding arising out of or relating to this Assignment, any other Indenture Document or any other Second Lien Loan Document by the mailing of copies of such process to the Assignor at its address specified in Section 8 hereof. The Assignor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of the Assignee to serve legal process in any other manner permitted by law or affect the right of the Assignee to bring any action or proceeding against the Assignor or its property in the courts of any other jurisdiction.

(b) BY ITS SIGNATURE BELOW WRITTEN THE ASSIGNOR HEREBY IRREVOCABLY WAIVES UNDER APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, ANY OTHER INDENTURE DOCUMENT, ANY OTHER SECOND LIEN LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made in writing, in English, and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return receipt requested, postage prepaid, facsimile transmission, or other direct written electronic means to the applicable address set forth under such party’s name below, or to such other address as any party hereto may from time to time designate to the others in such manner:

If to the Assignee:

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention: Corporate Trust Services

Telecopier: 860-241-6897

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

SECOND LIEN ASSIGNMENT OF INSURANCE (  )

5

Attention: Bart Pisella & Timothy Kober

Telephone: (212) 294-3573

Telecopier: (212) 294-4700

Electronic Mail: bpisella@winston.com; tkober@winston.com

If to the Assignor:

[ ● ]

[ ● ]

[ ● ]

Attention: [ ● ]

Telephone: [ ● ]

Telecopier: [ ● ]

Electronic mail: [ ● ]

with a copy to:

Weil, Gotshal & Manges LLP

[ ● ]

[ ● ]

Attention: [ ● ]

Telephone: [ ● ]

Telecopier: [ ● ]

Electronic Mail: [ ● ]

Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery. Any communication transmitted by facsimile, or other direct written electronic means, or by registered air mail, shall be deemed to have been validly and effectively given or delivered on the day when received.

Section 9. Headings. The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

Section 10. Termination. This Assignment shall create a continuing security interest and shall (a) remain in full force and effect until Payment in Full and the Discharge of each of the Secured Obligations, at which time this Assignment shall automatically terminate without any further action by any party; (b) be binding upon the Assignor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Assignee hereunder, to the benefit of and be binding upon, the Assignee and its respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when the Assignee assigns or otherwise transfers any interest held by it under the Indenture Documents or any other Second Lien Debt Documents to any other Person pursuant to the terms of the Indenture Documents or any other Second Lien Debt Documents, that other Person shall thereupon become vested with all the benefits held by such Assignee under this Assignment.

Section 11. Incorporation of Protections in Indenture Documents and Second Lien Debt Documents. This Assignment shall constitute one of the Indenture Documents and one of

SECOND LIEN ASSIGNMENT OF INSURANCE (  )

6

the Second Lien Debt Documents. Any rights or protections, including, without limitation, all indemnities and rights to reimbursement that may be granted to the Assignee in its capacity as the Collateral Agent under any of the Indenture Documents or any of the other Second Lien Debt Documents shall be deemed incorporated herein. Any proceeds received by the Assignee upon the exercise of rights hereunder shall be applied by the Assignee in accordance with Section 6.10 of the Second Lien Indenture subject to the applicable provisions of the Second Lien Intercreditor Agreement. Whenever reference is made in this Assignment to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Assignee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Assignee, it is understood that in all cases the Assignee shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the applicable holders in accordance with the Indenture Documents.

Section 12. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF (A) THIS ASSIGNMENT AND (B) THE SECOND LIEN INDENTURE OR ANY OTHER SECOND LIEN LOAN DOCUMENT (AS DEFINED IN THE SECOND LIEN INTERCREDITOR AGREEMENT), THE PROVISIONS OF THE SECOND LIEN INDENTURE OR SUCH OTHER SECOND LIEN LOAN DOCUMENT, AS APPLICABLE, SHALL CONTROL WITH RESPECT THERETO (BUT SHALL NOT CONTROL AS SUCH PROVISION MAY APPLY TO ANY OTHER SUCH AGREEMENT), UNLESS SUCH PROVISIONS ARE INCONSISTENT WITH THE SECOND LIEN INTERCREDITOR AGREEMENT, IN WHICH CASE, SUCH SECOND LIEN INTERCREDITOR AGREEMENT SHALL CONTROL.

Section 13. Counterparts. This Assignment and the Acceptance hereof may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

SECOND LIEN ASSIGNMENT OF INSURANCE (  )

7

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed, by the Assignor by way of deed, on the date first written above.

EXECUTED AS A DEED by

[ ], as Assignor

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

The terms and conditions of this Assignment are hereby

ACCEPTED BY:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, as Assignee

By:
Name:
Title:

SCHEDULE I

Description of Vessel

OWNER	VESSEL	FLAG OF DOCUMENTATION
[ ]	[ ]	[ ]

SCHEDULE I TO SECOND LIEN ASSIGNMENT OF INSURANCE (  )

EXHIBIT A

NOTICE OF ASSIGNMENT

To Whom It May Concern:

[ ● ], [a][an] [ ● ] (the “Owner”), owner of the vessel listed on Schedule I attached hereto (the “Vessel”), HEREBY GIVES NOTICE that by an Assignment, dated [ ● ], 2016, and made by the Owner to U.S. Bank National Association (the “Assignee”), not in its individual capacity but solely as Second Lien Noteholder Collateral Agent pursuant to the terms of the Second Lien Indenture (as defined below), the Owner assigned to the Assignee, subject and subordinate always to the prior rights of the First Assignee under the First Assignment, all of the Owner’s right, title and interest in and to all insurances and the benefit of all insurances heretofore, now or hereafter taken out in respect of the Vessel and all proceeds thereof. This Notice of Assignment and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

“First Assignee” means Royal Bank of Canada, as Collateral Agent.

“First Assignment” means a First Lien Assignment of Insurance dated as of February [ ● ], 2016 between Assignor and First Assignee.

“Second Lien Indenture” means that certain indenture, dated as of February [ ● ], 2016, among the Company, the guarantors from time to time party thereto (including the Assignor) and U.S. Bank National Association, as trustee and noteholder collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

[Signature Page Follows]

EXHIBIT A TO SECOND LIEN ASSIGNMENT OF INSURANCE (  )

[ ● ]

By:
Name:
Title:

EXHIBIT A TO SECOND LIEN ASSIGNMENT OF INSURANCE (  )

LOSS PAYABLE CLAUSE

Loss, if any, payable to Royal Bank of Canada, as Collateral Agent and first mortgagee (the “First Mortgagee”), respecting any of the vessels AQUAMARINE DRILLER, TOPAZ DRILLER, EMERALD DRILLER, SAPPHIRE DRILLER, PLATINUM EXPLORER, TITANIUM EXPLORER and TUNGSTEN EXPLORER (each a “Vessel” and collectively, the “Vessels”), under each respective First Mortgage (as defined below) for distribution by the First Mortgagee first to itself and then to U.S. Bank National Association as Noteholder Collateral Agent and second mortgagee (the “Second Mortgagee”), then to U.S. Bank National Association as Noteholder Collateral Agent and third mortgagee (the “Third Mortgagee”), and then to the owner of such Vessel (the “Owner”) or others as their interests may appear, or order, all of the foregoing distributions being in accordance with the terms of the Second Lien Intercreditor Agreement dated as of February [ ● ], 2016 (the “Second Lien Intercreditor Agreement”) and the Third Lien Subordination and Intercreditor Agreement dated as of February [ ● ], 2016 (the “Third Lien Intercreditor Agreement”), respectively, except that, unless the underwriters have been otherwise instructed by notice in writing from the First Mortgagee, or after evidence of release of the First Mortgages by the First Mortgagee shall have been presented to underwriters, from the Second Mortgagee, or after evidence of release of the Second Mortgages shall have been presented to underwriters, the Third Mortgagee, and in the case of any loss involving any damage to a Vessel or liability of a Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $15,000,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the First Mortgagee, or after evidence shall have been presented to underwriters of release of the First Mortgages by the First Mortgagee, of the Second Mortgagee, or after evidence shall have been presented to underwriters of release of the Second Mortgages by the Second Mortgagee, of the Third Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, in each case respecting a Vessel, or if the First Mortgagee, or after evidence shall have been presented to underwriters of release of the First Mortgages by the First Mortgagee, the Second Mortgagee, or after evidence shall have been presented to underwriters of release of the Second Mortgages, the Third Mortgagee, shall have given notice to underwriters, in each case, respectively, that an Event of Default has occurred and is continuing under the relevant First Mortgage, Second Mortgage or Third Mortgage, as the case may be, on such Vessel, all insurance payments shall be paid to the First Mortgagee, for distribution by it to itself and then to the Second Mortgagee, and the Third Mortgagee as their interests may appear, and then to the relevant Owner or others as their interests may appear, in accordance with the terms of the Second Lien Intercreditor Agreement and the Third Lien Intercreditor Agreement.

“First Mortgage” shall mean individually each first priority ship mortgage, and collectively “First Mortgages” shall mean all first priority ship mortgages, dated [ ● ], 2016 in favor of the First Mortgagee covering the Vessels.

EXHIBIT A TO SECOND LIEN ASSIGNMENT OF INSURANCE (  )

“Second Mortgage” shall mean individually each second priority ship mortgage, and collectively “Second Mortgages” shall mean all the second priority ship mortgages, dated [ ● ], 2016 in favor of the Second Mortgagee covering the Vessels.

“Third Mortgage” shall mean individually each third priority ship mortgage, and collectively “Third Mortgages” shall mean all the third priority ship mortgages, dated [ ● ], 2016 in favor of the Third Mortgagee covering the Vessels.

SCHEDULE I

Description of Vessel

OWNER	VESSEL	FLAG OF DOCUMENTATION
[ ]	[ ]	[ ]

EXHIBIT A TO SECOND LIEN ASSIGNMENT OF INSURANCE (  )

EXHIBIT D-2

FORM OF SECOND LIEN ASSIGNMENT

OF INSURANCES BY INTERNAL CHARTERERS

(this “Assignment”)

Dated: February [ ● ], 2016

Each of the entities listed on Schedule I hereto and each entity who in the future becomes an Internal Charterer (as defined in the Second Lien Indenture referenced below) (such existing Schedule I entities and future entities, each individually is called herein an “Assignor” and collectively, the “Assignors”), in consideration of One Dollar ($1.00) lawful money of the United States of America and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over unto U.S. Bank National Association, not in its individual capacity but solely as Second Lien Noteholder Collateral Agent pursuant to the terms of the Second Lien Indenture (in such capacity, the “Collateral Agent”, as assignee (together with its successors and permitted assigns, in such capacity, the “Assignee”)), to its own proper use and benefit, and, as security for all of the Secured Obligations (as defined below), and to secure the performance and observance of all agreements and covenants of the Company and the Guarantors (including certain of the Assignors) contained in this Assignment, the Second Lien Indenture, the other Indenture Documents and any other Second Lien Debt Documents (each as defined below), all right, title and interest of such Assignors under, in and to (i) all insurances in respect of any of the Vessels listed on Schedule I hereto (individually a “Vessel” and collectively, the “Vessels”), whether heretofore, now or hereafter effected, and all renewals of or replacements for the same (the “Insurances”), (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of the Insurances, (iii) all other rights of each such Assignor under or in respect of the Insurances, and (iv) any proceeds of any of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof.

Notwithstanding any other provision contained herein to the contrary, the rights of Assignee under this Assignment are subject and subordinate always to the prior rights of the First Assignee under the First Assignment.

The rights and obligations of the Assignors and the Assignee hereunder are governed by the terms of the Second Lien Indenture (as defined below), the Second Lien Intercreditor Agreement and the other Second Lien Debt Documents.

Section 1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall be used herein as defined in, or by reference in, the Second Lien Indenture (as defined below) and/or the Pledge and Security Agreement (as defined below). The following terms shall have the following meanings:

“Company” means Offshore Group Investment Limited, a Cayman Islands exempted company.

“Discharge” has the meaning given to such term in the Pledge and Security Agreement.

“Event of Default” means the occurrence of an “Event of Default” as defined in the Second Lien Indenture.

“First Assignee” means Royal Bank of Canada, as Collateral Agent.

“First Assignment” means a First Lien Assignment of Insurance dated as of the date hereof between Assignors and First Assignee.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of February [ ● ], 2016, among the Company, the Grantors (as defined therein) and the Collateral Agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Second Lien Indenture” means that certain indenture, dated as of February [ ● ], 2016, among the Company, the guarantors from time to time party thereto (including certain of the Assignors) and U.S. Bank National Association, as trustee and noteholder collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Second Lien Intercreditor Agreement” means that certain second lien intercreditor agreement, dated as of February [ ● ], 2016, by and between (amongst others) the Company, the First Assignee, the Collateral Agent and the Grantors (as defined therein), as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Second Lien Debt Documents” has the meaning given to such term in the Second Lien Intercreditor Agreement.

“Second Lien Obligations” has the meaning given to such term in the Second Lien Intercreditor Agreement.

“Secured Obligations” means the Note Obligations (as defined in the Second Lien Indenture).

“Third Assignee” means U.S. Bank National Association, as Third Lien Noteholder Collateral Agent.

“Third Assignment” means a Third Lien Assignment of Insurance dated as of the date hereof between Assignors and Third Assignee.

Section 2. Joint and Several Obligation. The obligations of each Assignor hereunder are joint and several and may be enforced separately whether or not enforcement action is or may be taken against any other Assignor.

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Section 3. Representations, Warranties and Covenants.

(a) Each of the Assignors, jointly and severally, hereby represents and warrants that each of the Insurances is in full force and effect and is enforceable in accordance with its terms, and that such Assignor is not in default thereunder. Each such Assignor hereby further represents and warrants that neither it nor any other Guarantor or other Subsidiary of the Company has assigned, pledged or in any way created or suffered to be created any security interest in the whole or any part of the right, title and interest hereby assigned, except for this assignment to the Assignee. Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, each such Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not, and it will not permit any other Guarantor or Subsidiary of the Company to, assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee or its successors or assigns, and it will not take or omit to take, or permit any other Guarantor or Subsidiary of the Company to take or omit to take, any action, the taking or omission of which might result in an alteration or impairment of the Insurances in any material respect, or of this Assignment or of any of the rights created by the Insurances or this Assignment.

(b) Each Assignor represents and warrants that all Internal Charterers of the Vessels as of the date hereof are listed on Schedule I hereto.

(c) Each of the Assignors, jointly and severally, hereby further covenants and agrees that (i) notice of this Assignment (in substantially the form of Exhibit A hereto) shall be duly given to all underwriters and that where the consent of any underwriter is required pursuant to any of the Insurances assigned hereby, it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage, each such Assignor shall obtain a letter of undertaking by the underwriters or clubs and (ii) there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the Insurances assigned hereby the insurance loss payable clause in the form attached hereto. In all cases (except in the case of protection and indemnity coverage), unless otherwise agreed in writing by the Assignee, such slips, cover notes, policies, certificates of entry or other instruments shall show the Assignee as named assured and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

(d) Each such Assignor agrees that at any time and from time to time each Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

(e) Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee.

(f) Upon entering into an Internal Charter respecting any Vessel, each such Assignor will cause any Internal Charterer to execute and deliver to the Assignee an Insurance Assignment substantially in the form hereof together with notice thereof, or to accede to and join this Assignment by executing an Accession Agreement in the form of Exhibit B hereto, to deliver such notice to underwriters and insurers and to take all actions necessary to perfect and maintain the perfection of the security interest of the Assignee in the insurances assigned thereunder. However, the Assignor will deliver, or cause to be delivered, notice of such Insurance Assignment by an Internal Charterer to the underwriters.

3

Section 4. Freedom of Assignee from Obligations. It is hereby expressly agreed that anything herein contained to the contrary notwithstanding, each such Assignor shall remain liable under the Insurances to perform all of the obligations assumed by it thereunder and the Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under the Insurances by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of such Assignor under or pursuant to the Insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Section 5. Power of Attorney; Financing Statements. Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, the Assignee, its successors and permitted assigns, are hereby constituted lawful attorneys, irrevocably, with full power (in the name of such Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Insurances, to endorse any check or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of the Insurances or otherwise, and any claim made by the Assignee hereunder or under the Insurances, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval, of such Assignor. Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, each such Assignor hereby irrevocably authorizes the Assignee, at such Assignor’s expense, to file, at any time and from time to time, such financing and continuation statements or perfection papers of similar purpose or effect relating to this Assignment, without such Assignor’s signature, as the Assignee at its option may deem appropriate and appoints the Assignee as the Assignor’s attorney-in-fact to execute any such statements in the Assignor’s name and to perform all other acts which the Assignee may deem appropriate to perfect and continue the security interests conferred hereby. Notwithstanding the foregoing authorization and appointment, each such Assignor shall at their own expense file all financing and continuation statements or perfection papers of similar purpose or effect and give such notices relating to this Assignment, and perform all other acts, necessary or appropriate to perfect and continue the security interest conferred hereby.

Section 6. Irrevocable Assignment. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

Section 7. Conditions of Assignment. Unless and until an Event of Default shall have occurred and be continuing under a Ship Mortgage covering such Vessel given by such Assignor to the Assignee, as collateral agent and mortgagee, such Assignor shall be entitled to exercise all its rights under the Insurances (subject to the provisions of the First Assignment, the Third Assignment and this Assignment) in all respects as if this Assignment had not been made.

4

Section 8. Governing Law.

(a) This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America, without regard to its conflict of laws rules (other than Section 5-1401 of the New York General Obligations Law). Each Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts. Each Assignor irrevocably consents to the service of any and all process in any suit, action or proceeding arising out of or relating to this Assignment, any other Indenture Document or any other Second Lien Debt Document to which such Assignor is a party by the mailing of copies of such process to such Assignor at its address specified in Section 9 hereof. Each Assignor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of the Assignee to serve legal process in any other manner permitted by law or affect the right of the Assignee to bring any action or proceeding against any Assignor or its property in the courts of any other jurisdiction.

(b) BY ITS SIGNATURE BELOW WRITTEN EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES UNDER APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, ANY OTHER INDENTURE DOCUMENT, ANY OTHER SECOND LIEN DEBT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made in writing, in English, and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return receipt requested, postage prepaid, facsimile transmission, or other direct written electronic means to the applicable address set forth under such party’s name below, or to such other address as any party hereto may from time to time designate to the others in such manner:

If to the Assignee:

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention: Corporate Trust Services

Telecopier: 860-241-6897

5

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: Bart Pisella & Timothy Kober

Telephone: (212) 294-3573

Telecopier: (212) 294-4700

Electronic Mail: bpisella@winston.com; tkober@winston.com

If to the Assignor:

[ ● ]

[ ● ]

[ ● ]

Attention: [ ● ]

Telephone: [ ● ]

Telecopier: [ ● ]

Electronic mail: [ ● ]

with a copy to:

Weil, Gotshal & Manges LLP

[ ● ]

[ ● ]

Attention: [ ● ]

Telephone: [ ● ]

Telecopier: [ ● ]

Electronic Mail: [ ● ]

Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery. Any communication transmitted by facsimile, or other direct written electronic means, or by registered air mail, shall be deemed to have been validly and effectively given or delivered on the day when received.

Section 10. Headings. The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

Section 11. Termination. This Assignment shall create a continuing security interest and shall (a) remain in full force and effect until Payment in Full and the Discharge of each of

6

the Secured Obligations, at which time this Assignment shall automatically terminate without any further action by any party; (b) be binding upon each Assignor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Assignee hereunder, to the benefit of and be binding upon, the Assignee and its respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when the Assignee assigns or otherwise transfers any interest held by it under the Indenture Documents or any other Second Lien Debt Documents to any other Person pursuant to the terms of the Indenture Documents or any other Second Lien Debt Documents, that other Person shall thereupon become vested with all the benefits held by such Assignee under this Assignment.

Section 12. Incorporation of Protections in Other Indenture Documents and Second Lien Debt Documents. This Assignment shall constitute one of the Indenture Documents and one of the Second Lien Debt Documents. Any rights or protections, including, without limitation, all indemnities and rights to reimbursement that may be granted to the Assignee in its capacity as the Collateral Agent under any of the Indenture Documents or any of the other Second Lien Debt Documents shall be deemed incorporated herein. Any proceeds received by the Assignee upon the exercise of rights hereunder shall be applied by the Assignee in accordance with Section 6.10 of the Second Lien Indenture subject to the applicable provisions of the Second Lien Intercreditor Agreement. Whenever reference is made in this Assignment to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Assignee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Assignee, it is understood that in all cases the Assignee shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the applicable holders in accordance with the Indenture Documents.

Section 13. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF (A) THIS ASSIGNMENT AND (B) THE SECOND LIEN INDENTURE OR ANY OTHER SECOND LIEN DEBT DOCUMENT (AS DEFINED IN THE SECOND LIEN INTECREDITOR AGREEMENT), THE PROVISIONS OF THE SECOND LIEN INDENTURE OR SUCH OTHER SECOND LIEN DEBT DOCUMENT, AS APPLICABLE, SHALL CONTROL WITH RESPECT THERETO (BUT SHALL NOT CONTROL AS SUCH PROVISION MAY APPLY TO ANY OTHER SUCH AGREEMENT), UNLESS SUCH PROVISIONS ARE INCONSISTENT WITH THE SECOND LIEN INTERCREDITOR AGREEMENT, IN WHICH CASE, SUCH SECOND LIEN INTERCREDITOR AGREEMENT SHALL CONTROL.

Section 14. Counterparts. This Assignment and the acceptance hereof may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the Assignors has caused this Assignment to be duly executed by each such Assignor by way of deed, on the date first written above.

EXECUTED AS A DEED by:

[ ● ]

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

[ADD OTHER ASSIGNOR SIGNATURE BLOCKS]

The terms and conditions of this Assignment are hereby

ACCEPTED BY:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, as Assignee

By:
Name:
Title:

SIGNATURE PAGE TO SECOND LIEN

ASSIGNMENT OF INSURANCES BY INTERNAL CHARTERERS

SCHEDULE I

Internal Charterers

Vantage Driller I Co.

Vantage Drilling Netherlands B.V.

Vantage Drilling Labuan I Ltd.

Vantage Drilling (Malaysia) I SDN.

Vantage Deepwater Drilling Inc.

Vessels:

Aquamarine Driller

Emerald Driller

Sapphire Driller

Topaz Driller

Platinum Explorer

Titanium Explorer

Tungsten Explorer

EXHIBIT A

NOTICE OF ASSIGNMENT

To Whom It May Concern:

[ ● ], [a][an] [ ● ] (the “Assignor”), HEREBY GIVES NOTICE that by an Assignment, dated [ ● ], and made by the Assignor to U.S. Bank National Association (the “Assignee”), not in its individual capacity but solely as Second Lien Noteholder Collateral Agent pursuant to the terms of the Second Lien Indenture (as defined below), the Assignor assigned to the Assignee, subject and subordinate always to the prior rights of the First Assignee under the First Assignment, all of the Assignor’s right, title and interest in and to all insurances and the benefit of all insurances heretofore, now or hereafter taken out in respect of its interest, if any, in the Panamanian flag vessels AQUAMARINE DRILLER, SAPPHIRE DRILLER, EMERALD DRILLER and TOPAZ DRILLER and the Bahamian flag vessels TITANIUM EXPLORER, PLATINUM EXPLORER and TUNGSTEN EXPLORER and all proceeds thereof. This Notice of Assignment and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

“First Assignee” means Royal Bank of Canada, as Collateral Agent.

“First Assignment” means a First Lien Assignment of Insurance dated as of February [ ● ], 2016, between Assignor and First Assignee.

“Second Lien Indenture” means that certain indenture, dated as of February [ ● ], 2016, among Offshore Group Investment Limited, a Cayman Island exempted company, the guarantors from time to time party thereto (including certain of the Assignors), and U.S. Bank National Association, as trustee and noteholder collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

[Signature Page Follows]

[ ● ]

By:
Name:
Title:

LOSS PAYABLE CLAUSE

Loss, if any, payable to Royal Bank of Canada, as Collateral Agent and first mortgagee (the “First Mortgagee”), respecting any of the vessels AQUAMARINE DRILLER, TOPAZ DRILLER, EMERALD DRILLER, SAPPHIRE DRILLER, PLATINUM EXPLORER, TITANIUM EXPLORER and TUNGSTEN EXPLORER (each a “Vessel” and collectively, the “Vessels”), under each respective First Mortgage (as defined below) for distribution by the First Mortgagee first to itself and then to U.S. Bank National Association as Noteholder Collateral Agent and second mortgagee (the “Second Mortgagee”), then to U.S. Bank National Association as Noteholder Collateral Agent and third mortgagee (the “Third Mortgagee”), and then to the owner of such Vessel (the “Owner”) or others as their interests may appear, or order, all of the foregoing distributions being in accordance with the terms of the Second Lien Intercreditor Agreement dated as of February [ ● ], 2016 (the “Second Lien Intercreditor Agreement”) and the Third Lien Subordination and Intercreditor Agreement dated as of February [ ● ], 2016 (the “Third Lien Intercreditor Agreement”), respectively, except that, unless the underwriters have been otherwise instructed by notice in writing from the First Mortgagee, or after evidence of release of the First Mortgages by the First Mortgagee shall have been presented to underwriters, from the Second Mortgagee, or after evidence of release of the Second Mortgages shall have been presented to underwriters, the Third Mortgagee, and in the case of any loss involving any damage to a Vessel or liability of a Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $15,000,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the First Mortgagee, or after evidence shall have been presented to underwriters of release of the First Mortgages by the First Mortgagee, of the Second Mortgagee, or after evidence shall have been presented to underwriters of release of the Second Mortgages by the Second Mortgagee, of the Third Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, in each case respecting a Vessel, or if the First Mortgagee, or after evidence shall have been presented to underwriters of release of the First Mortgages by the First Mortgagee, the Second Mortgagee, or after evidence shall have been presented to underwriters of release of the Second Mortgages, the Third Mortgagee, shall have given notice to underwriters, in each case, respectively, that an Event of Default has occurred and is continuing under the relevant First Mortgage, Second Mortgage or Third Mortgage, as the case may be, on such Vessel, all insurance payments shall be paid to the First Mortgagee, for distribution by it to itself and then to the Second Mortgagee, and the Third Mortgagee as their interests may appear, and then to the relevant Owner or others as their interests may appear, in accordance with the terms of the Second Lien Intercreditor Agreement and the Third Lien Intercreditor Agreement.

“First Mortgage” shall mean individually each first priority ship mortgage, and collectively “First Mortgages” shall mean all first priority ship mortgages, dated [ ● ], 2016 in favor of the First Mortgagee covering the Vessels.

“Second Mortgage” shall mean individually each second priority ship mortgage, and collectively “Second Mortgages” shall mean all the second priority ship mortgages, dated [ ● ], 2016 in favor of the Second Mortgagee covering the Vessels.

“Third Mortgage” shall mean individually each third priority ship mortgage, and collectively “Third Mortgages” shall mean all the third priority ship mortgages, dated [ ● ], 2016 in favor of the Third Mortgagee covering the Vessels.

EXHIBIT B

ACCESSION AGREEMENT FOR SECOND LIEN

ASSIGNMENT OF INSURANCES BY INTERNAL CHARTERERS

ACCESSION AGREEMENT FOR SECOND LIEN ASSIGNMENT OF INSURANCES BY INTERNAL CHARTERERS, dated effective as of [ ● ], 20[ ● ] (this “Accession Agreement”), by [relevant assignor] (the “New Assignor”) and U.S. Bank National Association, as Second Lien Noteholder Collateral Agent (together with its successors and permitted assigns, in such capacity, the “Assignee”).

WHEREAS:

A. The Assignors listed on Schedule A to this Accession Agreement and the Assignee are parties to the Second Lien Assignment of Insurances by Internal Charterers dated February [ ● ], 2016 (the “Original Assignment”).

B. The New Assignor wishes to accede to and subject itself to the Original Assignment, be bound by the terms of the Original Assignment as though it were named therein as “Assignor”, and include (unless already included) (i) the [Panamanian / Bahamian] flag vessel, “[vessel name]”, in the list of “Vessels” described on Schedule I to the Original Assignment, and (ii) [New assignor], as an additional assignor on Schedule I to the Original Assignment.

C. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the, or by reference in, Original Assignment.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the New Assignor and the Assignee hereby agree as follows:

1. The New Assignor hereby becomes an Assignor of any and all obligations under the Original Assignment, as the same may be subsequently amended, modified or supplemented from time to time.

2. The New Assignor hereby acknowledges, agrees and confirms that, by its execution of this Accession Agreement, the New Assignor (i) will be deemed to be a party to the Original Assignment as an Assignor, (ii) agrees to be listed as an Internal Charterer on Schedule 1 to the Original Assignment, (iii) agrees to have the [vessel name] listed as a Vessel on Schedule 1 to the Original Assignment, (iv) grants, as an Assignor and with respect to the [vessel name], the security interest created by the Original Assignment and, from and after the date hereof, and (v) shall have all of the obligations, rights, remedies and benefits of an Assignor under the Original Assignment as if it had executed the Original Assignment. The New Assignor hereby ratifies, as of the date hereof, confirms and agrees to be bound by, all of the terms, provisions and conditions applicable to an Assignee contained in the Original Assignment.

3. The New Assignor hereby agrees to comply with the terms and conditions of the Original Assignment.

4. The New Assignor shall deliver the Notice of Assignment and related Loss Payable Clause in the form attached hereto.

5. This Accession Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

6. This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the New Assignor has caused this Accession Agreement to be duly executed, by it by way of deed, on the date first written above.

EXECUTED AS A DEED by:

[RELEVANT ASSIGNOR]

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

The terms and conditions of this Accession Agreement are hereby

ACCEPTED BY:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, as Assignee

By:
Name:
Title:

EXHIBIT B TO SECOND LIEN ASSIGNMENT

OF INSURANCES BY INTERNAL CHARTERERS (  )

Schedule A – Assignors

Vantage Driller I Co.

Vantage Drilling Netherlands B.V.

Vantage Drilling Labuan I Ltd.

Vantage Drilling (Malaysia) I SDN.

Vantage Deepwater Drilling Inc.

EXHIBIT B TO SECOND LIEN ASSIGNMENT

OF INSURANCES BY INTERNAL CHARTERERS (  )

NOTICE OF ASSIGNMENT

To Whom It May Concern:

[ ● ], [a][an] [ ● ] (the “Assignor”), HEREBY GIVES NOTICE that by an Accession Agreement for Second Lien Assignment of Insurances by Internal Charterers, dated [ ● ], and made by the Assignor to U.S. Bank National Association (the “Assignee”), not in its individual capacity but solely as Second Lien Noteholder Collateral Agent pursuant to the terms of the Second Lien Indenture (as defined below), the Assignor assigned to the Assignee, subject and subordinate always to the prior rights of the First Assignee under the First Assignment, all of the Assignor’s right, title and interest in and to all insurances and the benefit of all insurances heretofore, now or hereafter taken out in respect of its interest, if any, in the Panamanian flag vessels AQUAMARINE DRILLER, SAPPHIRE DRILLER, EMERALD DRILLER and TOPAZ DRILLER and the Bahamian flag vessels TITANIUM EXPLORER, PLATINUM EXPLORER and TUNGSTEN EXPLORER and all proceeds thereof. This Notice of Assignment and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

“First Assignee” means Royal Bank of Canada, as Collateral Agent.

“First Assignment” means a First Lien Assignment of Insurance dated as of February [ ● ], 2016, between Assignor and First Assignee.

“Second Lien Indenture” means that certain indenture, dated as of February [ ● ], 2016, among Offshore Group Investment Limited, a Cayman Island exempted company, the guarantors from time to time party thereto (including certain of the Assignors), and U.S. Bank National Association, as trustee and noteholder collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

[Signature Page Follows]

[ ● ]

By:
Name:
Title:

LOSS PAYABLE CLAUSE

Loss, if any, payable to Royal Bank of Canada, as Collateral Agent and first mortgagee (the “First Mortgagee”), respecting any of the vessels AQUAMARINE DRILLER, TOPAZ DRILLER, EMERALD DRILLER, SAPPHIRE DRILLER, PLATINUM EXPLORER, TITANIUM EXPLORER and TUNGSTEN EXPLORER (each a “Vessel” and collectively, the “Vessels”), under each respective First Mortgage (as defined below) for distribution by the First Mortgagee first to itself and then to U.S. Bank National Association as Noteholder Collateral Agent and second mortgagee (the “Second Mortgagee”), then to U.S. Bank National Association as Noteholder Collateral Agent and third mortgagee (the “Third Mortgagee”), and then to the owner of such Vessel (the “Owner”) or others as their interests may appear, or order, all of the foregoing distributions being in accordance with the terms of the Second Lien Intercreditor Agreement dated as of February [ ● ], 2016 (the “Second Lien Intercreditor Agreement”) and the Third Lien Subordination and Intercreditor Agreement dated as of February [ ● ], 2016 (the “Third Lien Intercreditor Agreement”), respectively, except that, unless the underwriters have been otherwise instructed by notice in writing from the First Mortgagee, or after evidence of release of the First Mortgages by the First Mortgagee shall have been presented to underwriters, from the Second Mortgagee, or after evidence of release of the Second Mortgages shall have been presented to underwriters, the Third Mortgagee, and in the case of any loss involving any damage to a Vessel or liability of a Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $15,000,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the First Mortgagee, or after evidence shall have been presented to underwriters of release of the First Mortgages by the First Mortgagee, of the Second Mortgagee, or after evidence shall have been presented to underwriters of release of the Second Mortgages by the Second Mortgagee, of the Third Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, in each case respecting a Vessel, or if the First Mortgagee, or after evidence shall have been presented to underwriters of release of the First Mortgages by the First Mortgagee, the Second Mortgagee, or after evidence shall have been presented to underwriters of release of the Second Mortgages, the Third Mortgagee, shall have given notice to underwriters, in each case, respectively, that an Event of Default has occurred and is continuing under the relevant First Mortgage, Second Mortgage or Third Mortgage, as the case may be, on such Vessel, all insurance payments shall be paid to the First Mortgagee, for distribution by it to itself and then to the Second Mortgagee, and the Third Mortgagee as their interests may appear, and then to the relevant Owner or others as their interests may appear, in accordance with the terms of the Second Lien Intercreditor Agreement and the Third Lien Intercreditor Agreement.

“First Mortgage” shall mean individually each first priority ship mortgage, and collectively “First Mortgages” shall mean all first priority ship mortgages, dated [ ● ], 2016 in favor of the First Mortgagee covering the Vessels.

“Second Mortgage” shall mean individually each second priority ship mortgage, and collectively “Second Mortgages” shall mean all the second priority ship mortgages, dated [ ● ], 2016 in favor of the Second Mortgagee covering the Vessels.

“Third Mortgage” shall mean individually each third priority ship mortgage, and collectively “Third Mortgages” shall mean all the third priority ship mortgages, dated [ ● ], 2016 in favor of the Third Mortgagee covering the Vessels.

EXHIBIT E-1

FORM OF SECOND LIEN ASSIGNMENT

OF EARNINGS AND INTERNAL CHARTER

(this “Assignment”)

[Name of Shipowner]

Dated: February [ ● ], 2016

[Name of Shipowner] with an address at: [ ● ] (the “Assignor”), the owner of the vessel listed on Schedule I attached hereto (the “Vessel”), in consideration of One Dollar ($1.00) lawful money of the United States of America and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over unto U.S. Bank National Association, not in its individual capacity but solely as Second Lien Noteholder Collateral Agent pursuant to the terms of the Second Lien Indenture (in such capacity, the “Collateral Agent”, as assignee (together with its successors and permitted assigns, in such capacity, the “Assignee”)), to its own proper use and benefit and does hereby grant to the Assignee a security interest in all the right, title, interest, claim and demand of the Assignor in and to (i) all freights, hire and other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature, arising out of or as a result of the use or operation (whether by Drilling Contract, Internal Charter, Permitted Third Party Charter or otherwise) by the Assignor or its agents of the Vessel, including, without limitation, all rights arising out of the owner’s lien on cargoes and subfreights thereunder, (ii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages, arising out of the breach of any and all present and future Drilling Contracts, Internal Charters, Permitted Third Party Charters, contracts and operations of every kind whatsoever of the Vessel and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to the Assignor, its successors or assigns, arising out of or in any way connected with the present or future use or operation of the Vessel or arising out of or in any way connected with any and all present and future requisitions, Drilling Contracts, Internal Charters, Permitted Third Party Charters, contracts and other operations of the Vessel, (iii) all moneys and claims due and to become due to the Assignor, and all claims for damages and all insurances and other proceeds, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, (iv) all right, title, interest and claim in any and all Internal Charters respecting the Vessel (whether such Internal Charter exists currently or in the future), and (v) any proceeds of any of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof.

Notwithstanding any other provision contained herein to the contrary, the rights of Assignee under this Assignment are subject and subordinate always to the prior rights of the First Assignee under the First Assignment.

SECOND LIEN ASSIGNMENT OF EARNINGS - [            ]

Capitalized terms used herein and not otherwise defined shall be used herein as defined in, or by reference in, the Second Lien Indenture (as defined below) and/or the Pledge and Security Agreement (as defined below). The following terms shall have the following meanings:

“Company” means Offshore Group Investment Limited, a Cayman Islands exempted company.

“Discharge” has the meaning given to such term in the Pledge and Security Agreement.

“Event of Default” means the occurrence of an “Event of Default” as defined in the Second Lien Indenture.

“First Assignee” means Royal Bank of Canada, as Collateral Agent.

“First Assignment” means a First Lien Assignment of Earnings and Internal Charter dated as of the date hereof between Assignor and First Assignee.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of February [ ● ], 2016, among the Company, the Grantors (as defined therein) and the Collateral Agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Second Lien Indenture” means that certain indenture, dated as of February [ ● ], 2016, among the Company, the guarantors from time to time party thereto (including the Assignor) and U.S. Bank National Association, as trustee and noteholder collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Second Lien Intercreditor Agreement” means that certain second lien intercreditor agreement, dated as of February [ ● ], 2016, by and between (amongst others) the Company, the First Assignee, the Collateral Agent and the Grantors (as defined therein), as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Second Lien Debt Documents” has the meaning given to such term in the Second Lien Intercreditor Agreement.

“Second Lien Obligations” has the meaning given to such term in the Second Lien Intercreditor Agreement.

“Secured Obligations” means the Note Obligations (as defined in the Second Lien Indenture).

“Third Assignee” means U.S. Bank National Association, as Third Lien Noteholder Collateral Agent.

“Third Assignment” means a Third Lien Assignment of Earnings and Internal Charter dated as of the date hereof between Assignor and Third Assignee.

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Section 1. Recital. This Assignment is given as security for all of the Secured Obligations and to secure as well the performance and observance of all agreements and covenants of the Company and the Guarantors (including the Assignor) contained in this Assignment, the Second Lien Indenture, the other Indenture Documents and any other Second Lien Debt Documents.

Section 2. Representations and Warranties. The Assignor hereby represents and warrants to the Assignee, as an inducement to the Assignee to accept this Assignment, that neither the whole nor any part of the right, title and interest hereby assigned is the subject of any present assignment, security interest or pledge other than the First Assignment, the Third Assignment and any assignments for the benefit of the Assignee.

Section 3. Covenants. The Assignor hereby covenants to the Assignee that:

(a) Subject and subordinate always to the prior rights of the First Assignee under the First Assignment and without derogation of the rights of the Assignee under Section 5 hereof, the Assignor will issue instructions to any operator or charterer and other obligors directly, and specifically authorize and direct any operator or charterer or other obligor to, make payment of all of the freights, hire and other moneys hereby assigned directly to an Earnings Account in accordance with the Indenture Documents and any other Second Lien Debt Documents, or as otherwise directed from time to time by the Assignee, in each case, except as otherwise permitted under Section 4.22 of the Second Lien Indenture; provided that, if the terms of a Drilling Contract, Permitted Third Party Charter, or local law covering the Vessel require that such moneys hereby assigned be paid to a non-United States bank account by the counterparty to such Drilling Contract or Permitted Third Party Charter, this covenant shall not be deemed violated if to the extent required by and in accordance with the terms of the Indenture Documents and any other Second Lien Debt Documents, funds standing to the credit of such account are transferred after deposit thereof in the jurisdiction in which the account is located to an account that qualifies as an Earnings Account.

(b) The Assignor shall notify the Assignee promptly in writing of any and all Internal Charters, Permitted Third Party Charters, Drilling Contracts, or other similar contracts entered into by the Assignor, any Internal Charterer or by a charterer under a Permitted Third Party Charter respecting the Vessel. The Assignor shall also provide the Assignee with a true and complete copy of such agreements specified in this paragraph (b) promptly after the Assignee’s request therefor.

(c) The Assignor shall cause (i) any Internal Charterer of the Vessel to execute and deliver to the Assignee an assignment, subject and subordinate always to the prior rights of the First Assignee under the First Assignment, of all freights, hires and earnings (and any proceeds thereof) payable to such Internal Charterer under a Drilling Contract, Permitted Third Party Charter or another Internal Charter respecting the Vessel and (ii) such assignment in favor of the Assignee to be perfected. The Assignor represents and warrants that the execution and delivery of the Earnings Assignment by Internal Charterers in the form of Exhibit E-2 to the Second Lien Indenture (in the case of an existing Internal Charterer), or the execution of an Accession Agreement in the form of Exhibit A thereto (in the case of a future Internal Charterer) after the date hereof, in each case with respect to the Vessel described on Schedule I hereto constitutes a valid assignment by an Internal Charterer in accordance with subclause (i) in the preceding sentence.

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(d) Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, so long as this Assignment is in effect, the Assignor shall not assign, grant a security interest in or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors, endorsees and/or permitted assigns, without the prior written consent of the Assignee, and the Assignor shall not take or omit to take any action, the taking or omission of which might result in any material alteration or impairment of this Assignment or any of the rights created by this Assignment.

(e) The Assignor covenants and agrees with the Assignee that the Assignor will (i) use commercially reasonable efforts to duly perform and observe all of the terms and provisions of any Drilling Contract, Internal Charter, Permitted Third Party Charter or other similar contract with respect to the Vessel on the part of such Assignor to be performed or observed and (ii) clearly record on the books and records of the Assignor notations of this Assignment.

(f) At any time and from time to time, upon the written request of the Assignee, the Assignor shall promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably request in order to obtain the full benefits of this Assignment and the rights and powers herein granted.

(g) Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, whenever requested by the Assignee at the direction of the Collateral Agent or after an Event of Default, the Assignor shall promptly deliver letters to each of its agents and representatives into whose hands or control may come any earnings, moneys and Property hereby assigned, informing each such addressee of this Assignment, and if any Event of Default has occurred and is continuing, instructing such addressee to remit or deliver promptly to the Assignee all earnings, moneys and Property hereby assigned which may come into the addressee’s hands or control and to continue to make such remittances or delivery until such time as the addressee may receive written notice or instructions to the contrary direct from the Assignee. Each such addressee shall acknowledge in writing directly to the Assignee receipt of the Assignor’s letter of notification and instructions.

Section 4. Freedom of Assignee from Obligations. It is hereby expressly agreed that, anything herein contained to the contrary notwithstanding, the Assignee shall have no obligation or liability under any Drilling Contract, Internal Charter, Permitted Third Party Charter or other similar contract with respect to the Vessel by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or to fulfill any obligations of the Assignor under or pursuant to any Drilling Contract, Internal Charter, Permitted Third Party Charter or other similar contract nor to make any payment, nor to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or which it may be entitled to hereunder at any time or times.

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Section 5. Payment Directions; Power of Attorney; Financing Statements.

(a) Prior to the occurrence of an Event of Default, the Assignor shall cause all moneys assigned hereunder to be paid directly by the obligor thereof in accordance with the terms of Section 3(a) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default, the Assignee shall be entitled, subject and subordinate always to the prior rights of the First Assignee under the First Assignment and under the Second Lien Intercreditor Agreement, to direct any operators and charterers and other obligors to pay all moneys assigned hereunder to such bank account in New York City or elsewhere as the Assignee may from time to time designate. Thereafter, upon request of the Assignor in writing, the Assignee shall furnish the Assignor with information from time to time as to the accounts (other than the Earnings Account) into which moneys assigned hereunder are paid, the amounts and sources of such payments and the amounts and application of moneys withdrawn therefrom. Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, the Assignee, its successors and permitted assigns, are hereby constituted lawful attorneys of the Assignor, irrevocably, with full power (in the name of the Assignor or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all moneys, claims, Property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of any Drilling Contract, Internal Charter, Permitted Third Party Charter, other similar contract with respect to the Vessel or otherwise, and any claim made by the Assignee hereunder or under any Drilling Contract, Internal Charter, Permitted Third Party Charter or other similar contract with respect to the Vessel, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval of, the Assignor.

(c) Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, the Assignor hereby irrevocably (i) authorizes the Assignee to file, at any time and from time to time, both before and after the occurrence and during the continuance of an Event of Default, at the Assignor’s expense, such financing and continuation statements or perfection papers of similar purpose or effect relating to this Assignment, without the Assignor’s signature, as the Assignee at its option may deem appropriate and (ii) appoints the Assignee as the Assignor’s attorney-in-fact to execute any such statements in the Assignor’s name and to perform all other acts which the Assignee may deem appropriate to perfect and continue the security interest conferred hereby. Notwithstanding the foregoing authorization, Assignor shall at its own expense file all financing and continuation statements or perfection papers of similar purpose or effect and give such notices relating to this Assignment, and perform all other acts, necessary or appropriate to perfect and continue the security interest conferred hereby.

Section 6. Irrevocable Assignment. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

5

Section 7. Governing Law; Waiver of Jury Trial.

(a) This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America without regard to its conflict of laws rules (other than Section 5-1401 of the New York General Obligations Law). The Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts. The Assignor irrevocably consents to the service of any and all process in any suit, action or proceeding arising out of or relating to this Assignment, any other Indenture Document or any other Second Lien Debt Document to which the Assignor is a party by the mailing of copies of such process to the Assignor at its address specified in Section 8 hereof. The Assignor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of the Assignee to serve legal process in any other manner permitted by law or affect the right of the Assignee to bring any action or proceeding against the Assignor or any of its Property in the courts of any other jurisdiction.

(b) BY ITS SIGNATURE BELOW WRITTEN THE ASSIGNOR HEREBY IRREVOCABLY WAIVES UNDER APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER FOUNDED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, ANY OTHER INDENTURE DOCUMENT, ANY OTHER SECOND LIEN DEBT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made in writing, in English, and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return receipt requested, postage prepaid, facsimile transmission, or other direct written electronic means to the applicable address set forth under such party’s name below, or to such other address as any party hereto may from time to time designate to the others in such manner:

If to the Assignee:

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention: Corporate Trust Services

Telecopier 860-241-6897

6

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: Bart Pisella & Timothy Kober

Telephone: (212) 294-3573

Telecopier: (212) 294-4700

Electronic Mail: bpisella@winston.com; tkober@winston.com

If to the Assignor:

[ ● ]

[ ● ]

[ ● ]

Attention: [ ● ]

Telephone: [ ● ]

Telecopier: [ ● ]

Electronic mail: [ ● ]

with a copy to:

Weil, Gotshal & Manges LLP

[ ● ]

[ ● ]

Attention: [ ● ]

Telephone: [ ● ]

Telecopier: [ ● ]

Electronic Mail: [ ● ]

Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery. Any communication transmitted by facsimile, or other direct written electronic means, or by registered air mail, shall be deemed to have been validly and effectively given or delivered on the day when received.

Section 9. Headings. The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

Section 10. Termination. This Assignment shall create a continuing security interest and shall (a) remain in full force and effect until payment in full and the Discharge of each of the Secured Obligations, at which time this Assignment shall automatically terminate without any further action by any party; (b) be binding upon the Assignor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Assignee hereunder, to the benefit of and be binding upon, the Assignee and its respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when any Assignee assigns or otherwise transfers any interest held by it under the Indenture Documents or any other Second

7

Lien Debt Documents to any other Person pursuant to the terms of the Indenture Documents or any other Second Lien Debt Documents, that other Person shall thereupon become vested with all the benefits held by such Assignee under this Assignment.

Section 11. Incorporation of Protections in Other Indenture Documents and Second Lien Debt Documents. This Assignment shall constitute one of the Indenture Documents and one of the Second Lien Debt Documents. Any rights or protections, including, without limitation, all indemnities and rights to reimbursement that may be granted to the Assignee in its capacity as the Collateral Agent under any of the Indenture Documents or any of the other Second Lien Debt Documents shall be deemed incorporated herein. Any proceeds received by the Assignee upon the exercise of rights hereunder shall be applied by the Assignee in accordance with Section 6.10 of the Second Lien Indenture subject to the applicable provisions of the Second Lien Intercreditor Agreement. Whenever reference is made in this Assignment to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Assignee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Assignee, it is understood that in all cases the Assignee shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the applicable holders in accordance with the Indenture Documents.

Section 12. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF (A) THIS ASSIGNMENT AND (B) THE SECOND LIEN INDENTURE OR ANY OTHER SECOND LIEN DEBT DOCUMENT (AS DEFINED IN THE SECOND LIEN INTERCREDITOR AGREEMENT), THE PROVISIONS OF THE SECOND LIEN INDENTURE OR SUCH OTHER SECOND LIEN DEBT DOCUMENT, AS APPLICABLE, SHALL CONTROL WITH RESPECT THERETO (BUT SHALL NOT CONTROL AS SUCH PROVISION MAY APPLY TO ANY OTHER SUCH AGREEMENT), UNLESS SUCH PROVISIONS ARE INCONSISTENT WITH THE SECOND LIEN INTERCREDITOR AGREEMENT, IN WHICH CASE, SUCH SECOND LIEN INTERCREDITOR AGREEMENT SHALL CONTROL.

Section 13. Counterparts. This Assignment and the acceptance hereof may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

8

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed, by the Assignor by way of deed, on the date first written above.

EXECUTED AS A DEED by:

[ ], as Assignor

By:
Name:
Title:

In the presence of:

Witness:
Name:
Occupation:

The terms and conditions of this Assignment are hereby

ACCEPTED BY:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, as Assignee

By:
Name:
Title:

SECOND LIEN ASSIGNMENT OF EARNINGS - [            ]

SCHEDULE I

Description of Vessel

OWNER	VESSEL	FLAG OF DOCUMENTATION
[ ]	[ ]	[ ]

SECOND LIEN ASSIGNMENT OF EARNINGS - [            ]

EXHIBIT E-2

FORM OF SECOND LIEN ASSIGNMENT

OF EARNINGS BY INTERNAL CHARTERERS

(this “Assignment”)

Dated: February [ ● ], 2016

Each of the entities listed on Schedule I hereto and each entity who in the future becomes an Internal Charterer (as defined in the Second Lien Indenture referenced below) (such existing Schedule I entities and future entities, each individually is called herein an “Assignor” and collectively, the “Assignors”), in consideration of One Dollar ($1.00) lawful money of the United States of America and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over unto U.S. Bank National Association, not in its individual capacity but solely as Second Lien Noteholder Collateral Agent pursuant to the terms of the Second Lien Indenture (in such capacity, the “Collateral Agent”, as assignee (together with its successors and permitted assigns, in such capacity, the “Assignee”)), to its own proper use and benefit and does hereby grant to the Assignee a security interest in all the right, title, interest, claim and demand of each Assignor in and to (i) all freights, hire and other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, each Assignor, of whatsoever nature, arising out of or as a result of the use or operation (whether by Drilling Contract, Internal Charter, Permitted Third Party Charter, or otherwise) by any such Assignor or its agents of any of the Vessels listed on Schedule I hereto (individually a “Vessel” and collectively, the “Vessels”), including, without limitation, all rights arising out of the owner’s lien on cargoes and subfreights thereunder, (ii) all moneys and claims for moneys due and to become due to each Assignor, and all claims for damages, arising out of the breach of any and all present and future Drilling Contracts, Internal Charters, Permitted Third Party Charters, contracts and operations of every kind whatsoever of any Vessel and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to each such Assignor, its successors or assigns, arising out of or in any way connected with the present or future use or operation of any Vessel or arising out of or in any way connected with any and all present and future requisitions, Drilling Contracts, Internal Charters, Permitted Third Party Charters, contracts and other operations of each such Vessel, (iii) all moneys and claims due and to become due to the Assignors, and all claims for damages and all insurances and other proceeds, in respect of the actual or constructive total loss of or requisition of use of or title to any Vessel, and (iv) any proceeds of any of the foregoing and all interest and earnings from the investment of any of the foregoing and the proceeds thereof.

Notwithstanding any other provision contained herein to the contrary, the rights of Assignee under this Assignment are subject and subordinate always to the prior rights of the First Assignee under the First Assignment.

Capitalized terms used herein and not otherwise defined shall be used herein as defined in, or by reference in, the Second Lien Indenture (as defined below) and/or the Pledge and Security Agreement (as defined below). The following terms shall have the following meanings:

SECOND LIEN ASSIGNMENT OF EARNINGS

BY INTERNAL CHARTERERS (  )

“Company” means Offshore Group Investment Limited, a Cayman Islands exempted company.

“Discharge” has the meaning given to such term in the Pledge and Security Agreement.

“Event of Default” means the occurrence of an “Event of Default” as defined in the Second Lien Indenture.

“First Assignee” means Royal Bank of Canada, as Collateral Agent.

“First Assignment” means a First Lien Assignment of Earnings by Internal Charterers dated as of the date hereof between Assignors and First Assignee.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of February [ ● ], 2016, among the Company, the Grantors (as defined therein) and the Collateral Agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Second Lien Indenture” means that certain indenture, dated as of February [ ● ], 2016, among the Company, the guarantors from time to time party thereto (including certain of the Assignors) and U.S. Bank National Association, as trustee and noteholder collateral agent, as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Second Lien Intercreditor Agreement” means that certain second lien intercreditor agreement, dated as of February [ ● ], 2016, by and between (amongst others) the Company, the First Assignee, the Collateral Agent and the Grantors (as defined therein), as the same has been and may hereafter be further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Second Lien Debt Documents” has the meaning given to such term in the Second Lien Intercreditor Agreement.

“Second Lien Obligations” has the meaning given to such term in the Second Lien Intercreditor Agreement.

“Secured Obligations” means the Note Obligations (as defined in the Second Lien Indenture).

“Third Assignee” means U.S. Bank National Association, as Third Lien Noteholder Collateral Agent.

“Third Assignment” means a Third Lien Assignment of Earnings by Internal Charterers dated as of the date hereof between Assignors and Third Assignee.

Section 1. Recital; Joint and Several Obligation. (a) This Assignment is given as security for all of the Secured Obligations and to secure as well the performance and observance of all agreements and covenants of each Assignor contained in this Assignment, the Second Lien Indenture, the other Indenture Documents and any other Second Lien Debt Documents.

SECOND LIEN ASSIGNMENT OF EARNINGS

BY INTERNAL CHARTERERS (  )

2

(b) The obligations of each Assignor hereunder are joint and several and may be enforced separately whether or not enforcement action is or may be taken against any other Assignor.

Section 2. Representations and Warranties. Each Assignor, jointly and severally, hereby represents and warrants to the Assignee, as an inducement to the Assignee to accept this Assignment, that:

(a) neither the whole nor any part of the right, title and interest hereby assigned is the subject of any present assignment, security interest or pledge other than the First Assignment, Third Assignment and any assignments for the benefit of the Assignee; and

(b) all Internal Charterers of the Vessels as of the date hereof are listed on Schedule I hereto.

Section 3. Covenants. Each Assignor, jointly and severally, hereby covenants to the Assignee that:

(a) Subject and subordinate always to the prior rights of the First Assignee under the First Assignment and without derogation of the rights of the Assignee under Section 5 hereof, each Assignor will issue instructions to any operator or charterer and other obligors directly, and specifically authorize and direct any operator or charterer or other obligor to, make payment of all of the freights, hire and other moneys hereby assigned directly to an Earnings Account in accordance with the Indenture Documents and any other Second Lien Debt Documents, or as otherwise directed from time to time by the Assignee, in each case, except as otherwise permitted under Section 4.22 of the Second Lien Indenture; provided that, if the terms of a Drilling Contract, Permitted Third Party Charter or local law covering a Vessel requires that such moneys hereby assigned be paid to a non-United States bank account by the counterparty to such Drilling Contract, or Permitted Third Party Charter this covenant shall not be deemed violated if to the extent required by and in accordance with the terms of the Indenture Documents and any other Second Lien Debt Documents, funds standing to the credit of such account are transferred after deposit thereof in the jurisdiction in which the account is located to an account that qualifies as an Earnings Account.

(b) Each Assignor shall notify the Assignee promptly in writing of any and all Internal Charters, Permitted Third Party Charters, Drilling Contracts or other similar contracts entered into by such Assignor or by a charterer under a Permitted Third Party Charter respecting a Vessel. The Assignors shall also provide the Assignee with a true and complete copy of any such agreements specified in this paragraph (b) promptly after the Assignee’s request therefor.

(c) Each Assignor shall cause the assignments in favor of the Assignee herein to be perfected.

SECOND LIEN ASSIGNMENT OF EARNINGS

BY INTERNAL CHARTERERS (  )

3

(d) Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, so long as this Assignment is in effect, each Assignor agrees that it (i) shall not assign, grant a security interest in or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors, endorsees and/or permitted assigns, without the prior written consent of the Assignee and (ii) shall not take or omit to take any action, the taking or omission of which might result in any material alteration or impairment of this Assignment or any of the rights created by this Assignment.

(e) Each Assignor covenants and agrees with the Assignee that it will (i) use commercially reasonable efforts to duly perform and observe all of the terms and provisions of any Drilling Contract, Internal Charter, Permitted Third Party Charter or other similar contract with respect to a Vessel on the part of such Assignor to be performed or observed and (ii) clearly record on the books and records of the Assignor notations of this Assignment.

(f) At any time and from time to time, upon the written request of the Assignee, each Assignor shall promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably request in order to obtain the full benefits of this Assignment and the rights and powers herein granted.

(g) Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, whenever requested by the Assignee at the direction of the Collateral Agent or after an Event of Default, each Assignor shall promptly deliver letters to each of its agents and representatives into whose hands or control may come any earnings, moneys and Property hereby assigned, informing each such addressee of this Assignment, and if any Event of Default has occurred and is continuing, instructing such addressee to remit or deliver promptly to the Assignee all earnings, moneys and Property hereby assigned which may come into the addressee’s hands or control and to continue to make such remittances or delivery until such time as the addressee may receive written notice or instructions to the contrary direct from the Assignee. Each such addressee shall acknowledge in writing directly to the Assignee receipt of such Assignor’s letter of notification and instructions.

(h) Upon entering into an Internal Charter respecting any Vessel after the date hereof, each such Assignor will cause any Internal Charterer to accede to and join this Assignment by executing an Accession Agreement in the form of Exhibit A hereto, and to take all actions necessary to perfect and maintain the perfection of the security interest of the Assignee in the earnings assigned thereunder.

Section 4. Consent. Each Assignor that is an Internal Charterer and that in such capacity is the account debtor of any amount assigned hereunder or under any other Earnings Assignment, to the Assignee, hereby consents to such assignment and agrees to make, or cause to be made, all payments of such amounts assigned to an Earnings Account.

Section 5. Freedom of Assignee from Obligations. It is hereby expressly agreed that, anything herein contained to the contrary notwithstanding, the Assignee shall have no obligation or liability under any Drilling Contract, Internal Charter, Permitted Third Party Charter or other similar contract with respect to a Vessel by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or to fulfill any obligations of

SECOND LIEN ASSIGNMENT OF EARNINGS

BY INTERNAL CHARTERERS (  )

4

any Assignor under or pursuant to any Drilling Contract, Internal Charter, Permitted Third Party Charter or other such similar contract nor to make any payment, nor to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or which it may be entitled to hereunder at any time or times.

Section 6. Payment Directions; Power of Attorney; Financing Statements.

(a) Prior to the occurrence of an Event of Default, each Assignor shall cause all moneys assigned hereunder to be paid directly by the obligor thereof in accordance with the terms of Section 3(a) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default, the Assignee shall be entitled, subject and subordinate always to the prior rights of the First Assignee under the First Assignment and under the Second Lien Intercreditor Agreement, to direct any operators and charterers and other obligors to pay all moneys assigned hereunder to such bank account in New York City or elsewhere as the Assignee may from time to time designate. Thereafter, upon request of the Company in writing, the Assignee agrees to furnish the Company with information from time to time as to the accounts (other than the Earnings Account) into which moneys assigned hereunder are paid, the amounts and sources of such payments and the amounts and application of moneys withdrawn therefrom. Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, the Assignee, its successors and permitted assigns, are hereby constituted lawful attorneys of each Assignor, irrevocably, with full power (in the name of such Assignor or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all moneys, claims, Property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of any Drilling Contract, Internal Charter, Permitted Third Party Charter, or other similar contract with respect to a Vessel or otherwise, and any claim made by the Assignee hereunder or under any Drilling Contract, Internal Charter, Permitted Third Party Charter, or other similar contract with respect to a Vessel, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval of, any Assignor.

(c) Subject and subordinate always to the prior rights of the First Assignee under the First Assignment, each Assignor hereby irrevocably (i) authorizes the Assignee to file, at any time and from time to time, both before and after the occurrence and during the continuance of an Event of Default, at such Assignor’s expense, such financing and continuation statements or perfection papers of similar purpose or effect relating to this Assignment, without such Assignor’s signature, as the Assignee at its option may deem appropriate and (ii) appoints the Assignee as such Assignor’s attorney-in-fact to execute any such statements in the Assignor’s name and to perform all other acts which the Assignee may deem appropriate to perfect and continue the security interest conferred hereby. Notwithstanding the foregoing authorization, each Assignor shall at its own expense file all financing and continuation statements or perfection papers of similar purpose or effect and give such notices relating to this Assignment, and perform all other acts, necessary or appropriate to perfect and continue the security interest conferred hereby.

SECOND LIEN ASSIGNMENT OF EARNINGS

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5

Section 7. Irrevocable Assignment. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

Section 8. Governing Law; Waiver of Jury Trial.

(a) This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America without regard to its conflict of laws rules (other than Section 5-1401 of the New York General Obligations Law). Each Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts. Each Assignor irrevocably consents to the service of any and all process in any suit, action or proceeding arising out of or relating to this Assignment, any other Indenture Document or any other Second Lien Debt Document to which such Assignor is a party by the mailing of copies of such process to such Assignor at its address specified in Section 9 hereof. Each Assignor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of the Assignee to serve legal process in any other manner permitted by law or affect the right of the Assignee to bring any action or proceeding against any Assignor or any of its Property in the courts of any other jurisdiction.

(b) BY ITS SIGNATURE BELOW WRITTEN EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES UNDER APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, ANY OTHER INDENTURE DOCUMENT, ANY OTHER SECOND LIEN DEBT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made in writing, in English, and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return receipt requested, postage prepaid, facsimile transmission, or other direct written electronic means to the applicable address set forth under such party’s name below, or to such other address as any party hereto may from time to time designate to the others in such manner:

If to the Assignee:

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention: Corporate Trust Services

Telecopier 860-241-6897

SECOND LIEN ASSIGNMENT OF EARNINGS

BY INTERNAL CHARTERERS (  )

6

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: Bart Pisella & Timothy Kober

Telephone: (212) 294-3573

Telecopier: (212) 294-4700

Electronic Mail: bpisella@winston.com; tkober@winston.com

If to the Assignor:

[ ● ]

[ ● ]

[ ● ]

Attention: [ ● ]

Telephone: [ ● ]

Telecopier: [ ● ]

Electronic mail: [ ● ]

with a copy to:

Weil, Gotshal & Manges LLP

[ ● ]

[ ● ]

Attention: [ ● ]

Telephone: [ ● ]

Telecopier: [ ● ]

Electronic Mail: [ ● ]

Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery. Any communication transmitted by facsimile, or other direct written electronic means, or by registered air mail, shall be deemed to have been validly and effectively given or delivered on the day when received.

SECOND LIEN ASSIGNMENT OF EARNINGS

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7

Section 10. Headings. The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

Section 11. Termination. This Assignment shall create a continuing security interest and shall (a) remain in full force and effect until payment in full and the Discharge of each of the Secured Obligations, at which time this Assignment shall automatically terminate without any further action by any party; (b) be binding upon each Assignor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Assignee hereunder, to the benefit of and be binding upon, the Assignee and its respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when the Assignee assigns or otherwise transfers any interest held by it under the Indenture Documents or any other Second Lien Debt Documents to any other Person pursuant to the terms of the Indenture Documents or any other Second Lien Debt Documents, that other Person shall thereupon become vested with all the benefits held by such Assignee under this Assignment.

Section 12. Incorporation of Protections in Other Indenture Documents and Second Lien Debt Documents. This Assignment shall constitute one of the Indenture Documents and one of the Second Lien Debt Documents. Any rights or protections, including, without limitation, all indemnities and rights to reimbursement that may be granted to the Assignee in its capacity as the Collateral Agent under any of the Indenture Documents or any of the other Second Lien Debt Documents shall be deemed incorporated herein. Any proceeds received by the Assignee upon the exercise of rights hereunder shall be applied by the Assignee in accordance with Section 6.10 of the Second Lien Indenture subject to the applicable provisions of the Second Lien Intercreditor Agreement. Whenever reference is made in this Assignment to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Assignee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Assignee, it is understood that in all cases the Assignee shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the applicable holders in accordance with the Indenture Documents.

Section 13. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF (A) THIS ASSIGNMENT AND (B) THE SECOND LIEN INDENTURE OR ANY OTHER SECOND LIEN DEBT DOCUMENT (AS DEFINED IN THE SECOND LIEN INTERCREDITOR AGREEMENT), THE PROVISIONS OF THE SECOND LIEN INDENTURE OR SUCH OTHER SECOND LIEN DEBT DOCUMENT, AS APPLICABLE, SHALL CONTROL WITH RESPECT THERETO (BUT SHALL NOT CONTROL AS SUCH PROVISION MAY APPLY TO ANY OTHER SUCH AGREEMENT), UNLESS SUCH PROVISIONS ARE INCONSISTENT WITH THE SECOND LIEN INTERCREDITOR AGREEMENT, IN WHICH CASE, SUCH SECOND LIEN INTERCREDITOR AGREEMENT SHALL CONTROL.

SECOND LIEN ASSIGNMENT OF EARNINGS

BY INTERNAL CHARTERERS (  )

8

Section 14. Counterparts. This Assignment and the acceptance hereof may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument.

[Remainder of page left intentionally blank]

SECOND LIEN ASSIGNMENT OF EARNINGS

BY INTERNAL CHARTERERS (  )

9

IN WITNESS WHEREOF, each Assignor has caused this Assignment to be duly executed, by it by way of deed, on the date first written above.

EXECUTED AS A DEED by:

[ ● ]

By:

Name:
Title:

In the presence of:

Witness:

Name:

Occupation:

[ADD OTHER ASSIGNOR SIGNATURE BLOCKS]

The terms and conditions of this Assignment are hereby

ACCEPTED BY:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, as Assignee

By:

Name:
Title:

SCHEDULE I

Internal Charterers

Vantage Driller I Co.

Vantage Drilling Netherlands B.V.

Vantage Drilling Labuan I Ltd.

Vantage Drilling (Malaysia) I SDN.

Vantage Deepwater Drilling Inc.

Vessels:

Aquamarine Driller

Emerald Driller

Sapphire Driller

Topaz Driller

Platinum Explorer

Titanium Explorer

Tungsten Explorer

SCHEDULE I TO SECOND LIEN ASSIGNMENT

OF EARNINGS BY INTERNAL CHARTERERS (  )

EXHIBIT A

ACCESSION AGREEMENT FOR SECOND LIEN

ASSIGNMENT OF EARNINGS BY INTERNAL CHARTERERS

ACCESSION AGREEMENT FOR SECOND LIEN ASSIGNMENT OF EARNINGS BY INTERNAL CHARTERERS, dated effective as of [ ● ] (this “Accession Agreement”), by [relevant assignor] (the “New Assignor”) and U.S. Bank National Association, as Second Lien Noteholder Collateral Agent (together with its successors and permitted assigns, in such capacity, the “Assignee”).

WHEREAS:

A. The Assignors listed on Schedule A to this Accession Agreement and the Assignee are parties to the Second Lien Assignment of Earnings by Internal Charterers dated February [ ● ], 2016 ( the “Original Assignment”).

B. The New Assignor wishes to accede to and subject itself to the Original Assignment, be bound by the terms of the Original Assignment and to include (i) the [Panamanian / Bahamian] flag vessel, “[vessel name]”, in the list of “Vessels” described on Schedule I to the Original Assignment and (ii) [relevant assignor], as an additional assignor on Schedule I to the Original Assignment.

C. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Original Assignment.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the New Assignor and the Assignee hereby agree as follows:

1. The New Assignor hereby becomes an Assignor of any and all obligations under the Original Assignment, as may be subsequently amended, modified or supplemented from time to time.

2. The New Assignor hereby acknowledges, agrees and confirms that, by its execution of this Accession Agreement, the New Assignor (i) will be deemed to be a party to the Original Assignment as an Assignor, (ii) agrees to be listed as an Internal Charterer on Schedule 1 to the Original Assignment, (iii) agrees to have the “[vessel name]” listed as a Vessel on Schedule 1 to the Original Assignment, (iv) grants, as an Assignor and with respect to the [vessel name], the security interest created by the Original Assignment and, from and after the date hereof, and (v) shall have all of the obligations, rights, remedies and benefits of an Assignor under the Original Assignment as if it had executed the Original Assignment. The New Assignor hereby ratifies, as of the date hereof, confirms and agrees to be bound by, all of the terms, provisions and conditions applicable to an Assignee contained in the Original Assignment.

3. The New Assignor hereby agrees to comply with the terms and conditions of the Original Assignment.

EXHIBIT A TO SECOND LIEN ASSIGNMENT OF

EARNINGS BY INTERNAL CHARTERERS (  )

4. This Accession Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5. This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank.]

EXHIBIT A TO SECOND LIEN ASSIGNMENT OF

EARNINGS BY INTERNAL CHARTERERS (  )

IN WITNESS WHEREOF, the New Assignor has caused this Accession Agreement to be duly executed, by it by way of deed, on the date first written above.

EXECUTED AS A DEED by:

[RELEVANT ASSIGNOR]

By:

Name:
Title:

In the presence of:

Witness:

Name:

Occupation:

The terms and conditions of this Accession Agreement are hereby

ACCEPTED BY:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent, as Assignee

By:

Name:
Title:

EXHIBIT A TO SECOND LIEN ASSIGNMENT OF

EARNINGS BY INTERNAL CHARTERERS (  )

Schedule A - Assignors

Vantage Driller I Co.

Vantage Drilling Netherlands B.V.

Vantage Drilling Labuan I Ltd.

Vantage Drilling (Malaysia) I SDN.

Vantage Deepwater Drilling Inc.

EXHIBIT A TO SECOND LIEN ASSIGNMENT OF

EARNINGS BY INTERNAL CHARTERERS

EXHIBIT F

FORM OF CERTIFICATE OF TRANSFER

Offshore Group Investment Limited

777 Post Oak Boulevard

Suite 800

Houston, Texas 77056

Attention: Chief Financial Officer

U.S. Bank National Association, as Trustee and Registrar

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention: Corporate Trust Services

Re: 10% Senior Secured Second Lien Notes due 2020

Reference is hereby made to the Indenture, dated as of [            ], 2016 (the “Indenture”), among Offshore Group Investment Limited, as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s], in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                     (the “Transferee”). In connection with the Transfer, the Transferor hereby certifies that:

[CHECK APPLICABLE BOX]

1. ☐ Check if Transfer is being made pursuant to Rule 144A under the Securities Act. The Transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Restricted Security Legend printed on the Restricted Certificated Note and/or Restricted Global Notes and in the Indenture and the Securities Act.

2. ☐ Check if Transfer is being made pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 (“Rule 903”) or Rule 904 (Rule “904”) of Regulation S (“Regulation S”) under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Restricted Security Legend printed on the Restricted Certificated Note and/or Restricted Global Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transfer is being made pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to the Restricted Security and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act;

or

(b)	☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)	☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to the Restricted Security and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit H to the Indenture and (2) an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Certificated Note and/or Restricted Global Note and in the Indenture and the Securities Act. For purposes of this provision, the term “Institutional Accredited Investor” shall mean an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ________________

EXHIBIT G

FORM OF CERTIFICATE OF EXCHANGE

Offshore Group Investment Limited

777 Post Oak Boulevard

Suite 800

Houston, Texas 77056

Attention: Chief Financial Officer

U.S. Bank National Association, as Trustee and Registrar

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention: Corporate Trust Services

Re: 10% Senior Secured Second Lien Notes due 2020

Reference is hereby made to the Indenture, dated as of [            ], 2016 (the “Indenture”), among Offshore Group Investment Limited, as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED CERTIFICATED NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

(b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in a Restricted Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Restricted Security Legend printed on the Restricted Global Note and in the Indenture and the Securities Act.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ________________

EXHIBIT H

FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Offshore Group Investment Limited

777 Post Oak Boulevard

Suite 800

Houston, Texas 77056

Attention: Chief Financial Officer

U.S. Bank National Association, as Trustee and Registrar

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Attention: Corporate Trust Services

Re: 10% Senior Secured Second Lien Notes due 2020

Reference is hereby made to the Indenture, dated as of [            ], 2016 (the “Indenture”), among Offshore Group Investment Limited, as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a)	☐ a beneficial interest in a Global Note, or
(b)	☐ a Certificated Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and distribution of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an opinion of counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Certificated Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interests therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

_

Dated: ________________